Exhibit 10.1

EXECUTION VERSION

Published CUSIP Number: 34988HAD9
Revolving Credit CUSIP Number: 34988HAE7

Term Loan CUSIP Number: 34988HAF4

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as an Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Non-US Revolving Credit Note
Exhibit A-3	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Subsidiary Guaranty Agreement
Exhibit I	-	Form of Collateral Agreement
Exhibit J	-	Form of Joinder Agreement
Exhibit K-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit K-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit K-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit K-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit L	-	Form of Notice of Non-US Borrower
Exhibit M	-	Form of Borrowing Base Certificate
Exhibit N	-	Form of Credit Card Notification
Exhibit O		Form of 13-Week Operating Budget and Cash Flow Forecast

SCHEDULES
Schedule 1.1A	-	Existing Letters of Credit
Schedule 1.1B	-	Equity Investors
Schedule 1.1C	-	Revolving Credit Commitments
Schedule 1.1D	-	Term Loan Commitments
Schedule 1.1E	-	Other Non-US Borrowers
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2A	-	Subsidiaries and Capitalization
Schedule 7.2B	-	First-Tier Foreign Subsidiaries
Schedule 7.9	-	ERISA Plans
Schedule 7.12	-	Material Contracts
Schedule 7.13	-	Labor and Collective Bargaining Agreements
Schedule 7.14	-	Credit Card Arrangements
Schedule 7.18	-	Real Property
Schedule 7.27	-	Locations of Inventory
Schedule 7.29	-	Taxes, Levies, Imposts, Etc.
Schedule 8.5	-	Collateral Reports and Reconciliation Reports
Schedule 9.19	-	Post-Closing Matters
Schedule 11.1	-	Indebtedness and Guaranty Obligations
Schedule 11.2	-	Existing Liens
Schedule 11.3	-	Existing Loans, Advances and Investments
Schedule 11.7	-	Transactions with Affiliates

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 29, 2018, by and among FOSSIL GROUP, INC., a Delaware corporation (the “US Borrower”), FOSSIL GROUP EUROPE GMBH, a limited liability company organized under the law of Switzerland (“Fossil Group Europe”) and certain other Foreign Subsidiaries of US Borrower listed on Schedule 1.1E joined from time to time as a Borrower pursuant to Section 5.15(a) (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders party hereto, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The US Borrower, the lenders party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), which amended and restated that certain Credit Agreement dated as of May 17, 2013 (as amended, restated, supplemented or otherwise modified prior to March 9, 2015).

The US Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement in its entirety and extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

The parties hereto intend that this Agreement and the Loan Documents executed in connection herewith not effect a novation of the obligations of the US Borrower under the Existing Credit Agreement but merely a restatement, and where applicable, an amendment to the terms governing said obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                  Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by the Administrative Agent (a) from an appraisal company satisfactory to the Administrative Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to the Administrative Agent, and (c) the results of which are satisfactory to the Administrative Agent, in each case, in the Administrative Agent’s Permitted Discretion.

“Account” means an account (as that term is defined in the UCC).

“Account Control Agreement” means with respect to any Deposit Account or Securities Account of a Credit Party (a) a “springing” control agreement, executed and delivered by such Credit Party, Administrative Agent, and the applicable Securities Intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or (b) for such accounts not located in the United States, an analogous document used for equivalent purposes under comparable law of such jurisdiction, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the US Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.  The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.

“Aggregate Borrowing Base” means the sum of the respective Borrowing Bases for each of the Borrowers.

“Aggregate Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all Revolving Credit Lenders.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Agreement Currency” has the meaning assigned thereto in Section 14.26.

“Alternative Currency” means each of the following currencies: Australian Dollar, Canadian Dollar, Euro, Hong Kong Dollar, and Sterling; and each such Alternative Currency specified herein to remain in effect as such until notice is given by any Lender or Administrative Agent that such currency is no longer available as an Alternative Currency or is no longer an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means, as applicable,  an amount equal to (a) sixty percent (60%) of the Aggregate Revolving Credit Commitments for all Alternative Currencies and (b) the following as to each Alternative Currency: (i) with respect to Euros, the Alternative Currency Equivalent of $195,000,000, (ii) with respect to Sterling, the Alternative Currency Equivalent of $30,000,000, (iii)

with respect to Hong Kong Dollars, the Alternative Currency Equivalent of $51,000,000, (iv) with respect to Canadian Dollars, the Alternative Currency Equivalent of $20,000,000 or (v) with respect to Australian Dollars, the Alternative Currency Equivalent of $20,000,000, as the case may be. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“AML Legislation” has the meaning assigned thereto in Section 14.24.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction in which any Credit Party or its Subsidiaries is located or doing business from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act of 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules in any jurisdictions where any Credit Party, its Subsidiaries or Affiliates is located or doing business related to terrorism financing or money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, regulations, permits, licenses and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, as of any date of determination, (a) with respect to Base Rate Loans, LIBOR Rate Loans or Daily LIBOR Rate Loans, as applicable, which are Revolving Credit Loans, the applicable percentage per annum set forth in the following table that corresponds to the Average Excess Availability of the Borrowers for the most recently completed calendar quarter as determined by the Administrative Agent in its Permitted Discretion; provided that the Applicable Margin at each level shall automatically increase by one percent (1.00%) per annum on each anniversary of the Closing Date and provided further that for the period from the Closing Date through and including March 31, 2018, the Applicable Margin with respect to Revolving Credit Loans shall be set at the margin in the row styled “Level II”:

Level	Average Excess Availability	Applicable Margin for Base Rate Loans which are Revolving Credit Loans	Applicable Margin for LIBOR Rate Loans and Daily LIBOR Rate Loans which are Revolving Credit Loans
I	> 75% of the Line Cap	1.50%	4.00%
II	< 75% and > 25% of the Line Cap	2.50%	4.50%
III	< 25% of the Line Cap	3.00%	5.00%

and (b) with respect to Base Rate Loans or LIBOR Rate Loans which are Term Loans the applicable percentage per annum set forth in the following table that corresponds to the following periods:

Period	Applicable Margin for Base Rate Loans which are Term Loans	Applicable Margin for LIBOR Rate Loans which are Term Loans
Closing Date to but not including the first anniversary of the Closing Date	5.50%	7.00%
First anniversary of the Closing Date to but not including the second anniversary of the Closing Date	6.50%	8.00%
Second anniversary of the Closing Date and thereafter	7.50%	9.00%

The Applicable Margin for Revolving Credit Loans shall be re-determined as of the first day of each calendar quarter by Administrative Agent.

“Applicable Non-US Borrower Documents” means with respect to each Non-US Borrower, this Agreement and the other Loan Documents to which such Non-US Borrower is a party.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or an Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, in its capacity as “left-side” lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners, and their successors.

“Asset Disposition” means the disposition (including any series of related dispositions) of any assets (including, without limitation, any Capital Stock owned) of any Credit Party or any Subsidiary thereof, whether by sale, lease, transfer or otherwise, having a fair market value (including an aggregate fair market value) of $1,000,000 or more.  The term “Asset Disposition” shall not include any Equity Issuance.  For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness by the US Borrower, (b) the sale of any Permitted Warrant Transaction by the US Borrower nor (c) the performance by the US Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Australia” means the Commonwealth of Australia.

“Australian Dollar” or “AUD” means the lawful currency of the Commonwealth of Australia.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) and includes any regulations thereunder.

“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each day in such period (as calculated by the Administrative Agent as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the US Borrower under Section 5.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). All Base Rate Loans are only available to the US Borrower and Fossil Group Europe and Loans denominated in Dollars.

“BBSY Bid” means, for any interest rate calculation with respect to a LIBOR Rate Loan denominated in Australian Dollars:

(a)           the applicable Screen Rate of the Specified Time for Australian Dollars and for a period equal in length to the Interest Period of that Loan; or

(b)           as otherwise determined pursuant to clause (i) of  Section 5.1(h),

and if, in either case, that rate is less than zero, BBSY Bid shall be deemed to be zero.

“BMG Agreement” means that certain Cash Pooling Agreement dated June 27, 2007 by and among US Borrower, as guarantor, Bank Mendes Gans N.V., and each of the Foreign Subsidiaries of US Borrower party thereto, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Borrowers” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrower Materials” has the meaning assigned thereto in Section 8.7.

“Borrowing Base” means, as of any date of determination, the result (without duplication) of:

(a)           with respect to the US Borrower,

(i)            85.0% of the amount of Eligible US Accounts plus 90.0% of the amount of Eligible US Credit Card Receivables, less the amount, if any, of the Dilution Reserve, plus

(ii)           the lesser of

(A)          the product of 65.0% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible US Finished Goods Inventory at such time, and

(B)          the product of 85.0% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible US Finished Goods Inventory (such determination may be made as to different categories of Eligible US Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(iii)          until the earlier to occur of (x) March 31, 2018 and (y) the date on which all members of a Qualified Pledged Foreign Subsidiary Group become Non-US Borrowers (each such earlier date, a “Non-US Borrower Qualification Date”), and to the extent not included in clause (b) below,

(A)            35.0% of the Eligible Foreign Accounts (Non-Pledged) of each Qualified Pledged Foreign Subsidiary Group, plus

(B)            the least of

(x)           the product of 35.0% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Foreign Finished Goods Inventory (Non-Pledged) of each Qualified Pledged Foreign Subsidiary Group at such time,

(y)           the product of 35.0% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Foreign Finished Goods Inventory (Non-Pledged) of each Qualified Pledged Foreign Subsidiary Group (such determination may be made as to different categories of Eligible Foreign Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, and

(z)           $100,000,000, minus

(C)            all Indebtedness of the type described in clause (a) of the definition of “Indebtedness” of each Qualified Pledged Foreign Subsidiary Group (excluding such Indebtedness in any Cash Pools); minus

(iv)          the aggregate amount of Reserves, if any, established by the Administrative Agent from time to time under Section 2.1(b) of this Agreement in its Permitted Discretion; and

(b)           with respect to each Non-US Borrower,

(i)            85.0% of the amount of Eligible Foreign Accounts of such Non-US Borrower, less the amount, if any, of the Dilution Reserve, plus

(ii)           the least of

(A)          the product of 65.0% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Foreign Finished Goods Inventory of such Non-US Borrower at such time,

(B)          the product of 85.0% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Foreign Finished Goods Inventory of such Non-US Borrower (such determination may be made as to different categories of Eligible Foreign Finished Goods Inventory of such Non-US Borrower based upon the Net Recovery Percentage applicable to such categories) at such time, and

(C)          $185,000,000, minus

(iii)          the aggregate amount of Reserves, if any, established by the Administrative Agent from time to time under Section 2.1(b) of this Agreement in its Permitted Discretion; and

provided, however, that at no time shall the sum of the respective Borrowing Bases for each of the Non-US Borrowers described in clause (b) and the portion of the Borrowing Base for the US Borrower described in clause (a)(iii) above exceed $195,000,000 in the aggregate (with any excess amount being deemed excluded from clause (b) in order to conform with the foregoing (and not from clause (a)(iii)) unless and to the extent the US Borrower otherwise notifies the Administrative Agent in writing or clause (a(iii) is no longer applicable).

Notwithstanding the foregoing, not more than sixty percent (60%) of the Borrowing Base shall be attributable to Eligible Foreign Accounts and Eligible Foreign Finished Goods Inventory. Furthermore, after giving effect to the applicable advance rate applied to Eligible Foreign Accounts, (I) not more than $30,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Accounts of Fossil Germany; (II) not more than $20,000,000 of the Borrowing Base made available through the intercompany loan from Fossil Europe to Fossil France pursuant to the FEFF Intercompany Loan Agreement shall be attributable to Eligible Foreign Accounts of Fossil France; (III) not more than $20,000,000 of the Borrowing Base shall be attributable to  Eligible Foreign Accounts of Fossil UK; (IV) not more than $40,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Accounts of Fossil Group Europe; (V) not more than $6,000,000 of the Borrowing Base shall be attributable to

Eligible Foreign Accounts of Fossil Hong Kong; (VI) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Accounts of Fossil Asia Pacific; (VII) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Accounts of Fossil Canada; and (VIII) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Accounts of Fossil Australia. Additionally, after giving effect to the applicable advance rate applied to Eligible Foreign Finished Goods Inventory,  (I) not more than $20,000,000 of the Borrowing Base shall be attributable to  Eligible Foreign Finished Goods Inventory of Fossil Germany; (II) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil UK; (III) not more than $120,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil Group Europe; (IV) not more than $5,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil Hong Kong; (V) not more than $30,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil Asia Pacific; (VI) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil Canada; and (VII) not more than $10,000,000 of the Borrowing Base shall be attributable to Eligible Foreign Finished Goods Inventory of Fossil Australia. For the sake of clarity, the references to “the Borrowing Base” in this paragraph refer to the portion of the Borrowing Base attributable to the applicable Non-US Borrower or the applicable Qualified Pledged Foreign Subsidiary Group.

For purposes of determining the Borrowing Base applicable to Fossil Europe, (i) Eligible Foreign Accounts shall be limited to the Eligible Foreign Accounts of Fossil France, (ii) the Eligible Foreign Accounts of Fossil France shall be taken into account so long as the FEFF Intercompany Loan Agreement and the FEFF Security Documents remain duly and validly in place and (iii) all references to Accounts and Eligible Accounts created or owned by Fossil Europe shall instead be deemed to be references to Accounts and Eligible Accounts created or owned by Fossil France. Such determination shall be made in accordance with the terms and conditions of this Agreement, in particular Section 2.1.

“Borrowing Base Certificate” means a certificate in the form of Exhibit M to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)         if such day relates to any interest rate settings as to a LIBOR Rate Loan or a Daily LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan or any such Daily LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan or any such Daily LIBOR Rate Loan, means any such day that is also a London Banking Day;

(b)         if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day;

(c)         if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)         if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Borrower” means, at any time after it has joined this Agreement as a Non-US Borrower, Fossil Canada.

“Canadian Dollar” or “CAD” means the lawful currency of Canada.

“Canadian Pension Plan” means any “registered pension plan” as defined under Section 248(l) of the ITA or which is registered under Canadian federal or provincial pension legislation and which is sponsored, maintained, funded, contributed to or required to be contributed to, or administered for the Canadian employees or former Canadian employees of any Credit Party or any Subsidiary thereof.

“Capital Asset” means, with respect to the US Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the US Borrower and its Subsidiaries.

“Capital Expenditures” means, for any period, with respect to the US Borrower and its Subsidiaries for such period, determined on a Consolidated basis, the amount of all expenditures by the US Borrower and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period in connection with the replacement, substitution, or restoration of assets or properties pursuant to Section 11.5(b) of this Agreement and (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time.

“Capital Lease” means any lease of any property by the US Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the US Borrower and its Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock or share capital, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided that Permitted Convertible Indebtedness or other debt securities that are or by their terms may be convertible or exchangeable into or for Capital Stock shall not constitute Capital Stock prior to conversion or exchange thereof.

“Cash Collateralize” means, to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree, in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than 270 days from the date of creation thereof and currently having one of the three highest ratings obtainable from either Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (or any successor thereto), or Moody’s Investors Service, Inc. (or any successor thereto), (c) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States or any State thereof, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above, (f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above, and (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Agreement” means any agreement to provide cash management services, including p-cards (including purchasing cards and commercial cards), treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party or any of its Subsidiaries, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party or any of its Subsidiaries, in each case in its capacity as a party to such Cash Management Agreement.

“Cash Management Reserves” means, as of any date of determination, those reserves that the Administrative Agent deems necessary or appropriate to establish in its Permitted Discretion (based upon the Cash Management Banks’ determination of the liabilities and obligations of each Credit Party and its Subsidiaries in respect of Specified Cash Management Obligations) in respect of Specified Cash Management Arrangements then provided or outstanding.

“Cash Pool” means the cash pooling banking structures used by the US Borrower’s Foreign Subsidiaries, including debt and credit accounts at Bank Mendes Gans N.V. in the Netherlands, or any such similar structure that may be utilized by such Foreign Subsidiaries from time to time.

“Change in Control” means an event or series of events by which:

(a)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the equity securities of the US Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the US Borrower;

(b)         there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Capital Stock in excess of Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the US Borrower to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein; or

(c)         the US Borrower shall fail to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of each of the Non-US Borrowers and the Subsidiary Guarantors (other than any Subsidiary Guarantor (i) that is liquidated, wound-up or dissolved in a transaction permitted under Section 11.4; (ii) that merges, consolidates or combines with another Person in a transaction in which such Subsidiary Guarantor is not the continuing or surviving entity and which is permitted by Section 11.4 or (iii) that ceases to be a Subsidiary as a result of an Asset Disposition that is permitted by Section 11.5).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued by any Governmental Authority (including any regulatory authority) in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.

“Closing Date” means January 29, 2018, the date of this Agreement and the date on which the amendment and restatement of the Existing Credit Agreement is effective.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents and specifically excludes all Excluded Property.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Credit  Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Agreement” means the collateral agreement dated as of the Closing Date executed by the US Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, substantially in the form of Exhibit I.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are, capital Taxes, franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period, plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise tax expense during such period, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv)  the amount of premium payments paid by the US Borrower or its Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness, (v) expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and (vi) subject to approval by the Administrative Agent, one-time restructuring charges and reserves in an aggregate amount not to exceed $90,000,000 during the period commencing on the Closing Date and ending on December 31, 2020, minus (c) interest income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date, minus Unfinanced Capital Expenditures made (to the extent not already incurred for a prior period) or incurred during the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date, plus available cash on hand in excess of $125,000,000 on such date to (b) Consolidated Fixed Charges for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.

“Consolidated Fixed Charges” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (including any required payments or prepayments from Excess Cash Flow during such period), and (c) all dividends and required Restricted Payments(excluding repurchases of restricted stock) paid (whether in cash or other property, other than common Capital Stock) during such period.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to interest Hedge Agreements) for such period.  For purposes hereof, “interest” shall include interest imputed on the Attributable Indebtedness in respect of any Capital Lease or Synthetic Lease.

“Consolidated Net Income” means, for any period, the net income (or loss) of the US Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of the US Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the US Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the US Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the US Borrower or any of its Subsidiaries or is merged into or consolidated with the US Borrower or any of its Subsidiaries or that Person’s assets are acquired by the US Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the US Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Consolidated Total Indebtedness” means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of (a) all Indebtedness (other than (i) Attributable Indebtedness with respect to Capital Leases and Synthetic Leases in an amount not to exceed $40,000,000 and (ii) Net Hedging Obligations in an amount not to exceed $25,000,000) of the US Borrower and its Subsidiaries minus (b) all undrawn letters of credit (including any undrawn Letters of Credit).  For the avoidance of doubt, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof in accordance with Section 1.3 for purposes of determining Consolidated Total Indebtedness.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Credit Card Notifications” has the meaning provided in Section 6.1(c)(vii).

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

“Criminal Code Section” has the meaning assigned thereto in Section 14.25.

“Daily LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.8(c), for any interest rate calculation with respect to a Daily LIBOR Rate Loan, with respect to any day, the rate of interest per annum determined by the Administrative Agent on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one (1) month (commencing on the date of determination of such interest rate) which appears on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) on such date of determination or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest whole 1/100 of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date for a period equal to one (1) month.

Each calculation by the Administrative Agent of Daily LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall Daily LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than zero percent (0%) and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Replacement Rate with respect to Daily LIBOR is implemented then all references herein to Daily LIBOR shall be deemed to be references to such Replacement Rate.

“Daily LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

Daily LIBOR Rate =	Daily LIBOR
1.00 minus the Eurodollar Reserve Percentage

“Daily LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the Daily LIBOR Rate as provided in Section 5.1(a). All Daily LIBOR Rate Loans are only available to the US Borrower and Fossil Group Europe and only for Loans denominated in Dollars.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 12.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 14.21(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loans, or participations in L/C Obligations required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the US Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the

Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the US Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the US Borrower, to confirm in writing to the Administrative Agent and the US Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the US Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 14.21(b)) upon delivery of written notice of such determination to the US Borrower, each Issuing Lender and each Lender.

“Deposit Account” means any deposit account (as that term is defined in the UCC).

“Designated Lender” has the meaning assigned thereto in Section 5.16.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar amount of (a) discounts, credits, or other dilutive items with respect to Borrowers’ Accounts during such period (other than bad debt write downs, advertising allowances and chargebacks), by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible US Accounts or Eligible Foreign Accounts, as applicable, by the extent to which Dilution in respect of Eligible US Accounts or Eligible Foreign Accounts, as applicable, is in excess of 5%.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a)  matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Term Loan Maturity Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of the US Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the US Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Eligible Accounts” means those Accounts created by a Borrower or a Domestic Subsidiary of the US Borrower that is a Credit Party (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group), in the ordinary course of its business, that arise out of such Person’s sale of goods or rendition of services or licensing income receivables, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which the Administrative Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) the Administrative Agent from time to time after the Closing Date.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, sales and value added taxes, finance charges, service charges, discounts, credits, allowances, and rebates.  Eligible Accounts shall not include the following:

(a)           Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 60 days of due date,

(b)           Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)           Accounts with selling terms of more than 90 days,

(d)           Accounts with respect to which the Account Debtor is an Affiliate of such Person or an employee or agent of such Person or any Affiliate of such Person,

(e)           Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional (other than (A) return rights for defective goods or repairs available in the ordinary course of business and (B) goods of Fossil UK located at House of Fraser provided that the Administrative Agent, House of Fraser and Fossil UK have entered into a Collateral Access Agreement and such goods are segregated or otherwise separately identifiable from goods of others in a House of Fraser retail store), or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,

(f)            Accounts that are not payable (i) with respect to Accounts of the US Borrower or such Domestic Subsidiary, in Dollars or (ii) with respect to Accounts of a Non-US Borrower (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group), in an Alternative Currency or in Dollars,

(g)           Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and, if requested by the Administrative Agent, is directly drawable by the Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent,

(h)           Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the US Borrower or such Domestic Subsidiary has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States or any other Governmental Authority; provided that the Administrative Agent may make up to $2,500,000 of such Accounts eligible in its Permitted Discretion,

(i)            Accounts with respect to which the Account Debtor is a creditor of such Person and has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, solely to the extent of such claim, right of recoupment or setoff, or dispute,

(j)            Accounts with respect to an Account Debtor whose Eligible Accounts owing to (i) the US Borrower or such Domestic Subsidiary or (ii) a Non-US Borrower (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group) exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts of (i) the US Borrower or such Domestic Subsidiary or (ii) such

Non-US Borrower (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(k)           Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which (i) US Borrower or such Domestic Subsidiary or (ii) a Non-US Borrower (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group) has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(l)            Accounts, the collection of which, the Administrative Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s inability to pay,

(m)          Accounts that are not subject to a valid and perfected first priority Administrative Agent’s Lien,

(n)           Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(o)           Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(p)           Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Person of the subject contract for goods or services, or (ii) that represent credit card sales, or

(q)           Accounts owned by a Person that is joined to this Agreement as a Borrower or becomes a Credit Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to the Administrative Agent in its Permitted Discretion.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 14.9(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lender in such market and as to which a Dollar Equivalent may be readily calculated.  If, after the designation by the Lender of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Lender (in the case of any Loans to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lender or (d) no longer a currency in which the Lender is willing to make such Extensions of Credit (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Lender shall promptly notify the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the

Disqualifying Event(s) no longer exist.  Within, five (5) Business Days after receipt of such notice from the Lender, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Eligible Finished Goods Inventory” means Inventory that qualifies as Eligible Inventory and consists of finished and merchantable goods held for sale in the ordinary course of Borrowers’ business.

“Eligible Foreign Accounts” means Eligible Accounts of a Non-US Borrower.

“Eligible Foreign Accounts (Non-Pledged)” means Accounts of a member of a Qualified Pledged Foreign Subsidiary Group that are excluded from Eligible Accounts solely pursuant to clause (m) of the definition of “Eligible Accounts”.

“Eligible Foreign Finished Goods Inventory” means Eligible Finished Goods Inventory of a Non-US Borrower.

“Eligible Foreign Finished Goods Inventory (Non-Pledged)” means Inventory of the members of a Qualified Pledged Foreign Subsidiary Group that consists of finished and merchantable goods held for sale in the ordinary course of business of such group that is excluded from Eligible Inventory solely pursuant to clause (h) of the definition of “Eligible Inventory” and that is located in Germany, Hong Kong, Australia, the United Kingdom or Canada.

“Eligible Inventory” means Inventory of a Borrower or a Domestic Subsidiary of the US Borrower that is a Credit Party (or, prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group), that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address the results of any information with respect to the Borrowers’ business or assets of which the Administrative Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by the Administrative Agent from time to time after the Closing Date.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Credit Parties’ historical accounting practices.  An item of Inventory shall not be included in Eligible Inventory if:

(a)           such Person does not have good, valid, and marketable title thereto,

(b)           such Person does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Person), other than Inventory of Fossil UK located at House of Fraser provided that the Administrative Agent, House of Fraser and Fossil UK have entered into a Collateral Access Agreement and such inventory is segregated or otherwise separately identifiable from goods of others in a House of Fraser retail store,

(c)           it is not located at one of the locations in (i) the continental United States (in each case, with respect to Inventory owned by the US Borrower or  such Domestic Subsidiary), (ii) Germany (with respect to Inventory owned by Fossil Group Europe or owned by Fossil Germany (or, prior to the applicable Non-US Borrower Qualification Date, owned by a member of a Qualified Pledged Foreign Subsidiary Group organized under the laws of Germany)), (iii) Hong Kong (with respect to Inventory owned by Fossil Hong Kong or owned by Fossil Asia Pacific (or, prior to the applicable Non-US Borrower Qualification Date, owned by a member of a Qualified

Pledged Foreign Subsidiary Group organized under the laws of Hong Kong), (iv) Australia (with respect to Inventory owned by Fossil Australia (or, prior to the applicable Non-US Borrower Qualification Date, owned by a member of a Qualified Pledged Foreign Subsidiary Group organized under the laws of Australia)), (v) the United Kingdom (with respect to Inventory owned by Fossil UK (or, prior to the applicable Non-US Borrower Qualification Date, owned by a member of a Qualified Pledged Foreign Subsidiary Group organized under the laws of the United Kingdom)), (vi) Germany(with respect to Inventory owned by Fossil Group Europe) or (vii) Canada (with respect to Inventory owned by Fossil Canada (or, prior to the applicable Non-US Borrower Qualification Date, owned by a member of a Qualified Pledged Foreign Subsidiary Group organized under the laws of Canada)) set forth on Schedule 7.27 to this Agreement (as such Schedule 7.27 may be amended from time to time with the prior written consent of the Administrative Agent) (or in-transit from one such location to another such location),

(d)           it is stored at locations holding less than $25,000 of the aggregate value of such Borrower’s Inventory,

(e)           it is in-transit to or from a location of a Borrower (other than in-transit from one location set forth on Schedule 7.27 to this Agreement to another location set forth on Schedule 7.27 to this Agreement (as such Schedule 7.27 may be amended from time to time with the prior written consent of the Administrative Agent)),

(f)            it is located on real property leased by such Person or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) the Administrative Agent has established a Landlord Reserve with respect to such location,

(g)           it is the subject of a bill of lading or other document of title,

(h)           it is not subject to a valid and perfected first priority Administrative Agent’s Lien,

(i)            it consists of goods returned or rejected by such Person’s customers (unless such goods are of good and merchantable quality and held for resale in the ordinary course of business,

(j)            it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers’ business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment; provided that, for the sake of clarity, Eligible Inventory shall include goods held for sale at factory and outlet stores, or

(k)           such Inventory is owned by a Person that is joined to this Agreement as a Borrower or becomes a Credit Party pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to the Administrative Agent in its Permitted Discretion.

“Eligible US Accounts” means Eligible Accounts of the US Borrower and its Domestic Subsidiaries that are Credit Parties.

“Eligible US Credit Card Receivables” means the Dollar amount of Accounts due to the US Borrower and its Domestic Subsidiaries that are Credit Parties (determined, without duplication, net of any credits, fees, rebates, charges, charge backs, “contra accounts” and any other amounts owed by a such Person to the credit card issuer or credit card processor, net of any commissions payable by any such Person to any third Persons in respect thereof, and net of unapplied cash and credits in respect thereof) from VISA, MasterCard, American Express, Discovercard and such other major credit card issuers acceptable to the Administrative Agent in its Permitted Discretion, as arise in the ordinary course of business, resulting from charges by a customer of such Person in connection with the sale of goods by the US Borrower or such Domestic Subsidiary, or services performed by such Person. Any Account meeting the foregoing criteria shall be deemed an Eligible US Credit Card Receivable, but only for so long as such Account is not included within any of the following categories, in which case such Account shall no longer constitute an Eligible US Credit Card Receivable:

(a)           Accounts that have been outstanding for more than five (5) Business Days from the date of sale or for such longer period as may be approved by the Administrative Agent;

(b)           Accounts with respect to which such Person does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent pursuant to the Security Documents and those Liens of the type specified in Section 11.2(c) or Section 11.2(n));

(c)           Accounts which are not subject to a first priority security interest in favor of the Administrative Agent;

(d)           Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related credit card issuer or credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card issuer or credit card processors shall not be deemed violative of this clause);

(e)           Except as otherwise approved by the Administrative Agent, Accounts as to which the credit card processor has the right under certain circumstances to require such Person to repurchase the Accounts from such credit card processor (solely to the extent of such repurchase requirement);

(f)            Accounts due from an issuer or payment processor of the applicable credit card which is the subject of any Insolvency Proceeding;

(g)           Accounts which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(h)           Accounts which do not conform to all representations, warranties or other provisions in the Loan Documents relating to such Accounts;

(i)            Accounts which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(j)            Accounts which the Administrative Agent determines in its commercially reasonable discretion, acting in good faith, to be unlikely to be collected.

“Eligible US Finished Goods Inventory” means Eligible Finished Goods Inventory of the US Borrower and its Domestic Subsidiaries that are Credit Parties.

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliate or (c) any pension plan or similar operated and/or maintained plan by a Non-US Borrower.

“English Borrower” means any Non-US Borrower organized under the laws of England and Wales.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law brought by any Person, including, without limitation, any and all claims by Governmental Authorities for cleanup, removal, response or remedial actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment from Hazardous Materials.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of any hazardous waste (as defined by 42 U.S.C. §6903(5)), hazardous substance (as defined by 42 U.S.C. §9601(14)), hazardous material (as defined by 49 U.S.C. §5102(2)), toxic pollutant (as listed pursuant to 33 U.S.C. §1317), or pollutant or contaminant (as pollutant or contaminant is defined in 33 U.S.C. §9601(33)).

“Equipment” means equipment (as that term is defined in the UCC).

“Equity Investors” means, collectively, the Persons listed on Schedule 1.1B attached hereto who constitute senior management of the US Borrower on the Closing Date and who own Capital Stock of the US Borrower on the Closing Date.

“Equity Issuance” means any issuance by any Credit Party or any Subsidiary thereof to any Person that is not a Credit Party of (i) shares of its Capital Stock, (ii) any shares of its Capital Stock pursuant to the exercise of options or warrants or (iii) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity (other than, in each case, any issuance pursuant to any Permitted Convertible Indebtedness (irrespective of whether settled in Capital Stock and/or cash) and/or Permitted Warrant Transaction (irrespective of whether settled in Capital Stock and/or cash)).  The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” mean the single currency of the Participating Member States.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Availability” means, as of any date of determination, the amount equal to the Line Cap at such time minus the Revolving Credit Outstandings at such time.

“Excess Cash Flow” means, with respect to any fiscal period and with respect to US Borrower determined on a Consolidated basis in accordance with GAAP the result of:

(a)           cash generated from the US Borrower’s operating activities (i.e., excluding investing activities and financing activities) on a Consolidated basis, minus

(b)           the sum of:

(i)         the cash portion of Consolidated Interest Expense paid during such fiscal period,

(ii)        the cash portion of income taxes paid during such period,

(iii)       (A) with respect to the Fiscal Year ending December 29, 2018, (1) all scheduled principal payments made in respect of the Term Loan during such period and (2) all scheduled principal payments in respect of the Term Loan during the next twelve (12) months and (B) with respect to the Fiscal Year ending December 28, 2019, all scheduled principal payments in respect of the Term Loan during the next twelve (12) months (for the avoidance of doubt, for the purposes of this clause (B), the payment due on the Term Loan Maturity Date is not a scheduled principal payment),

(iv)       the cash portion of Unfinanced Capital Expenditures made during such period, to the extent permitted by this Agreement, and

(v)        distributions of earnings of noncontrolling interests.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Property” means (i) the Grabenstätt, Germany office building; (ii) non-material fee interests in real property; (iii) all leasehold interests in real property; (iv) the Eurodome office, warehouse and distribution center in Eggstätt, Germany and all other current or future real property owned by any Credit Party in Germany; (v) the Milton Keynes, United Kingdom office building; (vi) the Skagen storefront located in Denmark; and (vii) all Deposit Accounts and Securities Accounts established solely to hold escrowed funds for the benefit of third parties or funds in connection with customary indemnification and holdback escrow arrangements with a third party, for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or for petty cash at the time any such funds are transferred to such Deposit Account or Securities Account.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, capital Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the US Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) (d) any Taxes imposed on a Recipient by reason of such Recipient: (i) being a “specified shareholder” (as defined in subsection 18(5) of the ITA) of any Credit Party, or (ii) not dealing at arm’s length (for the purposes of the ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of any Credit Party and (e) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned thereto in the Statement of Purpose.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1A.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (iii)  the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into with the implementation of such sections of the Code.

“FCCR Covenant Testing Period” means a period (a) commencing on the last day of the Fiscal Quarter of the US Borrower most recently ended prior to an FCCR Covenant Trigger Event for which the US Borrower is required to deliver to the Administrative Agent quarterly or annual financial statements pursuant to Section 8.1(a) or Section 8.1(b) of this Agreement, and (b) continuing through and including the first day after such FCCR Covenant Trigger Event that the sum of cash and Cash Equivalents plus Excess Availability has equaled or exceeded $200,000,000 for 90 consecutive days.

“FCCR Covenant Trigger Event” means if at any time sum of cash and Cash Equivalents plus Excess Availability is less than $200,000,000.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that, if such rate is not so published for any day which is a Business Day, “Federal Funds Rate” means the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the fee letter agreement dated January 29, 2018 between the US Borrower  and the Administrative Agent and (b) any  fee letter between the US Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.

“FEFF Intercompany Loan Agreement” means the intercompany loan agreement to be entered into between Fossil Europe and Fossil France pursuant to which certain proceeds made available to Fossil Europe under the Revolving Credit Facility shall be on-lent to Fossil France, in form and substance satisfactory to the Administrative Agent.

“FEFF Intercompany Loan Security Documents” means the Security Documents to be granted by Fossil France in guarantee of its obligations under the FEFF Intercompany Loan Agreement, in form and substance satisfactory to the Administrative Agent.

“FEFF Security Documents” means the Fossil Europe Assignment by way of Security and the FEFF Intercompany Loan Security Documents.

“First-Tier Foreign Subsidiary” means each Foreign Subsidiary of the US Borrower existing on the Closing Date or acquired or created or existing after the Closing Date which is owned directly by the US Borrower and/or one or more Domestic Subsidiaries.

“Fiscal Quarter” means one of the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) weeks in duration, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31.

“Fiscal Year” means the fifty—two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Flood Laws” has the meaning assigned thereto in Section 9.3.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 4.4(b)(vi).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Pledge Agreements” means pledge and security agreements or other agreements entered into in connection with the Existing Credit Agreement or in accordance with Section 6.1, Section 9.11 or Section 9.19 that are valid and enforceable under the laws of the foreign jurisdictions in which the First-Tier Foreign Subsidiaries are organized, in each case at the Administrative Agent’s request and in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Administrative Agent, for the benefit of the Secured Parties and as security for the Obligations, is granted a security interest (or the equivalent under the applicable foreign laws) in sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each First-Tier Foreign Subsidiary.

“Fossil Asia Pacific” means Fossil Asia Pacific Ltd., a private limited liability company organized under the laws of Hong Kong.

“Fossil Australia” means Fossil (Australia) Pty Ltd, a company organized under the law of Australia.

“Fossil Canada” means Fossil Canada Inc., a corporation organized under the laws of New Brunswick, Canada.

“Fossil East” means Fossil (East) Limited, a private limited liability company organized under the laws of Hong Kong.

“Fossil Europe” means Fossil Europe B.V., a private limited liability company organized under the laws of the Netherlands.

“Fossil Europe Assignment by way of Security” means the assignment by way of security of the rights arising under the FEFF Intercompany Loan Agreement to be granted by Fossil Europe to the benefit of the Non-US Revolving Credit Lenders, in form and substance satisfactory to the Administrative Agent.

“Fossil France” means Fossil France SA, a company organized under the laws of France.

“Fossil Germany”  means Fossil Europe GmbH, a limited liability company organized under the laws of Germany.

“Fossil Group Europe” has the meaning assigned to such term in the introductory paragraph hereto.

“Fossil Hong Kong” means Fossil Hong Kong Limited, a private limited liability company organized under the laws of Hong Kong.

“Fossil Partners” means Fossil Partners, L.P., a Texas limited partnership.

“Fossil UK” means Fossil (UK) Ltd., a private limited liability company organized under the laws of England and Wales.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, provincial or territorial, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Obligation” means, with respect to the US Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials”  means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, hazardous materials, solid waste, special waste, extremely hazardous waste, hazardous constituent, restricted hazardous waste, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are listed, defined, designated or classified as, or otherwise determined by any Environmental Law to be hazardous, ignitable, dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment, or (c) which contain, without limitation, asbestos in friable form, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum or petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices. For the avoidance of doubt, the term “Hedge Agreement” shall not include agreements or arrangements entered into to effect the Permitted Bond Hedge Transaction or the Permitted Warrant Transaction.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party or any of its Subsidiaries permitted under Article XI, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party or any of its Subsidiaries, in each case in its capacity as a party to such Hedge Agreement.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong Borrower” means any Non-US Borrower organized under the laws of Hong Kong.

“Hong Kong Dollars” or “HKD” means the lawful currency of Hong Kong.

“House of Fraser” means House of Fraser (Stores) Limited.

“Increased Reporting Event” means if at any time Excess Availability is less than 15% of the Line Cap.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a)           all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)           all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except (i) trade payables arising in the ordinary course of business not more than ninety (90) days past due, or (ii) that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)           the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)           all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)           all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payable arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)           all obligations of any such Person in respect of Disqualified Capital Stock;

(h)           all Net Hedging Obligations of any such Person; and

(i)            all Guaranty Obligations of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  For the avoidance of doubt, the obligations of the US Borrower under any Permitted Warrant Transaction shall not constitute Indebtedness. Indebtedness of the US Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof without giving effect to FASB ASC 825 and FASB ASC 470-20 (or any similar accounting principle).  For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning assigned thereto in Section 14.10.

“Initial Issuing Lender” means Wells Fargo.

“Initial Term Loan” means the term loan made, or to be made, to the US Borrower by the Term Loan Lenders pursuant to Section 4.1.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of Debtor Relief Laws.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Period” has the meaning assigned thereto in Section 5.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement.

“Interpolated Screen Rate” means, in relation to any LIBOR Rate Loan denominated in Australian Dollars, the rate (rounded to the same number of decimal places as the two Screen Rates) which results from interpolating on a linear basis between:

(a)           the Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)           the Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date

“Inventory” means inventory (as that term is defined in the UCC).

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, and (b) those reserves that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory, including based on the results of appraisals.

“Investments” has the meaning assigned thereto in Section 11.3.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) the Initial Issuing Lenders and (ii) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the US Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an “Issuing Lender” hereunder, in each case in its capacity as issuer of any Letter of Credit; provided that the total number of Issuing Lenders under this clause (a) shall not exceed three (3) and (b) with respect to the Existing Letters of Credit, Wells Fargo, in its capacity as issuer thereof.

“Issuing Lender Sublimit” means with respect to each Issuing Lender individually (severally, and not jointly), $45,000,000, as such amount may be separately modified from time to time between such Issuing Lender and the US Borrower (with specific notice of such amount, and any change thereto, with respect to each Issuing Lender being promptly communicated to the Administrative Agent); provided, however, that the aggregate of the Issuing Lender Sublimits for all the Issuing Lenders shall not exceed the L/C Sublimit.

“ITA” means the Income Tax Act (Canada).

“Joinder Agreement” means an agreement entered into in accordance with Section 9.11 that is substantially in the form attached as Exhibit J or in such other form as may be acceptable to the Administrative Agent.

“Judgment Currency” has the meaning assigned thereto in Section 14.26.

“Junior Indebtedness” means, collectively, (a) all Subordinated Indebtedness and (b) unsecured Indebtedness permitted under Section 11.1(n).

“L/C Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the US Borrower or one or more of its Subsidiaries from time to time in an aggregate amount equal to (a) for each of the Initial Issuing Lenders, the amount set forth opposite the name of each such Initial Issuing Lender on Schedule 1.1C and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between the US Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the US Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).

“L/C Facility” means the letter of credit facility established pursuant to ARTICLE III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means the lesser of (a) $45,000,000 and (b) the Aggregate Revolving Credit Commitment.

“Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by the Administrative Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and the Administrative Agent so elects, the number of months’ rent, storage charges, fees or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under Applicable Law, a Lien in the Inventory of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.  The term “Lenders” shall include any Designated Lender. Unless the context otherwise requires, the term “Lenders” includes the Issuing Lenders.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit, which office may include any Affiliate of such Lender or any domestic or foreign branch or such Lender or such Affiliate.

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.8(c),

(a)           for any interest rate calculation with respect to a LIBOR Rate Loan denominated in a LIBOR Quoted Currency, the rate of interest per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page or EURIBOR01 Page, as applicable (or any successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page or EURIBOR01 Page, as applicable (or any successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the applicable currency in minimum amounts of at least the Dollar Equivalent of $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period;

(b)           for any interest rate calculation with respect to a LIBOR Rate Loan denominated in Canadian Dollars, the rate of interest per annum determined on the basis of the rate (“CDOR”) applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period) which appears on the applicable Reuters Screen Page (or any applicable successor page) at approximately 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date.  If, for any reason, such rate does not appear on the applicable Reuters Screen Page (or any applicable successor page), then “CDOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum applicable to Canadian Dollar bankers’ acceptances quoted by three (3) banks listed on Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, at approximately 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date;

(c)           for any interest rate calculation with respect to a LIBOR Rate Loan denominated in Australian Dollars, the BBSY Bid;

(d)           for any interest rate calculation with respect to a LIBOR Rate Loan denominated in Hong Kong Dollars, the rate of interest per annum determined on the basis of the rate for deposits in Hong Kong Dollars equal to the Hong Kong Interbank Offered Rate (“HIBOR”) for a period equal to the applicable Interest Period which appears on the applicable Reuters Screen Page (or any applicable successor page) at approximately 11:00 a.m. (Hong Kong time) on the Rate Determination Date.  If, for any reason, such rate does not appear on the applicable Reuters Screen Page (or any applicable successor page), then “HIBOR” shall be determined by the

Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Hong Kong Dollars  in minimum amounts of at least the Dollar Equivalent of $5,000,000 would be offered by first class banks in the Hong Kong interbank market to the Administrative Agent at approximately 11:00 a.m. (Hong Kong time) on the Rate Determination Date; and

(e)           for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page), then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than zero percent (0%) and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed to be references to such Replacement Rate.

“LIBOR  Quoted Currency” means each of the following currencies: Dollars; Euro; and Sterling,  in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 minus the Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a) (other than any Loan bearing interest at the Base Rate which is determined by reference to the LIBOR Rate).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Line Cap” means, as of any date of determination, the lesser of (a) the Aggregate Revolving Credit Commitments as of such date of determination, and (b) the Aggregate Borrowing Base as of such date of determination.

“Liquidity” means, as of any date of determination, the sum of (a) unrestricted cash and Cash Equivalents of the Credit Parties on such date plus (b) Excess Availability as of such date.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, any Borrowing Base Certificate, the Security Documents, the Subsidiary Guaranty Agreement, the Credit Card Notifications, the Fee Letters and each other document, instrument, certificate and agreement required to be executed and delivered by any Credit Party or any of its Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Specified Hedge Agreement and any Specified Cash Management Arrangement).

“Loans” means the collective reference to the Revolving Credit Loans and the Term Loans, and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Adverse Effect” means a material adverse effect on (a) the properties, business, operations or financial condition of the US Borrower and its Subsidiaries taken as a whole, (b) the ability of any such Person or Persons referred to in clause (a) preceding (either individually or taken as a whole as provided therein) to perform its or their obligations under the Loan Documents to which it is or they are (as applicable) a party, (c) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Contract” means (a) any agreement to which any Credit Party or any Subsidiary thereof is a party that is of the type referred to as a “material definitive agreement” in Form 8-K or required to be attached as an exhibit to a filing in accordance with Item 601 of Regulation S-K as promulgated by the SEC and (b) any cash pooling agreements to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof is bound.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and each of the Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their reasonable discretion.

“Moody’s Rating” means the private or public corporate family rating of the US Borrower and its Subsidiaries from Moody’s Investor Service, Inc., and any successor thereto.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such disposition and any other fees and expenses incurred in connection with such disposition and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such disposition, (b) with respect to any Insurance and Condemnation Event, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less the sum of (i) all fees and expenses in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such Insurance and Condemnation Event, which Indebtedness is required to be repaid in connection therewith, (c) with respect to any Debt Issuance or Equity Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith less, in the case of Permitted Convertible Indebtedness, the cost of all Permitted Bond Hedge Transactions purchased by the US Borrower in connection with any such Debt Issuance (calculated net of the proceeds of any Permitted Warrant Transactions sold by the US Borrower concurrently with the purchase of such Permitted Bond Hedge Transactions)  and (d) with respect to any cash dividend received from one or more Foreign Subsidiaries by the US Borrower or any Domestic Subsidiary, the gross cash proceeds received by the US Borrower or any of its Domestic Subsidiaries therefrom less all taxes assessed by a Governmental Authority as a result of such event and any other reasonable and customary fees and expenses incurred in connection therewith.

“Net Hedging Obligations” means, as of any date, the Termination Value of any Hedge Agreement on such date.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory.

“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 14.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Obligor Subsidiary” means any Subsidiary of the US Borrower that is not a Subsidiary Guarantor or that is not a Non-US Borrower.

“Non-US Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Non-US Borrower Qualification Date” has the meaning assigned thereto in clause (a)(iii) of the definition of “Borrowing Base”.

“Non-US Obligations” means, with respect to any Non-US Borrower, the portion of the Obligations evidenced by any Loan made to, or for the benefit of, such Non-US Borrower by a Non-US Revolving Credit Lender, hereunder or under any other Loan Document and any Obligations relating thereto, together with any Specified Obligations of such Non-US Borrower.

“Non-US Revolving Credit Note” means the promissory note with respect to each Alternative Currency or Dollars made by the applicable Non-US Borrower in favor of a Non-US Revolving Credit Lender evidencing the Revolving Credit Loans made by such Non-US Revolving Credit Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Non-US Revolving Credit Commitment” shall mean at any time as to each Non-US Revolving Credit Lender the principal amount set forth beside such Non-US Revolving Credit Lender’s name under the applicable heading on Schedule 1.1C to the Agreement or on Schedule 1 to the Assignment and Assumption pursuant to which such Non-US Revolving Credit Lender became a Non-US Revolving Credit Lender hereunder in accordance with the provisions of Section 14.9 hereof as the same may be adjusted from time to time in accordance with the terms hereof sometimes being collectively referred to herein as “Non-US Revolving Credit Commitments”.

“Non-US Revolving Credit Lender” means, collectively, all of the Lenders with a Non-US Revolving Credit Commitment.

“Notes” means the collective reference to the Revolving Credit Notes, the Non-US Revolving Credit Notes and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Non-US Borrower” means a Notice of Non-US Borrower and Assumption Agreement, in substantially the form of Exhibit L.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Specified Obligations and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any one or more of the Credit Parties to any one or more of the Secured Parties or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note (including interest and fees that accrue after the commencement by or against any Borrower or any other Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding); provided that (i) the Specified Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of the Specified Obligations. For the avoidance of doubt, the term “Obligations” shall not include any payments or other obligations in respect of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the US Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12(b)).

“Participant” has the meaning assigned thereto in Section 14.9(d).

“Participant Register” has the meaning assigned thereto in Section 14.9(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code and which (a) is maintained for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliates.

“Permitted Acquisition” means any acquisition by the US Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:

(a)           no less than fifteen (15) Business Days prior to the proposed closing date of such acquisition, the US Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition;

(b)           the US Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;

(c)           the Person or business to be acquired shall be in a substantially similar line of business as the Borrower and its Subsidiaries pursuant to Section 11.11;

(d)           if such transaction is a merger or consolidation, the US Borrower or a Subsidiary shall be the surviving Person and no Change in Control shall have been effected thereby;

(e)           the US Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 9.11 to be delivered at the time required pursuant to Section 9.11;

(f)            no later than five (5) Business Days prior to the proposed closing date of such acquisition, the US Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) shall have delivered to (including via arrangement for the Administrative Agent to have access to virtual data-rooms, if applicable), or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(g)           no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith;

(h)           the US Borrower shall demonstrate, in form and substance reasonably satisfactory to the Administrative Agent, that the entity to be acquired had Consolidated EBITDA for the four (4) Fiscal Quarter period ended immediately prior to the proposed closing date of such acquisition that either (i) was positive or (ii) was negative in an amount not to exceed $1,000,000;

(i)            after giving effect to the acquisition, at least $50,000,000 in Excess Availability shall exist under the Revolving Credit Facility; and

(j)            the US Borrower shall provide such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with the acquisition.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, deferred payments or Capital Stock of the US Borrower, net of the applicable acquired company’s cash and Cash Equivalents balance (as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition), to be paid in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the US Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Diligence Information” means, with respect to any acquisition proposed by the US Borrower or any Subsidiary, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).

“Permitted Acquisition Documents” means, with respect to any acquisition proposed by the US Borrower or any Subsidiary, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document of a material nature executed or delivered in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the US Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower) purchased by the US Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the US Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the US Borrower, or a committee thereof, in good faith).

“Permitted Cash Dividend Transaction” means (a) receipt by the US Borrower on, or immediately prior to, the Closing Date of cash dividends from one or more Foreign Subsidiaries in an amount sufficient for the US Borrower to make the principal payment required by the first sentence of Section 6.1(e)(vi), (b) receipt by the US Borrower or any Domestic Subsidiary in the ordinary course of business of any cash dividends from one or more Foreign Subsidiaries in satisfaction of unsecured intercompany Indebtedness permitted pursuant to Section 11.1(f) or in respect of intercompany trade balances and (c) receipt by the US Borrower of cash dividends from one or more Foreign Subsidiaries that are to be used by the US Borrower for purposes of the repayments of the Initial Term Loan required by Section 4.3 and that are received by the US Borrower within 93 days of the applicable payment date pursuant to Section 4.3.

“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the US Borrower that is convertible into shares of common stock of the US Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower.

“Permitted Discretion” means a determination or judgment made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured asset-based lender).

“Permitted Liens” means the Liens permitted pursuant to Section 11.2.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the US Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower) sold by the US Borrower substantially concurrently with any purchase by the US Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the US Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the US Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the US Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the US Borrower, or a committee thereof, in good faith).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 8.4.

“PPSA” means the Personal Property Security Act (New Brunswick) and the regulations thereunder, as from time to time in effect, provided, however, if validity, attachment, perfection (or opposability), effect of perfection or non-perfection or priority of the Administrative Agent’s security interests in any Collateral are governed by the personal property security laws or laws relating to movable property of any other jurisdiction (including the Civil Code (Quebec)), the term “PPSA” shall mean such other personal property security laws or laws relating to movable property for the purposes of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or non-perfection or priority and for the definitions related to such provisions.

“Prime Bank” means a bank determined by ASX Benchmarks Pty Limited (or any other Person which takes over the administration of the Screen Rate for Australian Dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculation that Screen Rate. If ASX Benchmarks Pty Limited or such other Person ceases to make such determination, the Prime Bank shall be the Prime Banks last so appointed.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, subject to the proviso below and for purposes of calculating certain definitions and compliance with any test or financial covenant under this Agreement for any period, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all of the Capital Stock of a Subsidiary or any division, business unit, product line or line of business, shall be excluded and (ii) in the case of a Permitted Acquisition, shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact), (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the US  Borrower or any of its Subsidiaries in connection therewith, which Indebtedness, if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of  determination; provided, that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (1) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the US Borrower delivered to the Administrative Agent and (2) are calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lenders” has the meaning assigned thereto in Section 8.7.

“Qualified Capital Event” means (a) any Debt Issuance under Section 11.1(n), (b) any Equity Issuance of Qualified Capital Stock of the US Borrower (other than the issuance and sale of any Permitted Warrant Transaction or the issuance of any Capital Stock pursuant to any Permitted Warrant Transaction), (c) any Asset Disposition under Section 11.5(k), Section 11.5(l) or Section 11.5(p) and (d) any cash dividends received from one or more Foreign Subsidiaries by the US Borrower or any Domestic Subsidiary (other than a Permitted Cash Dividend Transaction).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Pledged Foreign Subsidiary Group” means (a) with respect to Fossil Europe: Fossil France, Fossil Germany and Fossil UK, until each Foreign Subsidiary joins this Agreement as a Non-US Borrower, (b) with respect to Fossil East: Fossil Asia Pacific, Fossil Australia and Fossil Hong Kong, until each Foreign Subsidiary joins this Agreement as a Non-US Borrower and (c) Fossil Canada, until Fossil Canada joins this Agreement as a Non-US Borrower.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivable Reserves” means, as of any date of determination, those reserves that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Reference Bank Rate” means the sum of:

(a)                                 the following rates:

(i)                                     the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian Dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period or in the same half month under market conventions; or

(ii)                                  (if there is no observable market rate for marketable parcels of Prime Bank Australian Dollar securities referred to in paragraph (i) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian Dollars in the Australian interbank market and for the relevant period were it to do so by asking for them and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(b)                                 0.05% per annum.

“Reference Banks” means the principal office in Sydney, Australia of National Australia Bank, Commonwealth Bank of Australia, Australia and New Zealand Banking Group and Westpac Banking Corporation.

“Register” has the meaning assigned thereto in Section 14.9(c).

“Reimbursement Obligation” means the obligation of the US Borrower (and, in the case of the Existing Letters of Credit, Fossil Partners) to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Non-Canadian Recipient” means, at any particular time in respect of a Canadian Borrower, a Recipient that: (i) is not resident in Canada (for the purposes of the ITA), and (ii) (A) does not deal at arm’s length (for the purposes of the ITA) with the Canadian Borrower; (B) receives a payment in respect of a debt or other obligation to pay an amount to a person with whom the Canadian Borrower does not deal at arm’s length (for the purposes of the ITA) at the time of such payment, or (C) is, or does not deal at arm’s length with (for the purposes of the ITA), a “specified shareholder” (as defined in subsection 18(5) of the ITA) of the Canadian Borrower.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Rate” has the meaning assigned thereto in Section 5.8(c).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserves” means, as of any date of determination in respect of the applicable Borrowing Base, Inventory Reserves, Receivables Reserves, Cash Management Reserves and those other reserves that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves with respect to (a) sums that any Credit Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Credit Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of the Administrative Agent likely would have a priority superior to the Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under Applicable Law) in and to such item of the Collateral) with respect to the Borrowing Base.

“Responsible Officer” means, as to any Person, the chief executive officer, president, executive vice president, vice president, chief financial officer, chief accounting officer, controller, treasurer,  assistant treasurer or, in the case of each Hong Kong Borrower and Fossil Australia, director, of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payments” has the meaning assigned thereto in Section 11.6.

“Revaluation Date” means with respect to any Loan, each of the following:  (i) each date of a borrowing of a LIBOR Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a LIBOR Rate Loan denominated in an Alternative Currency pursuant to Section 5.2, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender (other than any Non-US Revolving Credit Lender), the obligation of such Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations for the account of the Borrowers (other than the Non-US Borrowers) hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof, (b) as to any Non-US Revolving Credit Lender, its Non-US Revolving Credit Commitment and (c) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof.  The Aggregate Revolving Credit Commitments of all Revolving Credit Lenders on the Closing Date shall be $325,000,000, and the Revolving Credit Commitment of each Lender is set forth on Schedule 1.1C. Regardless of the denominations in which the Revolving Credit Commitments are expressed, Revolving Credit Loans shall be funded in Dollars or one or more Alternative Currencies as specified by the US Borrower as provided in Section 2.1.

“Revolving Credit Commitment Percentage” means, as the context requires, (a) as to any Revolving Credit Lender (other than any Non-US Revolving Credit Lender) at any time, the ratio of (i) the amount of the Revolving Credit Commitment of such Lender to (ii) the Revolving Credit Commitment of all the Revolving Credit Lenders (other than the Non-US Revolving Credit Lenders),  (b) as to any Non-US Revolving Credit Lender at any time, the ratio of (i) the amount of the Revolving Credit Commitment of such Lender to (ii) the Revolving Credit Commitment of all the Non-US Revolving Credit Lenders and (c) as to any Revolving Credit Lender at any time, the ratio of (i) the amount of the Revolving Credit Commitment of such Lender to (ii) the Revolving Credit Commitment of all the Revolving Credit Lenders.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to ARTICLE II.

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment, and includes the Non-US Revolving Credit Lenders.

“Revolving Credit Loan” means any revolving loan made to a Borrower pursuant to the Revolving Credit Facility.

“Revolving Credit Maturity Date” means the earliest to occur of (a)  December 31, 2020, (b) the date of termination of the entire Revolving Credit Commitment by the US Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 12.2(a).

“Revolving Credit Note” means a promissory note made by the  US Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means, on any date, the sum of (a) with respect to Revolving Credit Loans, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof in Dollars on such date after giving effect to any Extensions of Credit occurring on such date in respect of Letters of Credit and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“S&P Rating” means the private or public corporate family rating of the US Borrower and its Subsidiaries from Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, or trade embargoes or anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including Her Majesty’s Treasury), or other relevant sanctions authority with jurisdiction over any Lender, any Borrower or any of its Subsidiaries or Affiliates.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine).

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury (including the “Financial Sanctions: Consolidated List of Targets” administered and enforced by Her Majesty’s Treasury), or other relevant sanctions authority, in each case as amended, supplemented or substituted from time to time (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned, controlled or acting on behalf of by any such Person or Persons described in clauses (a) and (b),  including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Facility” has the meaning assigned thereto in Section 11.1.

“Secured Parties” means collectively, the Lenders (including the Designated Lenders), the Administrative Agent, any Issuing Lender, any Hedge Bank, any Cash Management Bank, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Securities Intermediary” means a securities intermediary (as that term is defined in the UCC).

“Security Documents” means the collective reference to the Collateral Agreement, each Foreign Subsidiary Pledge Agreement, the Subsidiary Guaranty Agreement, each Joinder Agreement, each Account Control Agreement, the FEFF Security Documents, each Mortgage and each other agreement or writing entered into on the Closing Date or in accordance with Section 5.15, Section 9.11 or otherwise that is pursuant to which any Credit Party (including the Non-US Borrowers) purports to pledge or grant a security interest in or other Lien on any Property or assets securing the Obligations (or any part thereof) or any such Person purports to guaranty the payment and/or performance of the Obligations (or any part thereof).

“Screen Rate” means:

(a)                                 the Australian Bank Bill Swap Reference Rate (Bid) (“BBSY”) administered by ASX Benchmarks Pty Limited (or any other Person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thompson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) at approximately 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date. If such page or service ceases to be available, the Administrative Agent my specify another page or service displaying the relevant rate; and

(b)                                 if the rate described in clause (a) above is not available, the sum of:

(i)                                     the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other Person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thompson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) at approximately 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date. If such page or service ceases to be available, the Administrative Agent my specify another page or service displaying the relevant rate; plus

(ii)                                  0.05% per annum.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, including, with respect to Fossil Australia, for the purposes of section 95A of the Corporations Act.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“South Africa Put Option” means the put option under the purchase agreement for the acquisition by Fossil Europe of certain interests of the South Africa-based distributor S. Keren Watch Group.

“Specified Account” means the cash collateral account(s) created pursuant to that certain Deposit Account Agreement between Fossil (Australia) Pty Ltd and Bank of America, N. A. (Australian Branch), which provides for cash collateral to secure certain corporate credit card services and store rent bank guarantees.

“Specified Cash Management Arrangement” means any Cash Management Agreement entered into by (a) any Credit Party or any of its Subsidiaries and (b) any Cash Management Bank, as counterparty.  No Cash Management Bank that is a party to a Specified Cash Management Arrangement shall have any rights in connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Loan Document.

“Specified Cash Management Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries under any Specified Cash Management Arrangement.

“Specified Hedge Agreement” means any Hedge Agreement entered into by (a) any Credit Party or any of its Subsidiaries and (b) Hedge Bank.  No Hedge Bank that is a party to a Specified Hedge Agreement shall have any rights in connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Loan Document.

“Specified Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries under any Specified Hedge Agreement (other than an Excluded Swap Obligation).

“Specified Obligations” means, collectively, (a) all Specified Hedge Obligations and (b) all Specified Cash Management Obligations.

“Specified Transactions” means (a) any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the US Borrower or any division, business unit, product line or line of business, (b) any Permitted Acquisition, (c) any incurrence of Indebtedness, (d) the classification of any asset, business unit, division or line of business as a discontinued operation and (e) the Transactions.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Credit Party or any Subsidiary thereof subordinated in right and time of payment to the Obligations pursuant to a written agreement between the applicable subordinated lender, the Administrative Agent and the applicable Credit Party or Subsidiary, and containing such other terms and conditions, in each case as are reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the US Borrower.

“Subsidiary Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of the US Borrower in existence on the Closing Date or which are or hereafter become a party to the Subsidiary Guaranty Agreement pursuant to Section 9.11.

“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement dated as of the Closing Date executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit and the Secured Parties, substantially in the form attached as Exhibit H.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swiss Borrower” means Fossil Group Europe and any Borrower which is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Facility” means any Loan made available to a Swiss Borrower.

“Swiss Guidelines” means the following guidelines issued by the Swiss Federal Tax Administration (each as issued, amended or replaced from time to time):

(a)                                 guideline S-02.123 in relation to interbank loans of September 1986 (Merkblatt Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben) vom September 1986);

(b)                                 guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(c)                                  guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt Obligationen vom April 1999);

(d)                                 guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom Januar 2000); and

(e)                                  circular No. 34 of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom 26. Juli 2011 betreffend Kundenguthaben).

“Swiss Non-Bank Rules” means, together, the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Non-Qualifying Bank” means any Person which does not qualify as a Swiss Qualifying Bank.

“Swiss Qualifying Bank” means a financial institution acting on its own account which is licensed as a bank by the banking laws in force in its jurisdiction of incorporation or a branch of a financial institution, which is licensed as a bank by the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making, all in accordance with the Swiss Guidelines.

“Swiss Security Document” means any Security Document which is governed by Swiss law.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of lenders under this Agreement which are Swiss Non-Qualifying Banks must not at any time exceed ten (10), all in accordance with the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (other than Swiss Qualifying Banks) of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Obligationen) (including under the Loan Documents) must not at any time exceed twenty (20), all in accordance with the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan to the account of the US Borrower hereunder on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans.  The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Lenders on the Closing Date shall be $425,000,000, and the Term Loan Commitment of each Lender is set forth on Schedule 1.1D.

“Term Loan Facility” means the term loan facility established pursuant to ARTICLE IV.

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the earliest to occur of (a)  December 31, 2020 or (b) the date of termination of the Revolving Credit Commitment pursuant to Section 12.2(a).

“Term Loan Note” means a promissory note made by the US Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.

“Term Loans” means the Initial Term Loans and “Term Loan” means any of such Term Loans.

“Termination Event” means, except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan or Multiemployer Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 or Section 430(k) of the Code or Section 302 or Section 303(k) of ERISA, or (g) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA.

“Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Threshold Amount” means $25,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding principal amount of Term Loans of such Lender at such time.

“Transactions” means, collectively, (a) the refinancing of all Indebtedness under the Existing Credit Agreement on the Closing Date, (b) the initial Extensions of Credit, and (c) the payment of the all transaction fees, charges and other amounts related to this Credit Facility (including, without limitation, any financing fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), incurred in connection with items (a) through (b) above.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unfinanced Capital Expenditures”  means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Credit Loans), the proceeds of any sale or issuance of  Capital Stock or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Credit Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.  For the avoidance of doubt, Unfinanced Capital Expenditures shall include Capital Expenditures financed with the proceeds of any Revolving Credit Loans.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” or “U.S.” means the United States of America.

“US Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“US Collateral” means Collateral granted by the US Borrower and the Subsidiary Guarantors.

“US Obligations” means all Obligations other than the Non-US Obligations.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than such Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2                                    Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3                                    Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared, in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(b), except as otherwise specifically prescribed herein.

Notwithstanding the foregoing, Indebtedness of the US Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and all financial covenants contained herein shall be calculated, without giving effect to FASB ASC 825 and FASB ASC 470-20 (or any similar accounting principle).  For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment therefor be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.

(b)                                 Notwithstanding anything to the contrary in this Agreement, for purposes of determining compliance with any test or financial covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, such test or financial covenant shall be calculated with respect to such period and such Specified Transaction (and all other Specified Transactions that have been consummated during such period) on a Pro Forma Basis.

(c)                                  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d)                                 Notwithstanding anything to the contrary contained in Section 1.3(a) above or the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases that would have constituted capital leases under GAAP as in effect at the time of the Closing Date shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith. For the avoidance of doubt, any leases in existence as of the Closing Date or leases acquired or entered into after the Closing Date, in each case, as such leases may be amended, restated, amended and restated, supplemented, extended, renewed or otherwise modified, that are or would be classified as operating leases under GAAP as in effect at the time of the Closing Date shall not constitute “Capital Leases” under the terms of this Agreement.

Section 1.4                                    UCC Terms; Australian PPSA Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. Unless the context otherwise requires, to the extent relevant in connection with the grant of any security by any Non-US Borrower incorporated in Australia and for the purposes of any assets or liabilities located in Australia, terms defined in the Australian PPSA shall have the equivalent meaning in a Loan Document.

Section 1.5                              Interpretation Clause (Québec).  For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a resolutory clause, (f) all references to filing, registering or recording under the PPSA or UCC shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”; (l) “joint and several” shall be deemed to include solidary; (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”; (o) “servitude” shall be deemed to include easement; (p) “priority” shall be deemed to include “prior claim”; (q) “survey” shall be deemed to include “certificate of location and plan”; and (r) “fee simple title” shall be deemed to include “absolute ownership”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement.

Section 1.6                                    Rounding.  Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.7                                    References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.8                                    Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable), except (a) with respect to any borrowings and payments in Euro or Sterling, such references shall mean London, England time, unless otherwise notified by the Administrative Agent and (b) with respect to any borrowings and payments with respect to Daily LIBOR Loans, such references shall mean Eastern time (daylight or standard, as applicable).

Section 1.9                              Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit in Dollars after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount in Dollars which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.10                             Covenant Compliance Generally.  For purposes of determining compliance under Sections 11.1, 11.2, 11.3, 11.5 and 11.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the US Borrower and its Subsidiaries delivered pursuant to Section 8.1(b).  Notwithstanding the foregoing, for purposes of determining compliance with Sections 11.1, 11.2 and 11.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

Section 1.11                             Exchange Rates; Currency Equivalents.

(a)                                 The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Extensions of Credit and outstanding amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b)                                 Wherever in this Agreement in connection with a Revolving Credit Loan, conversion, continuation or prepayment of a LIBOR Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Commitment or LIBOR Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

(c)                                  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “LIBOR” or “Daily LIBOR” or with respect to any comparable or successor rate thereto.

Section 1.12                             Change of Currency.

(a)                                 Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Loan, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro and as reasonably agreed to by the US Borrower and any applicable Non-US Borrower.

ARTICLE II

REVOLVING CREDIT FACILITY

Section 2.1                                    Revolving Credit Loans.

(a)                                 Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents (i) each Revolving Credit Lender (other than the Non-US Revolving Credit Lenders) severally agrees to make Revolving Credit Loans in Dollars or in one or more Alternative Currencies to the US Borrower and (ii) each Non-US Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars or  in one or more Alternative Currencies to any Non-US Borrower, from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the US Borrower in accordance with the terms of Section 2.3; provided, that (1) the Revolving Credit Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Credit Commitments and (B) the amount equal to the Aggregate Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by the US Borrower to the Administrative Agent), as adjusted for the Reserves established by the Administrative Agent in accordance with Section 2.1(b), (2) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment, (3) the Revolving Credit Outstandings to any Borrower shall not exceed the amount of the Borrowing Base attributable to such Borrower (for purposes of this clause (3), the component of the Borrowing Base under clause (a)(iii) of such term shall be attributable to the US Borrower), (4) the aggregate Revolving Credit Outstandings denominated in Euros shall not exceed the Alternative Currency Sublimit applicable to Euros, (5)  the aggregate Revolving Credit Outstandings denominated in Sterling shall not exceed the Alternative Currency Sublimit applicable to Sterling, (6) the aggregate Revolving Credit Outstandings denominated in Hong Kong Dollars shall not exceed the Alternative Currency Sublimit applicable to Hong Kong Dollars, (7) the aggregate Revolving Credit Outstandings denominated in Canadian Dollars shall not exceed the Alternative Currency Sublimit applicable to Canadian Dollars, (8) the aggregate Revolving Credit Outstandings denominated in Australian Dollars shall not exceed the Alternative Currency Sublimit applicable to Australian Dollars and (9) the aggregate Revolving Credit Outstandings denominated in Alternative Currencies shall not exceed the amount in clause (a) of the definition of Alternative Currency Sublimit.  Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion.  Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

(b)                                 Anything to the contrary in this Section 2.1 notwithstanding, the Administrative Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves against the Borrowing Base.  The amount of any Reserve established by the Administrative Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts and Eligible Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria. Upon establishment or increase in Reserves, the Administrative Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.  In no event shall such opportunity limit the right of the Administrative Agent to establish or change such Reserve, unless the Administrative Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.

Section 2.2                                    [Reserved].

Section 2.3                                    Procedure for Advances of Revolving Credit Loans.

(a)                                 Requests for Borrowing.  The US Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 noon (i) on the same Business Day as each Base Rate Loan and each Daily LIBOR Rate Loan, (ii) at least three (3) Business Days before each LIBOR Rate Loan denominated in Dollars, and (iii) at least four (4) Business Days before each LIBOR Rate Loan denominated in Alternative Currencies, of the intention of a Borrower to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the name of the Borrower, (C) the currency and the amount of such borrowing, which shall be (x) with respect to Base Rate Loans, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, provided that any borrowing of Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitment or that is required to finance the amount of a Reimbursement Obligation under a Letter of Credit, (y) with respect to LIBOR Rate Loans, in an aggregate principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000  in excess thereof and (z) with respect to Daily LIBOR Rate Loans, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (D)  in the case of a Revolving Credit Loan to be made in Dollars, whether such Loan is to be a LIBOR Rate Loan, a Daily LIBOR Rate Loan or a Base Rate Loan, (E) in the case of a Revolving Credit Loan which is a LIBOR Rate Loan, the currency to be borrowed and (F) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.  If the US Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of an Interest Period with respect to a Loan denominated in an Alternative Currency such Loans shall be continued with an Interest Period of one month.  If the US Borrower fails to specify a currency in a Notice of Borrowing then the LIBOR Rate Loan so requested shall be made in Dollars.  If the US Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  A Notice of Borrowing received after 12:00 noon shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing. Except as otherwise provided herein, no Loan may be converted into or continued as a Loan denominated in a different currency.

(b)                                 Disbursement of Revolving Credit Loans.  Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Revolving Credit Commitment Percentage of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the US Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or the continuation of Loans denominated in an Alternative Currency, in each case as described in the preceding subsection. Not later than 2:00 p.m. on the proposed borrowing date, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan in an Alternative Currency, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the relevant Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans denominated in Dollars or an Alternative Currency to be made on such borrowing date. The

US Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the relevant Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the US Borrower to the Administrative Agent or as may be otherwise agreed upon by the US Borrower and the Administrative Agent from time to time.  Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.

Section 2.4                                    Repayment and Prepayment of Revolving Credit Loans.

(a)                                 Repayment on Termination Date.  The US Borrower hereby agrees to repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Maturity Date, together with all accrued but unpaid interest thereon. Each Non-US Borrower hereby agrees to repay the outstanding principal amount of Revolving Credit Loans borrowed by such Non-US Borrower in full on the Revolving Credit Maturity Date, together with all accrued but unpaid interest thereon.

(b)                                 Mandatory Prepayments.  If at any time (1) the Revolving Credit Outstandings exceed the lesser of (x) the Aggregate Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by the US Borrower to the Administrative Agent, as adjusted for Reserves established by the Administrative Agent in accordance with Section 2.1(b) or (y) the Aggregate Revolving Credit Commitments, (2) the Revolving Credit Outstandings to any Borrower exceeds the amount of the Borrowing Base attributable to such Borrower (for purposes of this clause (2), the component of the Borrowing Base under clause (a)(iii) of such term shall be attributable to the US Borrower), or (3) the Revolving Credit Outstandings denominated in Alternative Currencies exceed the applicable Alternative Currency Sublimit(s), the US Borrower agrees, and the Non-US Borrowers agree solely in respect as to their Non-US Obligations, to repay, immediately upon notice from the Administrative Agent and by payment to the Administrative Agent for the account of the Revolving Credit Lenders, an aggregate amount equal to such excess, with each such repayment applied first, to the principal amount of outstanding Revolving Credit Loans and second, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 12.2(b)).  If the Administrative Agent notifies the US Borrower at any time that aggregate outstanding principal amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the applicable Alternative Currency Sublimit(s) then in effect, then, within two (2) Business Days after receipt of such notice, the US Borrower or the applicable Non-US Borrowers, solely as to such Non-US Borrower’s Non-US Obligations, as applicable, shall prepay the Revolving Credit Loans in an aggregate amount sufficient to reduce such outstanding principal amount as of such date of payment to an amount not to exceed 100% of the applicable Alternative Currency Sublimit(s) then in effect.

(c)                                  Optional Prepayments.  The Borrowers may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 noon (i) on the same Business Day as each date of prepayment of a Base Rate Loan or a Daily LIBOR Rate Loan, (ii) at least three (3) Business Days before each date of prepayment of a LIBOR Rate Loan denominated in Dollars and (iii) at least four (4) Business Days before each date of prepayment of a LIBOR Rate Loan denominated in Alternative Currencies, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Daily LIBOR Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial prepayments shall be, except for mandatory prepayments required under Section 2.4(b) or Section 4.4(b), in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans and  $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Daily LIBOR Rate Loans and LIBOR Rate Loans (whether denominated in Dollars or Alternative Currencies).  A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  Each notice of reduction and prepayment in full of the entire Revolving Credit Commitment delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other Indebtedness, in which case such notice may be revoked by the US Borrower by notice to the Administrative Agent received on or prior to the specified effective date of such reduction, if such condition is not satisfied.

(d)                                 Other Mandatory Prepayments.  Upon the occurrence of any event triggering the prepayment requirement under Section 4.4(b), if any proceeds remain after the prepayment of the Term Loan Facility pursuant to Section 4.4(b), the US Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Revolving Credit Loans under this Section shall be applied on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, with any remaining proceeds after all Revolving Credit Loans have been paid to be retained by the Borrowers (subject to any additional repayments and Cash Collateral required under Section 2.4(b)).

(e)                                  Limitation on Prepayment of LIBOR Rate Loans.  The Borrowers may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f)                                   Hedge Agreements.  No repayment or prepayment pursuant to this Section shall affect any of the Borrowers’ respective obligations under any Hedge Agreement.

Section 2.5                                    Permanent Reduction of the Revolving Credit Commitment.

(a)                                 Voluntary Reduction.  The US Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.  Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage.  All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b)                                 [Reserved.]

(c)                                  Corresponding Payment.  Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and, if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the US Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess.  Such Cash Collateral shall be applied in accordance with Section 12.2(b).  Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment, the L/C Commitment and the Revolving Credit Facility.  If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

Section 2.6                                    Termination of Revolving Credit Facility.  The Revolving Credit Facility and the Revolving Credit Commitment, as well as the L/C Commitment, shall terminate on the Revolving Credit Maturity Date.

Section 2.7                                    Non-US Revolving Credit Loans .  No Non-US Revolving Credit Lender shall be required to make a Revolving Credit Loan to a Non-US Borrower unless, if required by the laws of the jurisdiction of the relevant Non-US Borrower, it is a credit or banking institution which is licensed to carry out lending activities in that jurisdiction and/or such Non-US Revolving Credit Lender has fulfilled all other regulatory requirements to enable it to lend in such jurisdiction and, to the extent any Non-US Revolving Credit Lender is not so licensed or such other requirements are not fulfilled, such Non-US Revolving Credit Lender shall either (i) assign any part of its Revolving Credit Commitment to an appropriately licensed Affiliate to allow such Revolving Credit Loans to be made or (ii) otherwise cause a Designated Lender to make such Revolving Credit Loans in accordance with Section 5.16; provided, however, if the circumstances described in Section 5.8(d)(i), (d)(ii) or (d)(iii) have arisen and such Non-US Revolving Credit Lender cannot take any of the actions described in clauses (i) or (ii) of this Section 2.7, then Section 5.8(d) shall apply to such Non-US Revolving Credit Lender for so long as such circumstances exist.

ARTICLE III

LETTER OF CREDIT FACILITY

Section 3.1                                    L/C Commitment.

(a)                                 Availability.  Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue performance standby letters of credit in Dollars and, at the sole discretion of each Issuing Lender, financial standby letters of credit in Dollars for the account of the US Borrower (or, in the case of the Existing Letters of Credit, for the account of Fossil Partners) on any Business Day from the Closing Date to but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Sublimit, (b) the L/C Obligations would exceed the Issuing Lender Sublimit with respect to each Issuing Lender or (c) the Revolving Credit Outstandings to the US Borrower would exceed the lesser of the Revolving Credit Commitment or the Borrowing Base attributable to the US Borrower (for purposes of this clause (c), the component of the Borrowing Base under clause (a)(iii) of such term shall be attributable to the US Borrower).  Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) be a letter of credit issued to support obligations of the US Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.  No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.  The L/C Commitment shall automatically terminate concurrently with the termination of the Revolving Credit Commitment.

(b)                                 Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, ARTICLE III shall be subject to the terms and conditions of Section 5.14 and Section 14.21.

Section 3.2                                    Procedure for Issuance of Letters of Credit.  The US Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may request.  Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and ARTICLE VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the US Borrower.  The applicable Issuing Lender shall promptly furnish to the US Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of such issuance and, upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

Section 3.3                                    Commissions and Other Charges.

(a)                                 Letter of Credit Commissions.  Subject to Section 14.21(a)(iii)(B), the US Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis).  Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.  The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.

(b)                                 Fronting Fee.  In addition to the foregoing commission, the US Borrower shall pay directly to the applicable Issuing Lender, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender as set forth in the Fee Letters executed by such Issuing Lender.  Such fronting fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender. For the avoidance of doubt, such fronting fee shall be deemed paid upon each of the Existing Letters of Credit.

(c)                                  Other Costs.  In addition to the foregoing fees and commissions, the US Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

Section 3.4                                    L/C Participations.

(a)                                 Each Issuing Lender irrevocably agrees to grant, and hereby grants, to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the US Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, upon demand at such Issuing Lender’s address for notices specified herein, an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)                                 Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent in Dollars (which, in turn, shall pay such Issuing Lender) the amount specified on the applicable due date.  If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.  With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)                                  Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the US Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(d)                                 Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional (provided that the issuance of the applicable Letter of Credit did not result in any of the limitations in clauses (a), (b) or (c) of Section 3.1(a) being exceeded) and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the US Borrower may have against the Issuing Lender, the US Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in ARTICLE VI, (iii) any adverse change in the condition (financial or otherwise) of the US Borrower, (iv) any breach of this Agreement or any other Loan Document by the US Borrower, any other Credit Party or any other Revolving Credit Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 3.5                              Reimbursement Obligation of the US Borrower.  In the event of any drawing under any Letter of Credit, the US Borrower agrees, and, in the case of the Existing Letters of Credit, the US Borrower agrees to cause Fossil Partners, to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in Same Day Funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the US Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment.  Unless the US Borrower shall immediately notify such Issuing Lender that the US Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the US Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on such date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses.  Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or ARTICLE VI.  If the US Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.6                              Obligations Absolute.  The US Borrower’s obligations under this ARTICLE III (including, without limitation, the Reimbursement Obligations) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the US Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person.  The US Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the US Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the US Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the US

Borrower against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  The US Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the US Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the US Borrower.  The responsibility of any Issuing Lender to the US Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

Section 3.7                                    Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

Section 3.8                                    Resignation of Issuing Lenders.

(a)                                 Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the US Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the US Borrower and the Administrative Agent).

(b)                                 Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4).  Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the US Borrower may, or at the request of such resigned Issuing Lender the US Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.

Section 3.9                                    Reporting of Letter of Credit Information.  At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder.  In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment.  No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of the US Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.

Section 3.10                             Guaranty by the US Borrower of Reimbursement Obligations under Existing Letters of Credit.  The US Borrower hereby guarantees the payment, promptly when due, of all Reimbursement Obligations of Fossil Partners with respect to the Existing Letters of Credit.

ARTICLE IV

TERM LOAN FACILITY

Section 4.1                                    Initial Term Loan.  Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make the Initial Term Loan to the US Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date.  Pursuant to Section 14.22, the Initial Term Loan made on the Closing Date shall be used solely to partially refinance the outstanding “Revolving Credit Loans” under the Existing Credit Agreement.  The Term Loan Commitment of each Term Loan Lender shall terminate upon the making by such Term Loan Lender of its Initial Term Loan on the Closing Date.

Section 4.2                              Procedure for Making of Initial Term Loan.  The US Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 12:00 p.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the US Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan denominated in Dollars if the US Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement).  Upon receipt of such Notice of Borrowing from the US Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof.

Section 4.3                                    Repayment of Initial Term Loan.  The US Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive yearly installments on March 31 of each calendar year, commencing March 31, 2018,  as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT
2018	March 31	$25,000,000
2019	March 31	$125,000,000
2020	March 31	$75,000,000
	Term Loan Maturity Date	Outstanding Balance

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

Section 4.4                                    Prepayments of Term Loans.

(a)                                 Optional Prepayments.  The US Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day in the case of Base Rate Loans and Daily LIBOR Rate Loans, (ii) at least three (3) Business Days’ notice in the case of LIBOR Rate Loans denominated in Dollars and (iii) at least four (4) Business Days’ notice in the case of a LIBOR Rate Loan denominated in Alternative Currencies, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans, Daily LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each.  Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Initial Term Loan as directed by the US Borrower.  Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment.

(b)                                 Mandatory Prepayments.

(i)                                     Asset Dispositions.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than the sale of inventory in the ordinary course of business) by any Credit Party or any of its Subsidiaries.  Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Subsidiaries, provided that (A) so long as no Default or Event of Default has occurred and is continuing and the Term Loans have been prepaid in full, no prepayments shall be required hereunder in connection with up to $40,000,000 of aggregate Net Cash Proceeds from Asset Dispositions by any Credit Party or any of its Subsidiaries during the term of this Agreement which are reinvested  by any Credit Party or any of its Subsidiaries in assets used or useful in the business of the Credit Party and its Subsidiaries within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the applicable Credit Party or Subsidiary, provided, that any portion of the Net Cash Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section, or (B) so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required hereunder  in connection with any Asset Disposition permitted pursuant to Section 11.5 other than any Asset Disposition permitted under Section 11.5(k), Section 11.5(l) or Section 11.5(p).

(ii)                                  Insurance and Condemnation Events.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds in excess of $1,000,000 per incident from any Insurance and Condemnation Event by any Credit Party or any of its Subsidiaries.  Such prepayments shall be made within five (5) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Credit Party or such Subsidiary; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with Net Cash Proceeds from Insurance and Condemnation Events by any Credit Party or any of its Subsidiaries which are reinvested in assets within one hundred eighty (180) days after receipt of such Net Cash Proceeds by such Credit Party or such Subsidiary; provided, that any portion of the Net Cash Proceeds not actually reinvested within such one hundred eighty (180) day period shall be prepaid in accordance with this Section, unless the insurance proceeds are being used to rebuild or repair the affected property and the rebuilding or repairs have commenced and are proceeding in a commercially reasonable manner.

(iii)                               Debt Issuances.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance pursuant to Section 11.1(n) or pursuant to the Second Lien Facility pursuant to the last paragraph of Section 11.1.  Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(iv)                              Qualified Capital Events.  The US Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from cash dividends described under clause (d) of the definition of Qualified Capital Event and any Equity Issuance of Qualified Capital Stock of the US Borrower described under clause (b) of the definition of any Qualified Capital Event.  Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Qualified Capital Event.

(v)                                 Excess Cash Flow. After the end of each Fiscal Year (commencing with the Fiscal Year ending December 29, 2018), within five (5) Business Days after the earlier to occur of (x) the delivery of the financial statements and related Officer’s Compliance Certificate for such Fiscal Year and (y) the date on which the financial statements and the related Officer’s Compliance Certificate for such Fiscal Year are required to be delivered pursuant to Section 8.1(b) and Section 8.2, the US Borrower shall make mandatory principal prepayments of the  Term Loans in the manner set forth in clause (vi) below in an amount equal to seventy-five percent (75%) of Excess Cash Flow, if any, for such Fiscal Year; provided, however that the remaining twenty-five percent (25%) of Excess Cash Flow shall be used solely for Unfinanced Capital Expenditures as permitted by this Agreement and for general working capital purposes.

(vi)                              Notice; Manner of Payment.  Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through (iv) above, the US Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Loans under this Section pursuant to the prepayment requirement under clauses (i) through (iv) above shall be applied as follows: first, to prepay the Term Loans on a pro rata basis (each such prepayment to be applied on a pro rata basis to the remaining scheduled principal installments within each tranche) and second, after prepayment in full of the Term Loan, in each case to repay the Revolving Credit Loans pursuant to Section 2.4(d), in each case without a corresponding reduction of the Revolving Credit Commitment. Upon the occurrence of any event triggering the prepayment requirement under clause (v) above, the US Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Loans under this Section pursuant to the prepayment requirement under clause (v) above shall be applied as follows: first, to prepay the Term Loans to reduce in the inverse order of maturity the remaining scheduled principal installments pursuant to Section 4.3 and second, with respect to any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d), without a corresponding reduction of the Revolving Credit Commitment.

(vii)                           Certain Exceptions for Foreign Subsidiaries.  Notwithstanding the provisions of clauses (i), (ii) and (iii) of this Section 4.4(b), (A) to the extent that any of or all the Net Cash Proceeds of any Asset Disposition, Insurance and Condemnation Event or Debt Issuances by a Foreign Subsidiary giving rise to prepayment event pursuant to this Section 4.4(b) (a “Foreign Prepayment Event”) are prohibited or delayed by a contractual restriction not entered into in anticipation thereof or applicable local law, rule or regulation (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 4.4(b), but may be retained by the applicable Foreign Subsidiary so long as such contractual restriction or  the applicable local law will not permit repatriation to the United States (the US Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation, without violating local law), and once such repatriation of any of such affected Net Cash Proceeds is permitted under such contractual restriction or the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied to the repayment of the Loans pursuant to this Section 4.4(b) and (B) to the extent that the US Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) as reasonably determined by the US Borrower with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the US Borrower and applied to repay the Loans); provided that, in the case of this clause (B), no such Net Cash Proceeds shall be used to prepay or Cash Collateralize any Indebtedness of the US Borrower or any Subsidiary (other than the Loans).

(viii)                        No Reborrowings.  Amounts prepaid under the Term Loans pursuant to this Section may not be reborrowed.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

ARTICLE V

GENERAL LOAN PROVISIONS

Section 5.1                  Interest.

(a)                                 Interest Rate Options.  Subject to the provisions of this Section, at the election of the US Borrower, the Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin, (B) the Daily LIBOR Rate plus the Applicable Margin or (C) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date (or until four (4) Business Days with respect to a LIBOR Rate Loan denominated in Alternative Currencies) unless the US Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement).  The US Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.  Any Loan or any portion thereof as to which the US Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b)                                 Interest Periods.  In connection with each LIBOR Rate Loan, the US Borrower, by giving notice at the times described in Section 2.3 or Section 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1) week (other than an Interest Period to be applicable to a LIBOR Rate Loan denominated in Canadian Dollars), one (1) month, two (2) months, three (3) months or six (6) months; provided that:

(i)                                     the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)                                  if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any

Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)                               any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)                              no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and

(v)                                 there shall be no more than ten (10) outstanding Interest Periods in effect at any time.

(c)                                  Default Rate.  Subject to Section 12.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 12.1(a), (b), (i) or (j), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrowers shall no longer have the option to request LIBOR Rate Loans and the US Borrower shall no longer have the option to request Letters of Credit, (B)  any or all of the then outstanding LIBOR Rate Loans denominated in an Alternative Currency shall be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto, (C) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (D) all outstanding Base Rate Loans, Daily LIBOR Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (E) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent.  Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(d)                                 Interest Payment and Computation.  Interest on each Base Rate Loan and each Daily LIBOR Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2018; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year) or, in the case of interest on LIBOR Rate Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

(e)                                  Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis.  It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

(f)                                   Swiss Minimum Interest Rate. The interest rates provided for any Swiss Borrower in this Agreement are minimum interest rates.  The parties hereto have assumed, on the date of this Agreement, that Swiss Withholding Tax is not and will not become payable by a Swiss Borrower on interest payments under this Agreement or any other Loan Document. Each Swiss Borrower acknowledges and agrees that the interest rates set out in this Agreement are minimum interest rates which shall be adjusted in accordance with subsection (g) below if Swiss Withholding Tax becomes payable at any time on interest payments by Fossil Group Europe or any other Swiss Borrower under this Agreement or any other Loan Document.

(g)                                  Swiss Withholding Tax. If Swiss Withholding Tax applies on interest payments by any Swiss Borrower under this Agreement or any other Loan Document, Section 5.11 shall not apply, but instead the following shall apply:

(i)                                     The Swiss Borrower shall pay such additional amounts as shall be necessary in order for the net amounts received by the Lenders after withholding of Swiss Withholding Tax to be equal to the respective amounts of interest which would otherwise have been receivable in respect of this Agreement in the absence of the withholding of Swiss Withholding Tax.

(ii)                                  Swiss Withholding Tax shall be calculated, deducted and paid by the Swiss Borrower to the Swiss federal tax administration on the amount of interest so recalculated at a rate of thirty-five percent (35.0%) (or such other rate as applicable from time to time), unless a tax ruling obtained from the Swiss federal tax administration confirms that such rate is, pursuant to any double-taxation treaty, a specified lesser rate in relation to interest payments under this Agreement in which case such lesser rate shall be applied.

(iii)                               To the extent that interest payable under a Loan Document becomes subject to Swiss Withholding Tax, the Credit Parties and the Lenders shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary (a) to make interest payments without them being subject to Swiss Withholding Tax, or (b) to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties, or (c) for the Lenders to obtain a full or partial refund of Swiss Withholding Tax under applicable double taxation treaties. For the avoidance of doubt, a Lender who is treated as not being a Swiss Qualifying Bank pursuant to Section 5.11(g)(iii) shall not be under any obligation to change its status into a Swiss Qualifying Bank.

(h)                                 Changes to Calculation of Interest Rate for Australian Dollar Loans.

(i)                                     Unavailability of Screen Rate.

(A)                               Interpolated Screen Rate.  If no Screen Rate is available for the Interest Period for a LIBOR Rate Loan denominated in Australian Dollars, BBSY Bid shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan, except where the Interest Period is less than the shortest period published for BBSY Bid, in which case it will be BBSY Bid for the shortest period published by BBSY Bid.

(B)                               Reference Bank Rate.  If no Screen Rate is available for:

(1)                                 Australian Dollars; or

(2)                                 the Interest Period of a LIBOR Rate Loan denominated in Australian Dollars and it is not possible to calculate the Interpolated Screen Rate or other rate under paragraph  (A) above,

BBSY Bid shall be the Reference Bank Rate as of approximately 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date for a LIBOR Rate Loan denominated in Australian Dollars and for a period equal in length to the Interest Period of that Loan.

(C)                               Cost of Funds.  If paragraph (B) above applies but no Reference Bank Rate is available for Australian Dollars and the relevant Interest Period there shall be no BBSY Bid for that Loan and clause (iv) of this Section 5.1(h) shall apply for that Loan for that Interest Period.

(ii)                                  Calculation of Reference Bank Rate.

(A)                               Subject to paragraph (B) below, if BBSY is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date, the Reference Bank Rate shall be calculated on the basis of quotations of the remaining Reference Banks.

(B)                               If at or about noon 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period.

(iii)                               Market Disruption.  If before 5:00 p.m. on the Business Day after the Rate Determination Date for the relevant Interest Period of a LIBOR Rate Loan denominated in Australian Dollars, the Administrative Agent receives notification from a Lender or the Required Lenders that as a result of market circumstances limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date it becomes a Lender), the cost to it of funding its participation in that Loan (from whatever source it may reasonably select) would be in excess of BBSY Bid (in which case a Lender which gives such notification is an “Affected Lender (AUD Loan)”, then clause (iv) of this Section 5.1(h) shall apply to the participation in such Loan of each Affected Lender (AUD) for the relevant Interest Period.

(iv) Cost of Funds.

(A)          If this clause (iv) applies, the rate of interest on each relevant Lenders portion of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(1)           the Applicable Margin for LIBOR Rate Loans which are Revolving Credit Loans;

(2)           in the circumstances described in clause (iii) of this Section 5.1(h), the rate notified to the Administrative Agent to the relevant Affected Lender (AUD Loan); and

(3)           in the circumstances described in clause (i) of this Section 5.1(h), the weighted average of the rates notified to the Administrative Agent by each relevant Lender,

(4)           to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select. That rate is to be notified as soon as practicable and in any event within five (5) Business Days of the first day of that Interest Period.

(B)          If this clause (iv) applies and the Administrative Agent or the US Borrower so requires, the Administrative Agent and the US Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing to a substitute basis for determining the rate of interest.

(C)          Any alternative basis agreed pursuant to paragraph (A) above shall, with the prior written consent of all of the Lenders and the US Borrower, be binding on all parties to this Agreement.

(D)          If this clause (iv) applies, but any Lender does not supply a quotation by the time specified in paragraph (A) above, the rate of interest for that Lender shall be calculated on the basis of the quotations of the remaining Lenders.

Section 5.2                  Notice and Manner of Conversion or Continuation of Loans.  Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) (i) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans or Daily LIBOR Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars and (ii) convert at any time following the fourth Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans or Daily LIBOR Rate Loans  in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Alternative Currencies and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans, (ii) convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Daily LIBOR Rate Loans  or (iii) continue such LIBOR Rate Loans (whether in Dollars or an Alternative Currency) as LIBOR Rate Loans.  Whenever the Borrowers desire to convert or continue Loans as provided above, the US Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 12:00 noon (i) three (3) Business Days before the day on which a proposed conversion or continuation of any such Loan denominated in Dollars is to be effective and (ii) four (4) Business Days before the day on which a proposed conversion or continuation of any such Loan denominated in Alternative Currencies is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued,  (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan and (E) the currency of the Loans to be converted or continued.  If the US Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as LIBOR Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan.  If the US Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Except as expressly provided in clauses (a)(i) and (b)(iii) of the first sentence of this Section 5.2, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 5.3                  Fees.

(a)           Commitment Fee.  Commencing on the Closing Date, subject to Section 14.21(a)(iii)(A), the US  Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to one-half of one percent (0.50%) on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of issued and outstanding undrawn Letters of Credit shall be considered usage, in each case of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee.  The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2018 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due and the Specified Obligations) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or have been Cash Collateralized) and the Revolving Credit Commitment has been terminated.  The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b)           Other Fees.  The US Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in Dollars in the amounts and at the times specified in the Fee Letters.  The US Borrower shall pay to the applicable Lender(s) such fees as shall have been separately agreed upon (pursuant to the Fee Letters or otherwise) in writing in the amounts and at the times so specified

(c)           Closing Fee.          On the Closing Date the US Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable closing fee (“Closing Fee”) equal to one-half of one percent (0.50%) of aggregate amount of the Commitments. The Closing Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with such Lenders’ respective Revolving Credit Commitment Percentages

Section 5.4                  Manner of Payment.

(a)           Sharing of Payments.  Except as otherwise expressly provided herein and except with respect to principal and interest on Loans denominated in an Alternative Currency, each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the ratable account of the Lenders entitled to such payment in Dollars, in immediately available funds, and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received (i) after 2:00 p.m., in the case of payment in Dollars or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency shall be deemed to have been made on the next succeeding Business Day for all purposes.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the ratable account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein.  Without limiting  the generality of the foregoing, the Administrative Agent may require that payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute ratably to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be.  Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent, and any amount payable to any Lender under Section 5.9, 5.10, 5.11 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b)           Defaulting Lenders.  Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 14.21(a)(ii).

(c)           Authorization regarding Certain Payments.  To facilitate the payment of certain amounts payable under this Agreement and the other Loan Documents, the US Borrower (i) shall maintain at least one of its principal Deposit Accounts with Wells Fargo (or any successor Administrative Agent) and (ii) authorizes the Administrative Agent to charge such Deposit Account and/or any other Deposit Account maintained by the US Borrower with Wells Fargo (or any successor Administrative Agent), up to the amount available therein, in order to pay any principal (including unreimbursed amounts drawn under Letters of Credit), interest or fees then due by the Borrowers under this Agreement, any Note or any Fee Letter (but excluding costs and expenses or indemnification obligations payable under Section 14.3).  The Borrower acknowledges and agrees that (A) the Administrative Agent shall not be obligated to effectuate any such charge referred to in this Section 5.4(c), (B) if and to the extent that the Administrative Agent does effectuate any such charge, the same may cause an overdraft which may result in the depository bank’s refusal to honor other items drawn on such account until adequate deposits are made to such account, and (C) if and to the extent that such a charge is not made, the Borrowers are nonetheless obligated to pay all such amounts when due in accordance with this Agreement, the Notes and/or the Fee Letters (as applicable).

Section 5.5                  Evidence of Indebtedness.

(a)           Extensions of Credit.  The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the respective Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Non-US Revolving Credit Note and/or Term Loan Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans and/or Term Loans, in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)           Participations.  In addition to the accounts and records referred to in Section 5.5(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 5.6                  Adjustments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 5.9, 5.10, 5.11 or 14.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)           the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 5.7                  Obligations of Lenders.

(a)           Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans or Daily LIBOR Rate Loans, not later than 1:00 p.m. on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and Section 4.2 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and each Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans.  If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)           Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the US Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)           Nature of Obligations of Lenders Regarding Extensions of Credit.  The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.  The failure of any Lender to make available its Commitment Percentage of any Loan requested by any Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 5.8                  Changed Circumstances.

(a)           Circumstances Affecting LIBOR Rate Availability.  Unless and until a Replacement Rate is implemented in accordance with clause (c) below, in connection with any request for a LIBOR Rate Loan, a Daily LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to Daily LIBOR or LIBOR or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan (whether denominated in Dollars or an Alternative Currency), the Daily LIBOR Rate with respect to a proposed Daily LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the US Borrower.  Thereafter, until the Administrative Agent notifies the US Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans in the affected currency or currencies, Daily LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of the applicable Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan, a Daily LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the applicable Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) (x) convert the then outstanding principal amount of each such LIBOR Rate Loan (other than each  LIBOR Rate Loan denominated in Australian Dollars) to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period or (y) in the case of each such LIBOR Rate Loan denominated in Australian Dollars, clause (iv) of Section 5.1(h) shall apply to such Loans for the then current Interest Period;  (ii) in the case of Daily LIBOR Rate Loans, the applicable Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the date such Borrower is notified of such determination or (iii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the applicable Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.

(b)           Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, any Daily LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the US Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the US Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, Daily LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the applicable Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan, a Daily LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrowers may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR, (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period and (iv) if any of the Lenders may not lawfully continue to maintain a Daily LIBOR Rate Loan , the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR.

(c)           Alternative Rate of Interest.              Notwithstanding anything to the contrary in Section 5.8(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.8(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rate loans in the syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the US Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 5.8(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the US Borrower that the Replacement Rate does not accurately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.8(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 14.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice, provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with , any of the Lenders).

(d)           Illegality. If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit to any Non-US Borrower, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the US Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest  or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by Applicable Law, cancelled.  Upon receipt of such notice, the Borrowers shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of each Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the US Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 5.9                  Indemnity.  Each Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan, a Daily LIBOR Rate Loan, foreign exchange losses or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a Daily LIBOR Rate Loan or a LIBOR Rate Loan (including the failure to make a payment of any Loan denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, other than at the direction of the Administrative Agent or any Lender), (b) due to any failure of such Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans or the a Daily LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth in reasonable detail the factual basis for, and calculations used in, determining such amount or amounts necessary to compensate such Lender shall be forwarded to the US Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 5.10                Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate or the Daily LIBOR Rate) or any Issuing Lender;

(ii)           subject any Recipient to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan or Daily LIBOR Rate Loan made by it, or change the basis of taxation of payments to such

Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.11, Connection Income Taxes and Taxes described in clauses (b) through (e) of the definition of Excluded Taxes); or

(iii)          impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans or  Daily LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Lender of making, converting to, continuing or maintaining any LIBOR Rate Loan or any Daily LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or such Issuing Lender, the Borrowers shall promptly pay to any such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrowers shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the factual basis for, and calculations used in, determining such amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Section 5.10(a) or Section 5.10(b) and delivered to the Borrowers shall be conclusive absent manifest error.  Each Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the US Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor

(except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.11                Taxes.

(a)           Defined Terms.  For purposes of this Section 5.11, the term “Lender” includes the Issuing Lender and the term “Applicable Law” includes FATCA.

(b)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear and without deduction or withholding for any Taxes; except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Credit Parties.  The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Credit Parties shall not be obligated to indemnify the Administrative Agent, any Lender or the Issuing Lender for any amount in respect of any such penalties, interest or reasonable expenses if written demand therefor was not made by the Administrative Agent, such Lender or the Issuing Lender within 180 days from the date on which such party makes payment for such penalties, interest or expenses; provided further that the foregoing limitation shall not apply to any such penalties, interest or reasonable expenses arising out of the retroactive application of any such Indemnified Tax.  A certificate as to the amount of such payment or liability delivered to the US Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative

Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the US Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.11(g)(ii)(A), 5.11(g)(ii)(B) and 5.11(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A)          Any Lender that is a U.S. Person shall deliver to the US Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document,

IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the US  Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the US Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the US Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the US Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the US Borrower or the Administrative Agent as may be necessary for the US Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender who commits to making available a Swiss Facility shall specify on the date of this Agreement whether it is or is not a Swiss Qualifying Bank (or if unknown, shall indicate its status is unknown, in which case it shall be treated by the Swiss Borrower as if it were not a Swiss Qualifying Bank). A Swiss Borrower shall have the right to refuse an initial Lender if this would lead to a breach of the Swiss Ten Non-Bank Rule. Each Lender who becomes a party to this Agreement after the date of this Agreement and commits to making available a Swiss Facility shall specify whether it is/is not a Swiss Qualifying Bank. If a Lender fails to indicate its status in accordance with this Section 5.11(g)(iii), then that Lender shall be treated for the purposes of this Agreement (including by each Swiss Borrower) as if it is not a Swiss Qualifying Bank until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each Swiss Borrower). For the avoidance of doubt, (A) the documentation which a Lender executes on becoming a party shall not be invalidated by any failure of a Lender to comply with this Section 5.11(g)(iii) and (B) none of the Loan Documents shall be invalidated by any failure of a Lender to comply with this Section 5.11(g)(iii) or to indicate its status is unknown.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds.  If the Administrative Agent, a Lender or an Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.12                Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.10, or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the applicable Borrower, use reasonable efforts to designate a different Lending

Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 5.10, or if the Borrowers are required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a) within ten (10) Business Days following such request for compensation or request for payment, or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the US Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the applicable Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 14.9;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with Applicable Law;

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 5.13                Selection of Lending Office.  Subject to Section 5.12(a), each Lender may make any Loan to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the respective Borrowers to repay the Loans in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

Section 5.14                Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the US Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender with respect to such Defaulting Lender (determined after giving effect to Section 14.21(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)           Grant of Security Interest.  The US Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to subsection (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and each Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the US Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)           Application.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 14.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)           Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 14.21, the Person providing Cash Collateral, the Issuing Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent such Cash Collateral was provided by the US Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 5.15                Non-US Borrowers.

(a)           At any time after the Closing Date, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, US Borrower may request to add any of its Foreign Subsidiaries listed on Schedule 1.1E as a Non-US Borrower hereunder thirty (30) Business Days after delivery to the Administrative Agent of a Notice of Non-US Borrower. The Administrative Agent (acting on the instructions of the Non-US Revolving Credit Lenders) may agree that such Foreign Subsidiary becomes a Non-US Borrower in its reasonable discretion. Each Non-US Borrower shall deliver to Administrative Agent (in each case, in form and substance reasonably acceptable to Administrative Agent): (i) if requested by a Lender, one or more Non-US Revolving Credit Notes, (ii) as to itself, the documents, agreements and other instruments required under Sections 6.1(b), (c), (d)(i) and (d)(ii) and such other documents, agreements, and instruments as may be reasonably requested by the Administrative Agent and (iii) a joinder to this Agreement in the form of the Notice of Non-US Borrower.

(b)           Each Non-US Borrower that is or becomes a “Borrower” pursuant to this Section 5.15 hereby irrevocably appoints the US Borrower to act as its agent for all notice purposes of this Agreement and the other Loan Documents and agrees that any notice or communication delivered by the Administrative Agent, any Issuing Lender or any Lenders to the US Borrower shall be deemed delivered to each such Borrower and the Administrative Agent, Issuing Lenders and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement delivered by the US Borrower on behalf of each of the Credit Parties.

(c)           The US Borrower shall be obligated with respect to all of the Obligations, including the Non-US Obligations of each of the Non-US Borrowers. Each Non-US Borrower shall be obligated solely with respect to all of its Non-US Obligations. Notwithstanding anything contained to the contrary in this Agreement or in any Loan Document (including any Notice of Non-US Borrower, Section 5.11(d), Section 14.3(a) and Section 14.3(b)), (A) no Non-US Borrower that is a Foreign Subsidiary shall be obligated with respect to any Obligations other than Non-US Obligations of such Non-US Borrower, (B) with respect to  the Obligations owed by a Non-US Borrower that is a Foreign Subsidiary, each such Non-US Borrower and the US Borrower shall be jointly and severally obligated for such Non-US Obligations, (C) no Non-US Borrower that is a Foreign Subsidiary shall be obligated as a guarantor with respect to the Obligations of the US Borrower or any Domestic Subsidiary and (D) no Foreign Subsidiary shall be obligated with respect to any Non-US Obligations of any other Foreign Subsidiary.

Section 5.16                Designated Lenders.  The Administrative Agent, each Issuing Lender, and each Lender may at its option make any Extension of Credit to any Borrower or otherwise perform its obligations hereunder by causing any domestic or foreign branch or Affiliate of the Administrative Agent, such Issuing Lender or such Lender (each, a “Designated Lender”), as the case may be, to make such Extension of Credit or to perform such obligations; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Extension of Credit in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Extensions of Credit actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Extension of Credit shall be deemed a participation of such Lender.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

Section 6.1                  Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement and thereby to effect the amendment and restatement of the Existing Credit Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions precedent (other than those post-closing matters set forth on Schedule 9.19):

(a)           Executed Loan Documents.  This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Non-US Revolving Credit Note in favor of each Non-US Revolving Credit Lender requesting a Non-US Revolving Credit Note and a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, the Security Documents and the Subsidiary Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)           Closing Certificates; Etc.  The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)            Officer’s Certificate.  A certificate from a Responsible Officer of the US Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since September 30, 2017, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E)  each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.

(ii)           Certificate of Responsible Officer of each Credit Party.  Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Credit Party is a party and authorizing and approving the Transactions and all other transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

(iii)          Organizational Documents, Certificates of Existence and Good Standing, etc.  Such documents and certifications as the Administrative Agent may require to evidence that each Credit Party is duly organized, incorporated or formed, and that each Credit Party is validly existing, in good standing or remains registered as a limited liability company (in the case of each Hong Kong Borrower) and qualified to do business under the laws of its jurisdiction of organization or formation (or equivalent) and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv)          Opinions of Counsel.  Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(v)           Tax Forms.  Copies of the United States Internal Revenue Service forms required by Section 5.11(g).

(c)           Personal Property Collateral.

(i)            Filings and Recordings.  In connection with the execution and delivery of the Security Documents, the Administrative Agent shall be reasonably satisfied that the Security Documents create first priority security interests in favor of the Administrative Agent, on behalf of the Secured Parties, in the Collateral that may be perfected upon filing or recordation of properly completed financing statements, the Security Documents or other documentation satisfactory to the Administrative Agent in the appropriate filing or recording offices therefor (subject to Permitted Liens).

(ii)           Pledged Collateral.  The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)          Account Control Agreements. The Administrative Agent shall have received Account Control Agreements covering the Credit Parties’ Deposit Accounts and all Securities Accounts to the extent required by Section 9.17(a).

(iv)          Lien Search.  The Administrative Agent shall have received the results of a Lien search (including, to the extent available in the applicable jurisdiction,  a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) or applicable local registries as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code or any relevant jurisdiction should be made to evidence or perfect security interests in all Collateral of such Credit Party, indicating among other things that the Collateral of each such Credit Party is free and clear of any Lien (except for Permitted Liens).

(v)           Property and Liability Insurance.  The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, a certificate of insurance evidencing of property, business interruption and liability insurance covering each Credit Party, with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(vi)          Intellectual Property.  The Administrative Agent shall have received security agreements duly executed by the applicable Credit Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property) as applicable.

(vii)         Credit Card Notifications. To the extent requested by the Administrative Agent, notifications (each, a “Credit Card Notification”), substantially in the form of Exhibit N (or such other form as may be  reasonably acceptable to the Administrative Agent), which have been executed on behalf of the US Borrower and addressed to the US  Borrower’s credit card clearinghouses and processors.

(viii)        Other Collateral Documentation.  The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral.

(d)           Consents; Defaults.

(i)            Governmental and Third Party Approvals.  The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the Transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii)           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the Transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e)           Financial Matters; Borrowing Base.

(i)            Financial Statements.  The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the Fiscal Year 2016, and the related audited statements of income and stockholders’ equity and cash flows for the Fiscal Year then ended and (B) the unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries as of September 30, 2017 and related unaudited interim statements of income and retained earnings.

(ii)           Pro Forma Financial Statements.  The Administrative Agent shall have received a pro forma balance sheet of the US Borrower and its Subsidiaries prepared from the financial statements for the calendar month ended immediately prior to the Closing Date giving pro forma effect to the Transactions.

(iii)          Financial Projections.  The Administrative Agent shall have received pro forma Consolidated financial statements for the US Borrower and its Subsidiaries, and projections prepared by management of the Borrowers, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility.

(iv)          Financial Condition/Solvency Certificate.  The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the US Borrower, that (A) after giving effect to the Transactions, the US Borrower and its Subsidiaries, on a consolidated basis, are Solvent, (B) attached thereto are calculations evidencing compliance on a Pro Forma Basis after giving effect to the Transactions with the covenants contained in Article X, and (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the US

Borrower and its Subsidiaries (it being understood that such projections as to future events are not to be viewed as fact and that actual results may differ from such projections).

(v)           Borrowing Base Certificate. The US Borrower shall have delivered a Borrowing Base Certificate dated the Closing Date, relating to the period ended on or about November 30, 2017 and executed by a Responsible Officer of the US Borrower.

(vi)          Payments Prior to or at Closing.  The US Borrower shall have repaid in full in December 2017 the outstanding principal amount of the “Term Loans” under and as defined in the Existing Credit Agreement.  The US Borrower shall have repaid in December 2017 the outstanding principal amount of the “Revolving Credit Loans” under and as defined in the Existing Credit Agreement in an aggregate amount of $125,000,000, together with accrued and unpaid interest to the date of such repayment. The US Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus (unless not required by the Administrative Agent) such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the US Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the Transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)            Revolving Credit Facility Availability.  After giving effect to all Extensions of Credit occurring on the Closing Date, the Borrowers shall have Excess Availability of not less than $50,000,000.

(g)           Miscellaneous.

(i)            Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing from the US Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)           Existing Credit Agreement.  The Indebtedness outstanding under the Existing Credit Agreement shall have been refinanced, or shall be refinancing substantially simultaneously with the initial Extensions of Credit.

(iii)          PATRIOT Act.  Each Credit Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations.

(iv)          Other Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent.  The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 13.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 6.2                  Conditions to All Extensions of Credit.  The obligations of each Lender to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or to convert or continue any Loans and/or the obligation of the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)           Continuation of Representations and Warranties.  The representations and warranties contained in ARTICLE VII shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty expressly made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on and as of such respective dates.

(b)           No Existing Default.  No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance, extension or amendment date with respect to such Letter of Credit or after giving effect to the issuance, extension or amendment of such Letter of Credit on such date.

(c)           Notices.  The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the US Borrower in accordance with Section 2.3(a) or Section 5.2, as applicable.

(d)           No Material Adverse Effect.  No event shall have occurred or circumstance shall exist that (either alone or in combination with other events or circumstances) has had, or could reasonably be expected to have, a Material Adverse Effect.

(e)           Use of Proceeds.  The applicable Borrower shall represent and warrant that the proceeds of any Extension of Credit hereunder will be used for working capital purposes and other uses of cash in the ordinary course of business and consistent with past practices, but excluding cash to be held on the balance sheet of the US Borrower and its Subsidiaries for more than two (2) consecutive Business Days; provided, that the US Borrower may use proceeds of Loans hereunder to repay intercompany loans made by Foreign Subsidiaries to the Borrower that have not been outstanding for more than 30 days in an amount not to exceed the initial amount of such intercompany loans, which such amounts may be held on the balance sheet of such Foreign Subsidiary.  The US Borrower shall specifically describe the use of proceeds from any Extension of Credit in the applicable Notice of Borrowing.

(f)            Additional Documents.  The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

(g)           New Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)           Licensing Requirements.   Each Lender shall have obtained all applicable licenses, consents, permits and approvals as deemed necessary by such Lender in order to execute and perform the transactions contemplated by the Loan Documents and the requested Alternative Currency Extension of Credit.

(i)            Non-US Borrowers.  If the applicable Borrower is a Non-US Borrower, then the conditions of Section 5.15 to the election of such Borrower as a Non-US Borrower shall have been met to the satisfaction of the Administrative Agent. If the applicable Borrower is Fossil Europe, then the FEFF Intercompany Loan Agreement and the FEFF Security Documents shall have been put in place to the satisfaction of the Administrative Agent.

(j)            Alternative Currency.  In the case of an Extension of Credit to be denominated in an Alternative Currency, such currency remains an Eligible Currency

(k)           Legal Impediment. There shall be no impediment, restriction, limitation or prohibition imposed under Applicable Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower (or in the case of Section 7.29 or Section 7.30, the respective Borrower specified therein) hereby represents and warrants to the Administrative Agent and the Lenders, both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and on and as of each borrowing, continuation, conversion, issuance or extension date hereunder, that:

Section 7.1                  Organization; Power; Qualification.  Each Credit Party and each Subsidiary thereof is duly organized, incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power, capacity and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except in jurisdictions where the failure to be so qualified and authorized to do business could not reasonably be expected to result in a Material Adverse Effect.  The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.  No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.

Section 7.2                  Subsidiaries and Capitalization; Domestic Subsidiaries and First-Tier Foreign Subsidiaries.  Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2A.  All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable (subject to capital calls for non-corporations), with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in Schedule 7.2A.  The shareholders or other owners, as applicable, of each Credit Party (other than the US Borrower) and the First-Tier Foreign Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2A.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any

Credit Party (other than the US Borrower) or any First-Tier Foreign Subsidiary, except as described on Schedule 7.2A.  Each  First-Tier Foreign Subsidiary of the US Borrower as of the Closing Date is listed on Schedule 7.2B.

Section 7.3                  Authorization Enforceability.  Each Credit Party and each Subsidiary thereof has the right, capacity, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by any Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 7.4                  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof that is a party to such Loan Document, (b) conflict with, result in a breach of or constitute a default under any of the Organizational Documents of any Credit Party or any Subsidiary thereof that is a party to such Loan Document, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (e) require any consent or authorization of, filing with (other than filings required to be made with the SEC), or other act in respect of, an arbitrator or Governmental Authority, and no consent or approval of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents or approvals that have been obtained and that are still in force and effect or third party approvals or consents which, if not made or obtained could not reasonably be expected to have a Material Adverse Effect and (ii) consents, recordings or filings with respect to the Security Document as specified therein.

Section 7.5                  Compliance with Law; Governmental Approvals.  Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties except to the extent that any such non-compliance could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws, with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

Section 7.6                  Tax Returns and Payments.  Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than (A) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or (B) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect).  Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby.  There is no ongoing audit or examination or, to the knowledge of the US Borrower, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof, in each case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens or (c) to the extent such Lien or claim could not reasonably be expected to have a Material Adverse Effect).  The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of the US Borrower adequate, and the US Borrower does not anticipate any additional taxes or assessments of a material amount for any of such years.

Section 7.7                  Intellectual Property Matters.  Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.

Section 7.8                  Environmental Matters.

(a)           The properties currently owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of applicable Environmental Laws or require remediation or removal thereunder, (ii) could reasonably be expected to give rise to an Environmental Claim, or (iii) could reasonably be expected to materially interfere with the continued operation of such properties or, to the knowledge of each Credit Party and each Subsidiary thereof, materially impair the fair saleable value thereof;

(b)           (i) The operations of each Credit Party and its Subsidiaries are in compliance, and, to the knowledge of each Credit Party and each Subsidiary thereof, except for matters which have been resolved, have been in compliance, in all material respects with applicable Environmental Laws; (ii) except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party and its Subsidiaries has all Governmental Approvals required by any Environmental Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and is in compliance with such Governmental Approvals.

(c)           Except for matters which have been fully resolved, neither any Credit Party nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws or the release, disposal, remediation or removal of any Hazardous Materials and, to the knowledge of each Credit Party and its Subsidiaries as of the Closing Date, no such notice is being threatened by any Person;

(d)           To the knowledge of each Credit Party and its Subsidiaries, Hazardous Materials have not been shipped off-site by any Credit Party or its Subsidiaries in material violation of any Environmental Laws or in a manner that could reasonably be expected to result in any material Environmental Claim against any Credit Party or any of its Subsidiaries;

(e)           No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower and its Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the operations of or real property currently owned, leased or used by any Credit Party or any Subsidiary thereof that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(f)            There has been no release, or to the knowledge of any Credit Party or its Subsidiaries, threat of release, of Hazardous Materials at or from properties currently owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, or at or from any properties formerly owned, leased or operated by any Credit Party or any Subsidiary during the time of such ownership, lease or operation, in violation of or in amounts or in a manner that could reasonably be expected to result in an Environmental Claim that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(g)           The representations and warranties made pursuant to this Section 7.8 are the exclusive representations and warranties contained in this Agreement regarding (i) compliance with or liability under Environmental Laws, (ii) Environmental Claims, or (iii) Hazardous Materials.

Section 7.9                  Employee Benefit Matters.

(a)           As of the Closing Date, neither any Credit Party nor any of its Domestic Subsidiaries maintains or contributes to, or has any obligation under, any Employee Benefit Plan and no ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan, in each case other than those identified on Schedule 7.9.

(b)           Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired or except for preapproved master, prototype or similar plans that are subject to an opinion letter promulgated by the Internal Revenue Service on which the adopting plan sponsor is entitled to rely.  No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect.

(c)           As of the Closing Date, no Pension Plan has been terminated, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

(d)           Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither any Credit Party nor any ERISA Affiliate has:  (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 or Section 430 of the Code.

(e)           No Termination Event has occurred or is reasonably expected to occur and no Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

(f)            Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower and its Domestic Subsidiaries after due inquiry, threatened concerning or involving any (i) Employee Benefit Plan currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

(g)           Neither any Credit Party nor any Domestic Subsidiary thereof is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(h)           As of the Closing Date, no Credit Party nor any Subsidiary thereof has established, or commenced participation in, any defined benefit Canadian Pension Plan.

(i)            As of the Closing Date, no Non-US Borrower nor any Subsidiary thereof maintains or  contributes to, or has any obligation under, (i) any plan, fund, or program that provides retirement income to employees or that results in a deferral of income by employees for periods extending to the termination of covered employment or beyond or (ii) any plan, fund, or program that was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services.

Section 7.10                Margin Stock.  Neither any Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.  If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the US Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

Section 7.11                Government Regulation.  Neither any Credit Party nor any Domestic Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).

Section 7.12                Material Contracts.  Other than as set forth in Schedule 7.12, each Material Contract in effect as of the Closing Date is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof (except any such Material Contract that has expired by its terms).  Neither any Credit Party nor any Subsidiary thereof is in breach of or in default under any Material Contract where such breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.13                Employee Relations.  Neither any Credit Party nor any Domestic Subsidiary thereof is party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13.  Neither any Credit Party nor any Subsidiary thereof knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.14                Credit Card Arrangements. Set forth on Schedule 7.14 is a list describing all arrangements to which the US  Borrower or any Domestic Subsidiary is a party with respect to the payment to the US Borrower of the proceeds of all credit card charges for sales by the US Borrower or such Domestic Subsidiary.

Section 7.15                Financial Statements.  The audited and unaudited financial statements delivered pursuant to Section 6.1(e)(i) are complete and correct and present fairly, in all material respects, on a Consolidated basis the assets, liabilities and financial position of the US Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.

Section 7.16                No Material Adverse Change.  Since September 30, 2017, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of the US Borrower and its Subsidiaries taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 7.17                Solvency.  As of the Closing Date and after giving effect to the Transactions, and on and as of each borrowing, continuation, conversion or extension date hereunder, the US Borrower and its Subsidiaries, on a Consolidated basis, are and will be Solvent.

Section 7.18                Titles to Properties.  As of the Closing Date, (a) the real property listed on Schedule 7.18 constitutes all of the real property of a material nature that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries, and (b) no Credit Party owns any real property of a material nature that would be required to be subject to a Mortgage pursuant to Section 9.11(d). Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.19                Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of any Borrower and its Subsidiaries, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) has or could reasonably be expected to have a Material Adverse Effect, or (b) materially and adversely affects any Transaction contemplated hereby.

Section 7.20                Absence of Defaults.  No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.21                Senior Indebtedness Status.  The Obligations of each Credit Party under this Agreement and each of the other Loan Documents (a) rank and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and at least equal in priority to all senior secured or unsecured Indebtedness of each such Person and (b) are designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness.

Section 7.22                Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.  None of (a) the Credit Parties, any Subsidiary or to the knowledge of the Credit Parties or such Subsidiary any of their respective directors, officers, employees or Affiliates, or (b) to the knowledge of the Credit Parties, any agent or representative of a Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility established hereby is a Sanctioned Person or the subject or target of any Sanctions.  Each Credit Party and its Subsidiaries and to the knowledge of the US Borrower, each director, officer, employee, agent and Affiliate of the Credit Parties and each such Subsidiary, is in compliance with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and all applicable Sanctions and each Credit Party and its Subsidiaries has instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws to the extent applicable. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions have been started or (to the best knowledge and belief of each Credit Party and its Subsidiaries) threatened against any Credit Party it or any of its Subsidiaries.

Section 7.23                Investment Bankers’ and Similar Fees.  Neither any Credit Party nor any Subsidiary thereof has any obligation to any Person in respect of any finders’, brokers’, investment banking or other similar fee in connection with any of the Transactions.

Section 7.24                Disclosure.  The US Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No written financial statement, material report, material certificate or other written material information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Credit Parties only represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.25                Eligible Accounts.  As to each Account that is identified by US Borrower as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of business of the applicable Borrower or Domestic Subsidiary, (b) owed to the applicable Borrower or Domestic Subsidiary without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (other than return rights for defective goods or repairs available in  the ordinary course of business), and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Administrative Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

Section 7.26                Eligible Inventory.  As to each item of Inventory that is identified by US Borrower as Eligible Finished Goods Inventory in a Borrowing Base Certificate submitted to the Administrative Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Administrative Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

Section 7.27                Location of Inventory.  The Inventory of the Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 7.27  (as such Schedule may be updated pursuant to Section 9.16).

Section 7.28                Inventory Records.  Each Credit Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

Section 7.29                Representations as to Non-US Borrowers.

(a)           Each of the Non-US Borrowers (other than any English Borrower) represents and warrants to the Administrative Agent and the Lenders that it is subject to civil and commercial Applicable Laws with respect to its obligations under the Applicable Non-US Borrower Documents.

(b)           Each of the Non-US Borrowers represents and warrants to the Administrative Agent and the Lenders that: (i) the execution, delivery and performance by such Non-US Borrower of the Applicable Non-US Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts; and (ii) neither such Non-US Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-US Borrower is organized and existing in respect of its obligations under the Applicable Non-US Borrower Documents.

(c)                                  Each of the Non-US Borrowers represents and warrants to the Administrative Agent and the Lenders that: (i) the choice of governing law of each Applicable Non-US Borrower Document will be recognized and enforced in the jurisdiction in which such Non-US Borrower is organized and existing and any judgment obtained in relation to an Applicable Non-US Borrower Document will be recognized and enforced in the jurisdiction in which such Non-US Borrower is organized and existing, subject in each case to the rules of Applicable Law on choice of law, recognition and enforcement in such jurisdiction; and (ii) under the laws of the jurisdiction in which such Non-US Borrower is organized and existing, it is not necessary that the Applicable Non-US Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in that jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Non-US Borrower Documents or any other document, except for (A) filing or recordation of any Security Document to which such Non-US Borrower is a party in the appropriate filing offices, which registrations and filings will be made promptly after the date of the relevant Security Document,  (B) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Non-US Borrower Document or any other document is sought to be enforced and (C) any charge or tax as has been timely paid.

(d)                                 Each of the Non-US Borrowers represents and warrants to the Administrative Agent and the Lenders that there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Non-US Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Non-US Borrower Documents or (ii) on any payment to be made by such Non-US Borrower pursuant to the Applicable Non-US Borrower Documents, except as has been disclosed to the Lender in Schedule 7.29 and except that a Non-US Borrower shall not be in breach of the representation made under this Section 7.29(d) under the circumstance set out in the second sentence of Section 7.30. Notwithstanding the foregoing, a Canadian Borrower shall not be in breach of the representation made under this Section 7.29(d) in connection with any payment described in Section 7.29(d)(ii) that is made by the Canadian Borrower to a Related Non-Canadian Recipient.

(e)                                  Each of the Non-US Borrowers represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of the Applicable Non-US Borrower Documents executed by such Non-US Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Non-US Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 7.30                                               Compliance with Swiss Non-Bank Rules. Each Swiss Borrower represents and warrants to the Administrative Agent and the Lenders that it is in compliance with the Swiss Non-Bank Rules. A Swiss Borrower shall not be in breach of the representations made under this Section 7.30 if its number of creditors in respect of either the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule is exceeded solely by reason of (i) a failure by one or more Lenders to obtain the consent of the Swiss Borrower pursuant to Section 14.9(b)(iii)(D) (where such consent would have been required) or (ii) one or more Lenders giving an incorrect status confirmation pursuant to Section 5.11(g)(iii). For the purpose of each Swiss Borrower’s compliance with the Swiss Twenty Non-Bank Rule under this Section 7.30, the number of Lenders under the Swiss Facilities which are not Swiss Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders).

Section 7.31                                               Flood Hazard Insurance.  With respect to each parcel of real property subject to a Mortgage, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as are described in clause (C) of

Section 9.11(d), (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as the US Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any real property into or out of a special flood hazard area.

ARTICLE VIII

FINANCIAL INFORMATION AND NOTICES

Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), each Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent (which shall make such information available to the Lenders in accordance with its customary practice):

Section 8.1                                                      Financial Statements and Projections.

(a)                                 Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days (or, if earlier, five (5) Business Days after the date of any required public filing thereof) after the end of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ended on or about March 31, 2018), an unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the US Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the US Borrower to present fairly in all material respects the financial condition of the US Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the US Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(b)                                 Annual Financial Statements.  As soon as practicable and in any event within seventy-five (75) days (or, if earlier, five (5) Business Days after the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year 2017), an audited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and shall be accompanied by a report and opinion thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the US Borrower or any of its Subsidiaries or subject to any “going concern” or similar qualification or with respect to accounting principles followed by the US Borrower or any of its Subsidiaries not in accordance with GAAP.

(c)                                  Domestic Subsidiaries and First-Tier Foreign Subsidiaries.  At each time financial statements are delivered pursuant to Section 8.1(a) or Section 8.1(b), information in reasonable form and detail which certifies as to the Domestic Subsidiaries and  First-Tier Foreign Subsidiaries then in existence, and, if and to the extent so requested by the Administrative Agent, calculations of the then current aggregate book value (determined in accordance with GAAP) of the assets of any Domestic Subsidiary or Foreign Subsidiary directly owned by the Borrower and/or any Domestic Subsidiary(ies).

Section 8.2                                                      Officer’s Compliance Certificate.

(a)                                 At each time financial statements are delivered pursuant to Section 8.1(a) or Section 8.1(b) and at such other times as the Administrative Agent shall reasonably request, an Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of the US Borrower.

(b)                                 At each time a Borrowing Base Certificate is delivered pursuant to Section 8.3 and at such other times as the Administrative Agent shall reasonably request, an Officer’s Compliance Certificate as to compliance with the minimum Liquidity financial covenant set forth in Section 10.4 signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of the US Borrower

Section 8.3                                                      Borrowing Base Certificate.  As soon as practicable and in any event within thirty (30) days after the end of each calendar month, unless an Increased Reporting Event has occurred and is continuing (in which event such Borrowing Base Certificate will be delivered on Friday of each week (or, if Friday is not a Business Day, on the next succeeding Business Day)), a certificate of the chief executive officer, the chief financial officer, the chief accounting officer, treasurer or assistant treasurer of the US Borrower, in the form of the Borrowing Base Certificate, calculating the Borrowing Base of each Borrower and the Aggregate Borrowing Base  as of the closing of business on the immediately preceding fiscal month or week, as applicable; provided that in addition to the foregoing, the US Borrower shall, contemporaneously with the occurrence of any disposition of the type described in Section 11.5(k), Section 11.5(l) or Section 11.5(p), furnish a Borrowing Base Certificate of the applicable Borrower showing the Borrowing Base in effect after giving effect to such disposition.

Section 8.4                                                      Agings. Concurrently with any delivery of a Borrowing Base Certificate under Section 8.3 above, an aging of accounts payable of the Credit Parties, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion.

Section 8.5                                                      Collateral Reports and Reconciliation Reports.  The collateral reports and reconciliation reports set forth on Schedule 8.5 at the times specified therein.

Section 8.6                                                      Other Reports.

(a)                                 Promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party, any Domestic Subsidiary thereof or any Foreign Subsidiary thereof that is the subject of a going concern disclosure or has received a qualified adverse audit report or any of their respective boards of directors or other applicable governing body by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

(b)                                 Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities, any law, regulation, applicable market guidance or internal policy in relation to the periodic review and/or updating of customer information under applicable “know your customer”

and anti-money laundering rules and regulations (including, without limitation, the Act), as from time to time reasonably requested by the Administrative Agent or any Lender;

(c)                                  Such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request;

(d)                                 (x) On or before the Closing Date, a thirteen-week operating budget and cash flow forecast, substantially in the form of Exhibit O and (y) following the delivery of the initial thirteen-week operating budget and cash flow forecast referenced in clause (x), on Friday of each week thereafter, (i) an updated thirteen-week operating budget and cash flow forecast, substantially in the form of Exhibit O; provided that the reports detailed in this subsection (e) shall not be required during any period in which the Consolidated Total Leverage Ratio as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b) (beginning with the Fiscal Quarter ended on or about July 1, 2017) is less than or equal to 2.50 to 1.00;

(e)                                  Within fifteen (15) days after each fiscal month end commencing with the fiscal month ended October 31, 2017, a consolidating statement of cash balances for the US Borrower and each of its Subsidiaries (and indicating whether such cash balance is held by the US Borrower, a Non-US Borrower, Fossil France, a Subsidiary Guarantor, a First-Tier Foreign Subsidiary the Capital Stock of which is pledged pursuant to a Foreign Subsidiary Pledge Agreement, or a Subsidiary that is none of the foregoing) as of the last day of the most recently ended fiscal month; and

(f)                                   Concurrently with delivery of a Compliance Certificate pursuant to Section 8.2(a) that is delivered with the annual financial statements pursuant to Section 8.1(b), a business plan and operating and capital budget of the US Borrower and its Subsidiaries for the ensuing four (4) Fiscal Quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the financial covenants set forth in ARTICLE X and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the US Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the US Borrower and its Subsidiaries for such period.

Section 8.7                                                      Notice of Litigation and Other Matters.  Prompt (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) telephonic and written notice of:

(a)                                 the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(b)                                 (i) any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect and (ii) notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could (A) reasonably be expected to have a Material Adverse Effect or (B) cause any Property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(c)                                  any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof and that could reasonably be expected to have a Material Adverse Effect;

(d)                                 any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;

(e)                                  (i) any Default or Event of Default or (ii) any event or circumstance which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the US Borrower or any of its Subsidiaries is a party or by which the US Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

(f)                                   (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the US Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA or any notice of intent to terminate in whole or in part any Canadian Pension Plan;

(g)                                  any event or circumstance which makes any of the representations set forth in Article VII that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event or circumstance which makes any of the representations set forth in Article VII that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect;

(h)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(i)                                     promptly, and in any event within ten (10) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and

(j)                                    (i) any announcement of any change in either the Moody’s Rating or the S&P Rating and (ii) any request by the US Borrower to any rating agency that such agency not maintain the US Borrower’s corporate or corporate family rating, as applicable.

Documents required to be delivered pursuant to this Article may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address listed in Section 14.1 or when such document is filed on EDGAR or the equivalent thereof with the SEC; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the US Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the US Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the US Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.  Notwithstanding anything contained herein, in every instance the US Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent.  Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the US Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the US Borrower or its securities) (each, a “Public Lender”).  Each Borrower hereby agrees that, so long as the US Borrower is the issuer of any outstanding debt or equity securities that are registered under the Exchange Act, registered under the Securities Act of 1933, as amended, or issued pursuant to a private offering or is actively contemplating issuing any such securities, the US Borrower will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by the US Borrower marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the US Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 8.8                                                      Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender whether pursuant to this ARTICLE VIII or any other provision of this Agreement, or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 7.24.

ARTICLE IX

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), each Borrower will, and will cause each of its Subsidiaries to:

Section 9.1                                                      Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 11.4 and except as could not reasonably be expected to result in a Material Adverse Effect, preserve and maintain its separate corporate or other entity existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

Section 9.2                                                      Maintenance of Property and Licenses.

(a)                                 In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary and material to the conduct of its business, including material copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all material buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

(b)                                 Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted.

Section 9.3                                                      Insurance.  Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including, without limitation, hazard and business interruption insurance).  Without limiting the foregoing, the US Borrower shall and shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 and related legislation (“Flood Laws”) or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area. All such insurance shall (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, and (b) with respect to liability insurance, name the Administrative Agent as an additional insured party thereunder.  On the Closing Date and from time to time thereafter, deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.  Notwithstanding the foregoing sentences of this Section 9.3, any Credit Party or any Foreign Subsidiary may self-insure against such risks and in such amounts as are customary in the Credit Parties’ industry.

Section 9.4                                                      Accounting Methods and Financial Records.  Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

Section 9.5                                                      Payment of Taxes and Other Obligations.  Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the validity or amount thereof is contested in good faith and the Borrower or such Subsidiary has adequate reserves with respect thereto in accordance with GAAP or the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

Section 9.6                                                      Compliance With Laws and Approvals.  Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals of a material nature, in each case applicable to the conduct of its business.

Section 9.7                                                      Environmental Laws.  In addition to and without limiting the generality of Section 9.6, (a) comply in all material respects with, and use reasonable efforts to require such compliance by all tenants and subtenants with, applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to require that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) promptly comply in all material respects with all lawful orders and directives of any Governmental Authority regarding Environmental Laws and satisfy all successful, final, non-appealable Environmental Claims brought by any Person, including without limitation the investigation, sampling, remediation, removal and monitoring of Hazardous Materials, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except (i) to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment or (ii) to the extent that any of the foregoing relate solely to conditions which first occur or come into existence after the consummation of a foreclosure or a deed in lieu of foreclosure with respect to the real Property involved as to which neither any Credit Party nor any of its Subsidiaries has any control and either (A) such conditions result from the negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by a final nonappealable judgment, or (B) such conditions first occur or come into existence more than two years after the consummation of such foreclosure or deed in lieu of foreclosure.

Section 9.8                                                      Compliance with ERISA.  In addition to and without limiting the generality of Section 9.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the

Administrative Agent. No Credit Party nor any Subsidiary shall establish, or participate in, any defined benefit Canadian Pension Plan.

Section 9.9                                                      Compliance with Agreements.  Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract except to the extent that any non-compliance could not reasonably be expected to have a Material Adverse Effect; provided, that each Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

Section 9.10                                               Visits and Inspections; Lender Meetings.

(a)                                 Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, at the US Borrower’s expense, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects, provided that so long as no Event of Default has occurred and is continuing, a Borrower shall be entitled to advance notice of, and an opportunity to be present and participate in, any discussions with its independent accountants.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

(b)                                 Permit the Administrative Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as the Administrative Agent may designate, at the US Borrower’s expense in accordance with the provisions of the Fee Letter with the Administrative Agent, subject to the limitations set forth below in Section 9.10(c).

(c)                                  So long as no Event of Default shall have occurred and be continuing during a calendar year, US Borrower shall not be obligated to reimburse the Administrative Agent for more than one (1) field examination of each Borrower (including the Domestic Subsidiaries of the US Borrower) in such calendar year and one (1) inventory appraisal of each Borrower (including the Domestic Subsidiaries of the US Borrower) in such calendar year, in each case, except for field examinations and appraisals conducted in connection with a Person becoming joined to this Agreement as a Borrower or becomes a Credit Party pursuant to the provisions of this Agreement(whether or not consummated).

(d)                                 Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the US Borrower’s corporate offices (or such other location as may be agreed to by the US Borrower and the Administrative Agent) at such time as may be agreed by the US Borrower and the Administrative Agent.

Section 9.11                                               Covenant to Guaranty and Provide Security.

(a)                                 Additional Domestic Subsidiaries.  Notify the Administrative Agent upon the creation or acquisition of any Domestic Subsidiary, and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition and as such time period may be extended by the Administrative Agent in its sole discretion), cause such Domestic Subsidiary to (i) execute and deliver to the Administrative Agent a duly executed Joinder Agreement, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary, (iii) deliver to the Administrative Agent such documents and certificates referred to in Section 6.1 as may be reasonably requested by the

Administrative Agent, (iv) if such Capital Stock is certificated, deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Domestic Subsidiary, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent (including legal opinions) to provide to the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, valid and perfected first priority Liens and security interests (subject to Permitted Liens) in the Collateral of such Domestic Subsidiary (or to evidence or confirm the provision thereof), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 Additional First-Tier Foreign Subsidiaries.  Notify the Administrative Agent upon the creation or acquisition of any First-Tier Foreign Subsidiary and promptly thereafter (and in any event within ninety (90) days after such creation or acquisition and as such time period may be extended by the Administrative Agent in its sole discretion), (i) deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any such First-Tier Foreign Subsidiary as security for the Obligations (unless such Capital Stock is already pledged under then existing Security Documents) and a consent thereto executed by such First-Tier Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing such portion of the Capital Stock of such First-Tier Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) deliver to the Administrative Agent such documents and certificates referred to in Section 9.11(a)(iii) as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such First-Tier Foreign Subsidiary and (iv) deliver to the Administrative Agent such documents as may be reasonably requested by the Administrative Agent (including legal opinions) to provide to the Administrative Agent, for the benefit of the Lenders and the other Secured Parties, valid and perfected first priority Liens and security interests (subject to Permitted Liens) in such portion of the Capital Stock of such First-Tier Foreign Subsidiary (or to evidence or confirm the provision thereof), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)                                  Merger Subsidiaries.  Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.11(a) or Section 9.11(b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 9.11(a) or Section 9.11(b), as applicable, within ten (10) Business Days after the consummation of such Permitted Acquisition) or such longer period as consented to by the Administrative Agent.

(d)                                 Real Property Collateral.  (i) Promptly after the acquisition of any owned material real property by any Credit Party that is not subject to the existing Security Documents (and, in any event, within ten (10) days after such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (ii) promptly thereafter (and in any event, within sixty (60) days of such acquisition (as such time period may be extended by the Administrative Agent in its sole discretion, or such requirement is waived by the Administrative Agent, provided that no such waiver of a requirement or an extension beyond one hundred twenty (120) days shall be granted without the consent of the Required Lenders), deliver a Mortgage and the following in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all in form and substance acceptable to the Administrative Agent and in compliance with applicable Flood Laws:

(A)                               Title Insurance.  The Administrative Agent shall have received a marked-up commitment for an ALTA (or other foreign equivalent) mortgagee title insurance policy, insuring the first priority Lien of the Administrative Agent, for the benefit of the Secured Parties, and showing no Liens prior to such Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Administrative Agent, on each property subject to a Mortgage;

(B)                               Title Exceptions.  The Administrative Agent shall have received copies of all recorded documents creating exceptions to the title policy referred to in clause (A) above of this Section 9.11(d);

(C)                               Matters Relating to Flood Hazard Properties.  With respect to each parcel of real property subject to a Mortgage, the Administrative Agent shall have received (1) a “life of loan” flood hazard certification from the National Research Center, or any successor agency thereto and, (2) if such parcel of real property is located in a special flood hazard area:

(I)                                   notices to (and confirmation of receipt by) such Credit Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program; and

(II)                              to the extent flood hazard insurance is available in the community in which the real property is located, a copy of one of the following: (w) the flood hazard insurance policy, (x) such Credit Party’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to such Credit Party or (z) such other evidence of flood hazard insurance that complies with Flood Laws and is satisfactory to the Administrative Agent;

provided that with respect to any parcel of real property subject to a Mortgage that is not located in the United States, to the extent the items referred to in clauses (I) and (II) of this paragraph (C) are not available, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the applicable Credit Party maintains such flood hazard insurance with respect to such real property as is customary in such jurisdiction and in compliance with Applicable Laws;

(D)                               Surveys.  The Administrative Agent shall have received copies of ALTA surveys of a recent date of each parcel of real property subject to a Mortgage certified as of a recent date by a registered engineer or land surveyor.  Each such survey shall be accompanied by an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate.  Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by Applicable Laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement;

(E)                                Environmental Assessments.  The Administrative Agent shall have received a Phase I environmental assessment and such other environmental report reasonably requested by the Administrative Agent regarding each parcel of real property subject to a Mortgage by an environmental engineering firm acceptable to the Administrative Agent showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws, either of which could reasonably be expected to have a Material Adverse Effect; and

(F)                                 Other Real Property Information.  The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, landlord agreements/waivers, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

For purposes of clause (ii) of the definition of Excluded Property, clause (b) of Section 7.18 and this Section 9.11(d), “material” means having a value in excess of $1,000,000 individually and $5,000,000 in the aggregate (inclusive of any real property owned by the Credit Parties prior to the date of this Agreement).

(e)                                  Exclusions.  Notwithstanding the foregoing, the provisions of Section 9.11(a) and Section 9.11(b) shall not apply to assets as to which the Administrative Agent and the US Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

Section 9.12                                               Use of Proceeds.  The Borrowers shall use the proceeds of the Extensions of Credit (a) to refinance the Indebtedness outstanding under the Existing Credit Agreement (other than the Existing Letters of Credit), (b) to finance the acquisition of Capital Assets, (c) for working capital and general corporate purposes of the US Borrower and its Subsidiaries, including the payment of certain fees, commissions and expenses incurred in connection with the Transactions and this Agreement, and (d) the repurchase of the US Borrower’s Capital Stock as and to the extent permitted by Section 11.6(d).  No Borrower will  request any Extension of Credit, and no Borrowers shall  use, and each Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or, knowingly indirectly, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.  No Credit Party shall fund any repayment of any Extension of Credit with proceeds derived from a transaction prohibited by Anti-Corruption Law, Anti-Money Laundering Law or Sanctions or in any manner that would cause a party to be in breach of any Anti-Corruption Law, Anti-Money Laundering Law or Sanctions.

Section 9.13                                               Further Assurances.  To the extent required by the Loan Documents, maintain the security interest created by the Security Documents as a perfected, first priority security interest; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Administrative Agent, for the ratable benefit of the Secured Parties, has a perfected security interest pursuant hereto or thereto, including, without limitation, filing any financing, financing change or continuation statements under the UCC, the PPSA or the Australian PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.

Section 9.14                                               Non-Consolidation.  Maintain (a) entity records and books of account separate from those of any other entity which is an Affiliate of such entity, (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (except pursuant to cash management systems, including any Cash Pools, reasonably acceptable to the Administrative Agent) and (c) provide that its board of directors (or equivalent governing body) will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities (except to the extent that joint meetings are held generally consistent with the practices of the US Borrower and its Subsidiaries as in effect on the Closing Date).

Section 9.15                                               Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.  Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws; Anti-Money Laundering Laws and applicable Sanctions.

Section 9.16                                               Location of Inventory. Keep their Inventory only at the locations identified on Schedule 7.27 to this Agreement (provided that Borrowers may amend Schedule 7.27 to this Agreement so long as such amendment occurs by written notice to the Administrative Agent not less than ten (10) days prior to the date on which such Inventory is moved to such new location and so long as the Administrative Agent has consented to such amendment and such new location is within the continental United States, Germany, Hong Kong, Australia, the United Kingdom or Canada).  Each Credit  Party will, and will cause each of its Subsidiaries to, use their commercially reasonable efforts to obtain Collateral Access Agreements for each of the locations identified on Schedule 7.27.

Section 9.17                                               Deposit Accounts and Securities Accounts.

(a)                                 Cause the Deposit Accounts and Securities Accounts of the Credit Parties (other than the Specified Account so long as the aggregate balance in the Specified Account does not exceed AUD 3,000,000 at any time) at all times to be subject to an Account Control Agreement; provided, however, that the Credit Parties may maintain Deposit Accounts and Securities Accounts and participate in the Cash Pool not subject to any Account Control Agreement so long as the aggregate balance in all such accounts collectively does not exceed $25,000,000 at any time; and  provided  further, that the following shall be excluded in determining whether the $25,000,000 limit has been exceeded: (x) the Specified Account so long as the aggregate balance in the Specified Account does not exceed AUD 3,000,000 at any time and (y) Deposit Accounts and Securities Accounts established solely to hold escrowed funds or funds in connection with customary indemnification and holdback escrowed arrangements described in  clause (vii) of the definition of Excluded Property. For the avoidance of doubt, balances in Deposit Accounts and Securities Accounts established for the purpose of funding payroll, payroll taxes and other compensation and benefits and for petty cash described in clause (vii) of the definition of Excluded Property shall be included in determining whether the $25,000,000 limit has been exceeded.

(b)                                 On Friday of each week, cause all amounts in all Deposit Accounts and Securities Accounts in the United States in excess of $25,000,000 in the aggregate to be swept directly into the Deposit Account referenced in Section 5.4(c) to be applied as set forth in such Section.

Section 9.18                                               Compliance with Swiss Non-Bank Rules.  Each Swiss Borrower shall ensure that it is at all times throughout the duration of this Agreement in compliance with the Swiss Non-Bank Rules. A Swiss Borrower shall not be in breach of this covenant if its number of creditors in respect of either the Swiss Ten Non-Bank Rule or the Swiss Twenty Non-Bank Rule is exceeded solely by reason of (i) failure by one or more Lenders to obtain the consent of the Swiss Borrower pursuant to Section 14.9(b)(iii)(D) (where such consent would have been required) or (ii) one or more Lenders giving an incorrect status confirmation pursuant to Section 5.11(g)(iii). For the purpose of each Swiss Borrower’s compliance with the Swiss Twenty Non-Bank Rule under this Section 9.18, the number of Lenders under the Swiss Facilities which are not Swiss Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders).

Section 9.19                                               Post-Closing Matters.  Notwithstanding the terms hereof, execute and deliver the documents, take the actions and complete the tasks as set forth on Schedule 9.19, in each case within the applicable time limits specified on such schedule.

ARTICLE X

FINANCIAL COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), the US Borrower will not:

Section 10.1                                               Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during each period specified below to be greater than the ratio set forth below during the corresponding period:

Period	Ratio
From October 1, 2017 through March 31, 2018	4.50 to 1.00
From April 1, 2018 through June 30, 2018	4.75 to 1.00
From July 1, 2018 through September 29, 2018	5.00 to 1.00
From September 30, 2018 through December 29, 2018	4.25 to 1.00
From December 30, 2018 through September 28, 2019	3.75 to 1.00
At all times from and after September 29, 2019	3.50 to 1.00

Section 10.2                                               Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, calculated for each 12-month period ending on the first day of any FCCR Covenant Testing Period or the last day of each Fiscal Quarter thereafter that ends on or prior to the last day of any FCCR Covenant Testing Period, in each case to be less than 1.15 to 1.00.

Section 10.3                                               Minimum Consolidated EBITDA. Permit Consolidated EBITDA as of the last day of the most recently completed four Fiscal Quarters of the US Borrower, commencing with the Fiscal Quarter ending December 29, 2018, to be less than $110,000,000.00.

Section 10.4                                               Minimum Liquidity.  Permit Liquidity (with the Aggregate Borrowing Base calculated based on the Borrowing Base Certificate most recently delivered in accordance with Section 8.3 of this Agreement) as of the last day of any fiscal month to be less than $160,000,000.

Section 10.5                                               Capital Expenditures.  Make Unfinanced Capital Expenditures in an aggregate amount greater than $35,000,000 during any Fiscal Year; provided that such amount shall be increased by carrying forward up to $10,000,000 of unused amounts from prior Fiscal Years (by way of clarification, such carry-forward shall be limited to $10,000,000 in the aggregate for all unused amounts from all prior Fiscal Years).

ARTICLE XI

NEGATIVE COVENANTS

Until all of the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized), each Borrower will not, and will not permit any of its Subsidiaries to:

Section 11.1                                               Limitations on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 the Obligations (excluding Indebtedness and obligations owing under Hedge Agreements permitted pursuant to Section 11.1(b));

(b)                                 Indebtedness and obligations owing under (i) Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Cash Management Agreements entered into between the US Borrower or any of its Subsidiaries, and any Lender or an Affiliate of a Lender, as counterparty;

(c)                                  Indebtedness existing on the Closing Date and listed on Schedule 11.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the US Borrower and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(d)                                 Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount not to exceed $40,000,000 at any time outstanding;

(e)                                  Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a), (b), (c), (d) and (k) of this Section;

(f)                                   unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Obligor Subsidiary to another Non-Obligor Subsidiary, (iii) owed by any Non-Obligor Subsidiary to any Credit Party (provided that such Indebtedness (A) is permitted pursuant to Section 11.3(g) and (B) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent) and (iv) owed by any Credit Party to any Non-Obligor Subsidiary (provided that such Indebtedness pursuant to this clause (iv) shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);

(g)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(h)                                 Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(i)                                     Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the US Borrower or its Subsidiaries to purchase or redeem Capital Stock or options of the US Borrower permitted pursuant to Section 11.6(d); provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;

(j)                                    unsecured Guaranty Obligations arising with respect to customary indemnification obligations owed to purchasers in connection with Asset Dispositions permitted by Section 11.5;

(k)                                 Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 11.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither any Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding;

(l)                                     Guaranty Obligations of Domestic Subsidiaries with respect to Indebtedness of the US Borrower permitted pursuant to Section 11.1; provided that such Subsidiaries shall have guaranteed the Obligations pursuant to the Loan Documents;

(m)                             (i) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding (excluding the Obligations of Non-US Borrowers pursuant to this Agreement and the Indebtedness of Fossil France pursuant to the FEFF Intercompany Loan Agreement) and (ii) Indebtedness of Fossil France to Fossil Europe pursuant to the FEFF Intercompany Loan Agreement;  and

(n)                                 additional unsecured Indebtedness of the US Borrower (including Permitted Convertible Indebtedness) in an aggregate principal amount not to exceed $450,000,000 at any time outstanding;

provided that (i) on the date of incurrence thereof the US Borrower is in compliance on a Pro Forma Basis with the covenants contained ARTICLE X as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b), as applicable, after giving effect to the incurrence of such Indebtedness (and the Borrower shall deliver a certificate from a Responsible Officer in form and detail reasonably satisfactory to the Administrative Agent confirming the foregoing and demonstrating compliance with the financial covenants after giving effect thereto on a Pro Forma Basis), (ii) on the date of incurrence thereof no Default or Event of Default has occurred and is continuing or will result after giving effect to the incurrence of such Indebtedness, (iii) the final maturity of such Indebtedness is not prior to, and such Indebtedness does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is one hundred eighty one (181) days after the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date (it being understood that neither (A) any provision requiring an offer to purchase Permitted Convertible Indebtedness as a result of a change of control or asset sale or other fundamental change nor (B) any early conversion of any Permitted Convertible Indebtedness in accordance with the terms of the documentation governing such Permitted Convertible Indebtedness shall violate the foregoing restriction), and (iv) the Net Cash Proceeds thereof are applied to the extent required by and pursuant to the terms of Section 4.4(b)(iii).

Permission for second Lien Indebtedness of the US Borrower that repays not less than all of the outstanding principal of and interest on the Term Loans and a release of the Administrative Agent’s lien for the benefit of the Secured Parties on all Collateral constituting intellectual property, intangible assets, trade names and Capital Stock (other than Capital Stock of Fossil Europe and Fossil France) in connection with the incurrence of such Indebtedness will be considered by the Administrative Agent and subject to approval by all of the Lenders and upon such approval shall be deemed to be Indebtedness permitted by this Section 11.1 and the Liens securing such approved second Lien facility shall be Liens permitted by Section 11.2 and constitute “Permitted Liens” (as so approved, a “Second Lien Facility”).  Any Second Lien Facility will be subject to an intercreditor agreement among the US Borrower, the Administrative Agent and the lenders (or the agent for the lenders) providing the Second Lien Facility, which shall include, but not be limited to, payment and lien priority provisions, procedures governing enforcement which will permit the Administrative Agent and the other Secured Parties to exercise remedies with respect to the Collateral and other reasonable usual and customary terms included in intercreditor arrangements between senior debt and second lien debt holders.  One hundred percent (100%) of the Net Cash Proceeds of any permitted Second Lien Facility must be paid to the Lenders and applied as a permanent reduction against, and to repay in full, the Term Loans pursuant to Section 4.4(b)(iii).

Section 11.2                                         Limitations on Liens.  Create, incur, assume or suffer to exist any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)                                 Liens securing the Obligations and Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)                                 Liens in existence on the Closing Date and described on Schedule 11.2 and the replacement, renewal or extension thereof, including Liens incurred in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 11.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 11.2); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date;

(c)                                  Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA (or with respect to any Employee Benefit Plan, the Code) or Environmental Laws) (i) not yet due or as to which the period of grace, if any, related thereto has not expired or, with respect to an aggregate amount of such taxes, assessments or other governmental charges or levies owed by Foreign Subsidiaries not in excess of $1,000,000 not delinquent for more than 30 days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP, provided, in each case, that no notice of such a Lien has been filed or recorded under the Code or other Applicable Law;

(d)                                 the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than sixty (60) days or are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(e)                                  Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)                                   Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g)                                  purported Liens evidenced by the filing of precautionary UCC,  PPSA or Australian PPSA financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the US Borrower and its Subsidiaries;

(h)                                 Liens securing Indebtedness permitted under Section 11.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

(i)                                     Liens securing judgments for the payment of money not constituting an Event of Default under Section 12.1(m) or securing appeal or other surety bonds relating to such judgments;

(j)                                    Liens on tangible property or tangible assets (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the US Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the US Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens (1) are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (2) are applicable only to specific tangible property or tangible assets, (3) are not “blanket” or all asset Liens and (4) do not attach to any other property or assets of the US Borrower or any of its Subsidiaries and (B) the Indebtedness secured by such Liens is permitted under Section 11.1(k);

(k)                                 (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any Deposit Account of the US Borrower or any Subsidiary thereof;

(l)                                     (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m)                             any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the US Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the US Borrower or its Subsidiaries;

(n)                                 non-consensual Liens in favor of customs or revenue authorities arising under Applicable Law to secure the payment of custom duties in connection with the importation of goods purchased in the ordinary course of business, which Liens are secured only by such goods;

(o)                                 any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to any Borrower or any other Credit Party, in each case in the ordinary course of business of the US Borrower and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(p)                                 options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and other similar Investments permitted to be made under Section 11.3;

(q)                                 rights of set-off and similar rights affecting cash deposits securing Indebtedness under Hedge Agreements permitted under Section 11.1(b);

(r)                                    Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(s)                                   real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(t)                                    the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(u)                                 additional Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(v)                                 Liens created pursuant to the FEFF Security Documents.

Notwithstanding the foregoing, none of the foregoing Permitted Liens referred to in this Section 11.2 above shall attach to, affect or encumber (i) any Collateral, except pursuant to the Loan Documents, Permitted Liens permitted by Section 11.2(a), (j), (l)(ii), (n) or (o) and Permitted Liens securing a Second Lien Facility, (ii) any real property owned by the US Borrower,  any Domestic Subsidiary or any other Credit Party (other than Permitted Liens permitted by Section 11.2(a), (b), (c), (f), (h), (j), (l)(i), (m), (s) or (t)) or (iii) any Property of any Foreign Subsidiary (other than any Permitted Liens permitted by Section 11.2(a) above).  In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 11.3                                               Limitations on Investments.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a)                                 (i) equity Investments existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 11.3, and (iii) equity Investments made after the Closing Date in Subsidiary Guarantors;

(b)                                 Investments in cash and Cash Equivalents;

(c)                                  Investments by the US Borrower or any of its Subsidiaries in the form of Unfinanced Capital Expenditures as and to the extent permitted by Section 10.5;

(d)                                 deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 11.2;

(e)                                  Hedge Agreements permitted pursuant to Section 11.1;

(f)                                   purchases of assets in the ordinary course of business;

(g)                                  (i) Permitted Acquisitions provided that the sum of (x) the aggregate amount of the Permitted Acquisition Consideration during the term of this Agreement plus (y) the aggregate amount of Investments at any one time outstanding permitted pursuant to Section 11.3(p) does not exceed $10,000,000; (ii) the acquisition of interests pursuant to the South Africa Put Option provided that the amount of the consideration paid for such interests does not exceed $6,000,000  in the aggregate during the term of this Agreement and (iii) Investments by a Credit Party in any Non-Obligor Subsidiary consistent with past practice in the ordinary course of business provided that such Investments do not exceed $5,000,000 at any one time outstanding;

(h)                                 Investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time outstanding $1,000,000;

(i)                                     Investments in the form of Indebtedness permitted pursuant to Section 11.1(f);

(j)                                    Investments by a Foreign Subsidiary in another Foreign Subsidiary;

(k)                                 Guaranty Obligations of the Credit Parties and their Subsidiaries permitted pursuant to Section 11.1;

(l)                                     Investments by any Credit Party in any other Credit Party;

(m)                             the contribution or other transfer of the Capital Stock of any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary to a First-Tier Foreign Subsidiary;

(n)                                 Investments consisting of extensions of credit arising from the grant of trade credit in the ordinary course of business;

(o)                                 the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(p)                                 additional Investments provided that the sum of (x) the aggregate amount at any one time outstanding of such additional Investments plus (y) the aggregate amount of the Permitted Acquisition Consideration during the term of this Agreement paid in connection with Permitted Acquisitions permitted pursuant to clause (i) of  Section 11.3(g) does not exceed $10,000,000; and

(q)                                 the purchase of any Permitted Bond Hedge Transaction by the US Borrower and the performance of its obligations thereunder.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes of this Section 11.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Section 11.4                                               Limitations on Fundamental Changes.  Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)                                 (i) any Wholly-Owned Subsidiary of a Borrower may be merged, amalgamated or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of a Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or, simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and such Borrower shall comply with Section 9.11 in connection therewith);

(b)                                 any Non-Obligor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Obligor Subsidiary or into a Non-US Borrower;

(c)                                  any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the US Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Obligor Subsidiary or any Non-US Borrower, the consideration for such disposition shall not exceed the fair value of such assets;

(d)                                 any Non-Obligor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Obligor Subsidiary or to a Non-US Borrower;

(e)                                  dispositions permitted by Section 11.5;

(f)                                   any Wholly-Owned Subsidiary of the US Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the US Borrower shall comply with Section 9.11 in connection therewith; and

(g)                                  any Person may merge into the US Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the US Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the US Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the US Borrower or a Wholly-Owned Subsidiary.

Section 11.5                                               Limitations on Asset Dispositions.  Make any Asset Disposition (including, without limitation, the sale of any accounts receivable and leasehold interests) except:

(a)                                 the sale of inventory in the ordinary course of business;

(b)                                 the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of any Borrower or any of its Subsidiaries and dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(c)                                  the transfer of assets in connection with any other transaction permitted pursuant to Section 11.3 or 11.4;

(d)                                 the US Borrower or any Subsidiary may write-off, discount, sell or otherwise dispose of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction or a securitization transaction;

(e)                                  the disposition of any Hedge Agreement or any Permitted Bond Hedge Transaction;

(f)                                   dispositions of Investments in cash and Cash Equivalents;

(g)                                  (i) any Subsidiary Guarantor may transfer assets to the US Borrower or any other Subsidiary Guarantor, (ii) any Borrower may transfer assets in the ordinary course of its business to any Subsidiary Guarantor or to the US Borrower, (iii) any Non-Obligor Subsidiary may transfer assets to the US Borrower, any Subsidiary Guarantor or a Non-US Borrower (provided that, in connection with any such transfer, the US Borrower, such Subsidiary Guarantor or such Non-US Borrower shall not pay more than an amount equal to the fair market value of such assets as determined at the time of such transfer) and (iv) any Non-Obligor Subsidiary may transfer assets to any other Non-Obligor Subsidiary;

(h)                                 non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the US Borrower and its Subsidiaries;

(i)                                     leases, subleases, licenses or sublicenses of real or personal property granted by any Borrower or any of its Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the US Borrower or any of its Subsidiaries;

(j)                                    dispositions in connection with Insurance and Condemnation Events; provided that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(ii);

(k)                                 dispositions of Property in connection with sale/leaseback transactions referred to in Section 11.13 involving consideration in an aggregate amount (on or after the Closing Date) not to exceed $50,000,000; provided that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i);

(l)                                     dispositions of Property of Foreign Subsidiaries located outside of the United States (and not moved outside of the United States in anticipation of such disposition), including in connection with sale/leaseback transactions, having an aggregate fair market value (on or after the Closing Date) not to exceed $50,000,000 during the term of this Agreement; provided that (i) the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i) and (ii) such Property is not Collateral;

(m)                             dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights that, in the reasonable good faith determination of the applicable Credit Party or its Subsidiaries, are not material to the conduct of its or any of its Subsidiaries’ business;

(n)                                 dispositions in the ordinary course of business of tangible Property as part of a like kind exchange under Section 1031 of the Code;

(o)                                 dispositions of accounts receivable in connection with collection efforts relating thereto, in each case in the ordinary course of business and consistent with past practices; and

(p)                                 additional Asset Dispositions having an aggregate fair market value not to exceed $50,000,000 after the Closing Date through the term of this Agreement, provided that (i) the US Borrower is in compliance on a Pro Forma Basis with a Consolidated Total Leverage Ratio of no greater than 2.00 to 1.00 as of the end of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 8.1(a) or (b), as applicable, after giving pro forma effect to such additional Asset Disposition and (ii) no Default or Event of Default has occurred or would result therefrom; provided, further, that the Net Cash Proceeds thereof are applied pursuant to the terms of Section 4.4(b)(i).

Section 11.6                                               Limitations on Restricted Payments.  Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”) provided that:

(a)                                 the US Borrower or any Subsidiary thereof may pay dividends in shares of its own Qualified Capital Stock and may make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the US Borrower or any of its Subsidiaries;

(b)                                 any Subsidiary of any Borrower may make Restricted Payments to such Borrower or any Subsidiary Guarantor and any Subsidiary (other than a Subsidiary Guarantor) may make Restricted Payments to any other Borrower;

(c)                                  Non-Obligor Subsidiaries that are Foreign Subsidiaries may make Restricted Payments to other Non-Obligor Subsidiaries that are Foreign Subsidiaries or to Non-US Borrowers;

(d)                                 so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the US Borrower and its Subsidiaries may purchase, redeem, retire or otherwise acquire shares of its Capital Stock or options or other equity or phantom equity in respect of its Capital Stock issued to present or former officers, employees, directors or consultants (or any other Person for the benefit of any of the foregoing) in an aggregate amount not to exceed $1,000,000 during any Fiscal Year;

(e)                                  the US Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and

(f)                                   the US Borrower may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).

For the avoidance of doubt, the conversion by holders of (including any cash payment upon conversion), or required payment of any principal, interest or premium on or with respect to any Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness shall not constitute a Restricted Payment.

Section 11.7                                               Transactions with Affiliates.  Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Capital Stock in, or other Affiliate of, the US Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or holder, other than:

(i)                                     transactions permitted by Section 11.1, 11.3, 11.4, 11.5, 11.6 or 11.13;

(ii)                                  transactions existing on the Closing Date and described on Schedule 11.7;

(iii)                               other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s length transaction with an independent, unrelated third party;

(iv)                              employment and severance arrangements (including stock option plans and employee benefit plans and arrangements), and amendments thereto, with their respective officers and employees in the ordinary course of business; and

(v)                                 payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the US Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the US Borrower and its Subsidiaries.

Section 11.8                                               Certain Accounting Changes; Organizational Documents.  (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change any of its Organizational Documents in any manner which could materially and adversely affect the rights or interests of the Administrative Agent and/or the Lenders.

Section 11.9                                               Limitation on Payments and Modifications of Junior Indebtedness.

(a)                                 Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which could materially and adversely affect the rights or interests of the Administrative Agent and/or the Lenders (except, in the case of any Permitted Convertible Indebtedness, as required pursuant to the terms of such Indebtedness as in effect on the date such Indebtedness was issued).

(b)                                 Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Junior Indebtedness, except:

(i)                                     refinancings, refundings, renewals, extensions or exchange of any Junior Indebtedness that is permitted by any subordination agreement applicable thereto; provided that (x) the principal amount of such Junior Indebtedness is not increased at the time of such refinancing, refunding, renewal, extension or exchange, (y) the final maturity date of such refinancing, refunding, renewal, extension or exchange shall be a least six months after the Revolving Credit Maturity Date and the Term Loan Maturity Date and (z) any such refinancing, refunding, renewal, extension or exchange shall be (A) if such Junior Indebtedness is Subordinated Indebtedness, on subordination terms materially not less favorable to the Lenders and (B) materially not more restrictive as a whole on the US Borrower and its Subsidiaries than the Junior Indebtedness being refinanced, refunded, renewed, extended or exchanged;

(ii)                                  the payment of interest, expenses and indemnities in respect of Junior Indebtedness (other than any such payments prohibited by any subordination provisions thereof, if any); and

(iii)                               the US Borrower may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof); provided that such payment does not result from a default thereunder or an event of the type that constitutes an Event of Default (other than a payment in the form of additional shares upon conversion thereof resulting from an Event of Default specified in Section 12.1(h) hereof.

Section 11.10                                        No Further Negative Pledges; Restrictive Agreements.

(a)                                 Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any agreement governing Indebtedness incurred pursuant to Section 11.1(d) or Section 11.1(k) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith),

(iii) restrictions contained in the Organizational Documents of any Credit Party as of the Closing Date, (iv) restrictions in connection with any Permitted Lien or any agreement governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), and (v) pursuant to any agreement governing Indebtedness incurred pursuant to Section 11.1(k), Section 11.1(m)(i) or Section 11.1(n) (provided that any such prohibition or restriction contained in any such agreement does not prohibit or otherwise restrict the creation of any Lien to secure the Obligations).

(b)                                 Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the US Borrower or any Domestic Subsidiary, (iii) make loans or advances to the US Borrower or any Domestic Subsidiary, (iv) sell, lease or transfer any of its properties or assets to the US Borrower or any Domestic Subsidiary or (v) act as a guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 11.1(d) or Section 11.1(k) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of any Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 11.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (I) any document or instrument governing Indebtedness incurred pursuant to Section 11.1(k), Section 11.1(m)(i) or Section 11.1(n), (provided that such encumbrances or restrictions are not materially more restrictive on the US Borrower and its Subsidiaries than those set forth in this Agreement).

Section 11.11                                        Nature of Business.  With respect to the US Borrower and its Subsidiaries, engage in any business other than the business conducted by the US Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

Section 11.12                                        Amendments of Other Documents.  Amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions of any Material Contract, in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder, in each, without the prior written consent of the Administrative Agent.  For purposes hereof, (A) any amendment, modification, waiver or supplement to any Material Contract to permit the incurrence of, to establish the terms of, or to evidence Indebtedness otherwise permitted under Section 11.1 hereof and (B) any amendment of the BMG Agreement to add to or to reduce the number of participants under such agreement, shall be deemed not to materially and adversely affect the rights or interests of the Administrative Agent or the Lenders.

Section 11.13                                        Sale Leasebacks.  Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease, in each case except as permitted pursuant to Section 11.5(k), Section 11.5(l) or Section 11.5(p).

Section 11.14                                        Domestic Subsidiaries. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary or a Non-Obligor Subsidiary.

Section 11.15                                        Inventory with Bailees.  Store its Inventory at any time with a bailee, warehouseman, or similar party except as set forth on Schedule 7.27 (as such Schedule may be amended in accordance with Section 9.16).

Section 11.16                                        Credit Card Agreements. The US Borrower shall not enter into any agreements with credit card processors or credit card issuers other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Administrative Agent.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.1                                               Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event or circumstance and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)                                 Default in Payment of Principal and Interest of Loans and Reimbursement Obligations.  Any  Borrower shall default in any payment of (i) principal of any Loan or Reimbursement Obligation when and as due or (ii) interest on any Loan or Reimbursement Obligation and such default shall continue for a period of five (5) Business Days, in each case, whether at maturity, by reason of acceleration or otherwise.

(b)                                 Other Payment Default.  Any Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any other Obligation (other than those Obligations addressed in clause (a) above and any Specified Obligations), and such default shall continue for a period of five (5) Business Days.

(c)                                  Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications shall be incorrect or misleading in any respect when made or deemed made, or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications shall be incorrect or misleading in any material respect when made or deemed made.

(d)                                 Default in Performance of Certain Covenants.  Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in (i) Section 8.1, Section 8.2,  Section 8.7 or ARTICLE X or ARTICLE XI, (ii) Section 8.6(d),  Section 8.6(e) or Section 8.6(f) and, solely with respect to this clause (ii), such default shall continue for a period of three (3) Business Days or (iii) Section 8.3, Section 8.4 or Section 8.5 and, solely with respect to this clause (iii),  such default shall continue for a period of five (5) Business Days.

(e)                                  Default in Performance of Other Covenants and Conditions.  Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the US Borrower and (ii) a Responsible Officer of any Credit Party or any Subsidiary thereof having obtained knowledge thereof.

(f)                                   Indebtedness Cross Default.  Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans, any Reimbursement Obligation or the Indebtedness of Fossil France pursuant to the FEFF Intercompany Loan Agreement) the aggregate outstanding amount (or with respect to any Hedge Agreement, the Net Hedging Obligations) of which Indebtedness is in excess of the Threshold Amount beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, any Reimbursement Obligation or the Indebtedness of Fossil France pursuant to the FEFF Intercompany Loan Agreement) the aggregate outstanding amount (or with respect to any Hedge Agreement, the Net Hedging Obligations) of which Indebtedness is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, any other event (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the US Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the US Borrower), cash or a combination thereof in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness) shall occur or other condition shall exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness, with the giving of notice and/or lapse of time, if required, to become due or to otherwise be required to be repurchased, prepaid, defeased or redeemed, in each such case, prior to its stated maturity (any applicable grace period having expired); or Fossil France shall (i) default in the payment of any Indebtedness pursuant to the FEFF Intercompany Loan Agreement beyond the period of grace, if any, provided in the FEFF Intercompany Loan Agreement or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (including, without limitation, the FEFF Intercompany Loan Agreement and the FEFF Intercompany Loan Security Documents), any other event shall occur or other condition shall exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness, with the giving of notice and/or lapse of time, if required, to become due or to otherwise be required to be repurchased, prepaid, defeased or redeemed, in each such case, prior to its stated maturity (any applicable grace period having expired).

(g)                                  Other Cross-Defaults.  Any Credit Party or Fossil France shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract and all applicable grace, notice or other cure periods shall have expired unless, but only as long as, the existence of any such default is being contested by such Credit Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such other Credit Party or Fossil France to the extent required by GAAP.

(h)                                 Change in Control.  Any (i) Change in Control shall occur or (ii) “Fundamental Change” and/or “Make-Whole Fundamental Change” (each howsoever defined) under any indenture governing Permitted Convertible Indebtedness shall occur.

(i)                                     Voluntary Bankruptcy Proceeding.  Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee or liquidator or equivalent officer of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate or legal proceedings or other procedure or step or other entity action in relation to or for the purpose of authorizing any of the foregoing.

(j)                                    Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any such Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(k)                                 Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(l)                                     Termination Event.  The occurrence of any of the following events:  (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or Section 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto, and the failure to make such payment could reasonably be expected to have a Material Adverse Effect, (ii) a funding shortfall as determined under Section 430 of the Code in excess of the Threshold Amount occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(m)                             Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

Section 12.2                                         Remedies.  Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the US Borrower:

(a)                                 Acceleration; Termination of Facilities.

(i)                                     Terminate the Revolving Credit Commitment (and thereby the L/C Commitment) and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Specified Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the US Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(i) or Section 12.1(j), the Credit Facility shall be automatically terminated and all Obligations (other than Specified Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding; and

(ii)                                  exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

(b)                                 Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 12.2(a), the US Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred five percent (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the US Borrower.

(c)                                  Rights of Collection.  Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers’ respective Obligations.

Section 12.3                                         Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and/or the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 12.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 14.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 12.4                                         Crediting of Payments and Proceeds.  (a) In the event that the Obligations have been accelerated pursuant to Section 12.2 or the Administrative Agent or any Lender has exercised any right or remedy set forth in this Agreement or any other Loan Document, all payments received (other than from a Non-US Borrower) by the Lenders upon the Obligations and all net proceeds of or constituting US Collateral from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such (ratably among the Administrative Agent and the Issuing Lenders in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the US Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the US Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and Specified Hedge Obligations (including any termination payments and any accrued and unpaid interest thereon) and Specified Cash Management Obligations (ratably among the Lenders, the Issuing Lender and the counterparties to the Specified Hedge Obligations and Specified Cash Management Obligations, as applicable, in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding;

Sixth, to payment of that portion of the Non-US Obligations constituting accrued and unpaid interest on the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them);

Seventh, to payment of that portion of the Non-US Obligations constituting unpaid principal of the Loans and Specified Hedge Obligations of the Non-US Borrowers (including any termination payments and any accrued and unpaid interest thereon) and Specified Cash Management Obligations of the Non-US Borrowers (ratably among the Lenders and the counterparties to the Specified Hedge Obligations and Specified Cash Management Obligations, as applicable, in proportion to the respective amounts described in this clause Seventh held by them); and

Last, the balance, if any, after the Revolving Credit Commitment has terminated and all of the Obligations (including, without limitation,  the Non-US Obligations) have been indefeasibly paid in full, to the US Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Specified Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XIII for itself and its Affiliates as if a “Lender” party hereto.

(b)                           In the event that the Obligations have been accelerated pursuant to Section 12.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received from a Non-US Borrower and all net proceeds of or constituting Collateral owned by such Non-US Borrower securing the Non-US Obligations of such Non-US Borrower, from the enforcement of the Non-US Obligations of such Non-US Borrower shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Non-US Obligations of such Non-US Borrower constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Non-US Obligations of such Non-US Borrower constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Non-US Obligations of such Non-US Borrower constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Non-US Obligations of such Non-US Borrower constituting unpaid principal of the Loans and Specified Hedge Obligations (including any termination payments and any accrued and unpaid interest thereon), ratably among the Lenders, and the counterparties to the Specified Hedge Obligations of such Non-US Borrower and Specified Cash Management Obligations of such Non-US Borrower, as applicable, in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after the Revolving Credit Commitment has been terminated and all of the Non-US Obligations of such Non-US Borrower have been indefeasibly paid in full, to such Non-US Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Non-US Obligations of such Non-US Borrower that are Specified Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XIII for itself and its Affiliates as if a “Lender” party hereto.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the US Borrower shall be liable for all of the Obligations evidenced by any Loan or other Extension of Credit made to, or for the benefit of any Non-US Borrower, and all such Obligations shall be guaranteed by the Subsidiary Guarantors. The US Borrower hereby waives any and all suretyship defenses that would otherwise be available to the US Borrower under Applicable Law.

Section 12.5                                               Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the US Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.3, Section 5.3 and Section 14.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.3, Section 5.3 and Section 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.6                                               Credit Bidding.

(a)                                 The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.  Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Capital Stock and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 14.2.

(b)                                 Each Lender hereby agrees on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XIII

THE ADMINISTRATIVE AGENT

Section 13.1                                               Appointment and Authority.  Each of the Lenders and each Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the US Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, as applicable, and each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this ARTICLE XIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of ARTICLE XIII and ARTICLE XIV (including Section 14.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Each Secured Party hereby exempts the Administrative Agent from any restrictions on self-dealing or multiple representation provided for in any provisions under Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to the extent otherwise applicable to any rights or obligations of the Administrative Agent provided for in this ARTICLE XIII or any other Loan Document.

Upon request by the Administrative Agent at any time, the Secured Parties will provide the Administrative Agent with a separate written power of attorney for the purposes of exercising its authority as “collateral agent” according to the provisions of this ARTICLE XIII.

In relation to:

(i)                                              any Swiss Security Document which provides for a non-accessory security interest (nicht-akzessorische Sicherheit), the Administrative Agent (as “collateral agent”) shall enter into, execute, hold, administer and, as the case may be, release and (subject to it having become enforceable) realize any such Swiss Security Document for itself and as indirect representative (indirekter Stellvertreter) in its own name but for the benefit of the other Secured Parties; and

(ii)                                           any Swiss Security Document which provides for an accessory security interest (akzessorische Sicherheit), the Administrative Agent (as “collateral agent”) shall enter into, execute, hold, administer and, as the case may be, release and (subject to it having become enforceable) realize any such Swiss Security Document for itself and as direct representative (direkter Stellvertreter) in the name and on behalf of the other Secured Parties.

It is understood and agreed by the parties hereto, that as part of its duties and functions, the Administrative Agent shall serve as the hypothecary representative for all present and future Secured Parties, as contemplated by Article 2692 of the Civil Code of Québec. For greater certainty, and without limiting the powers of the Administrative Agent, each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as hypothecary representative for all present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Québec in order to hold hypothecs and security granted under any Loan Document pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Lenders and the Issuing Lenders thereunder. The appointment of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person that has acceded to this Agreement as a Lender or Issuing Lender after the date hereof. The Borrowers hereby acknowledge the appointment of the Administrative Agent as the hypothecary representative of the Lenders and the Issuing Lenders as contemplated under Article 2692 of the Civil Code of Québec.  In the event of the resignation of the Administrative Agent and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as hypothecary representative without further formality, except the filing of a notice of replacement of hypothecary representative pursuant to Article 2692 of the Civil Code of Québec.  The execution by the Administrative Agent as the hypothecary representative of the relevant deeds of hypothec or other relevant documentation prior to the date hereof is hereby ratified and confirmed by each Lender and Issuing Lender.  In its capacity of hypothecary representative, the Administrative Agent shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted hereunder, all rights and remedies given to the hypothecary representative pursuant to any hypothec, Applicable Law or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to an indemnification by the Lenders and the Issuing Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec or other Loan Document, on such terms and conditions as it may determine from time to time.

Section 13.2                                               Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the US Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 13.3                                               Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the US Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.2 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any

Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the US Borrower, a Lender or an Issuing Lender.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.9, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization by any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent.

Section 13.4                                         Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.5                                               Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights, remedies and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights, remedies and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.

Section 13.6                                               Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the US Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the US Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective

Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the US Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the US Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as a successor Administrative Agent is appointed as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 14.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                                 Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as  an Issuing Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (ii) the retiring Issuing Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 13.7                                               Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 13.8                                               No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, bookrunner, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 13.9                                               Collateral and Guaranty Matters.  Each of the Lenders (including its or any of its Affiliate’s capacities as a Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion (without notice to, or vote or consent of, any counterparty to any Specified Hedge Agreement or Specified Cash Management Arrangement that was a Lender or an Affiliate of any Lender at the time such agreement was executed):

(a)                                 to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties (whether or not on the date of such release there may be outstanding Specified Obligations or contingent indemnification obligations not then due), under any Loan Document (i) upon repayment of all outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding fees and expenses hereunder, the termination of all Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Documents, or (iii) subject to Section 14.2, if approved, authorized or ratified in writing by the Required Lenders;

(b)                                 to subordinate or release any Lien on any non-material portion of the Collateral (whether or not on the date of such subordination or release there may be outstanding Specified Obligations or contingent indemnification obligations not then due) granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(c)                                  to release any Subsidiary Guarantor (whether or not on the date of such release there may be outstanding Specified Obligations or contingent indemnification obligations not then due) from its obligations under the Subsidiary Guaranty Agreement and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or under the other Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section.

Section 13.10                                        Release of Liens and Guarantees of Subsidiaries.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Borrower or any other Credit Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder), then the Administrative Agent, at the request and sole expense of such Borrower or such other Credit Party, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable for the release of the Liens created by any of the Security Documents on such Collateral.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to

Section 11.5, the Liens created by any of the Security Documents on such property shall be automatically released (without need for further action by any person).  At the request and sole expense of the US Borrower, a Subsidiary that is a Credit Party shall be released from all its obligations under this Agreement and under all other Loan Documents in the event that all of the Capital Stock of such Subsidiary shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement (including by way of merger or consolidation) and if no Event of Default exists or would result therefrom, and the Administrative Agent, at the request and sole expense of the US Borrower, shall execute and deliver without recourse, representation or warranty all releases or other documents necessary or desirable to evidence or confirm the foregoing.

Section 13.11                                        Specified Obligations.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 12.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this ARTICLE XIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Hedge Agreements and Specified Cash Management Arrangement unless the Administrative Agent has received written notice of such Specified Hedge Agreements and Specified Cash Management Arrangement, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XIV

MISCELLANEOUS

Section 14.1                                               Notices.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 14.1(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the US Borrower

or another Credit Party:                                                                Fossil Group, Inc. (if to the US Borrower) or
c/o Fossil Group, Inc. (if to another Credit Party)
901 S. Central Expressway
Richardson, Texas  75080
Attention of:  Randy S. Hyne, Esq.
Telephone No.:  972-699-2115
Telecopy No.:  972-744-8387
E mail:  randyh@fossil.com
Webpage:  www.fossil.com

With copies to:                                                                                                               Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002-5200
Attention of:  Phyllis Y. Young
Telephone No.:  713-220-8168

Telecopy No.:  713-236-0822
E mail:  pyoung@akingump.com

If to Wells Fargo as

Administrative Agent:                                                                         Wells Fargo Bank, National Association
1525 W W.T. Harris Boulevard
Charlotte, North Carolina 28262
MAC- D1109-019

Attention of:  Syndication Agency Services

Telephone No.:  704-590-2703

Telecopy No.: 704-590-0092
E-mail:  agencyservices.requests@wellsfargo.com

With copies to:                                                                                                               Wells Fargo Bank, National Association
5080 Spectrum Drive, Suite 3400
Addison, Texas  75225

MAC T9000-0400
Attention of: Jennifer Norris
Telephone No.: 972-419-3119
Telecopy No.:  972-419-3136
E mail: Jennifer.Norris@wellsfargo.com

If to any Lender:                                                                                                   To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 14.1(b) below, shall be effective as provided in said Section 14.1(b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to ARTICLE II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the US Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose, by written notice to the US Borrower and the Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e)           Platform.

(i)            Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the communications on the Platform.

(ii)           The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

Section 14.2                Amendments, Waivers and Consents.  Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers and any other Credit Party which is required to be a party thereto; provided, that no amendment, waiver or consent shall:

(a)           without the prior written consent of the Required Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by a Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so or (ii) the amount of the L/C Commitment;

(b)           increase the Commitment of any Lender or the L/C Commitment of the Issuing Lender (or reinstate any Revolving Credit Commitment or the L/C Commitment terminated pursuant to

Section 12.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment (including any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitment hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to the second proviso to this Section below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(e)           change Section 5.6 or Section 12.4 in a manner that would alter the order of application or the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f)            except as otherwise permitted by this Section 14.2, change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(g)           consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 11.4), in each case, without the written consent of each Lender;

(h)           release any Subsidiary Guarantor from its Subsidiary Guaranty Agreement (other than as authorized in Section 13.9), without the written consent of each Lender;

(i)            release any material portion of the Collateral or release any Security Document (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

(j)            Without the prior written consent of the Administrative Agent and each Lender, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Finished Goods Inventory, and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or change Section 2.1(b); or

(k)           Modify Schedule 1.1E or the definition of Alternative Currency without the written consent of each Lender.

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iv) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such waiver or amendment, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provisions and (vii) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.8(c) in accordance with Section 5.8(c).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) the principal amount of any obligation owing to such Lender may not be reduced or forgiven without the consent of such Lender, and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender under any Credit Facility that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary but subject to clause (k) of this Section 14.2, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and with the written consent of the Required Lenders, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 14.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the provisions of Section 5.15 or Section 1.12 including, without limitation, any provisions under Applicable Law or Governmental Authority relating to Loans to Non-US Borrowers in Alternative Currencies hereunder.

Section 14.3                Expenses; Indemnity.

(a)           Costs and Expenses.  Each of the US Borrower and the other Credit Parties, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender, provided that, for purposes of this parenthetical, such counsel shall be limited to one United States counsel and one counsel in each applicable foreign jurisdiction, in each case as chosen by the Administrative Agent, except if and to the extent that conflicts of interest reasonably necessitate otherwise), in connection with the enforcement, exercise and/or protection of its rights and/or remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrowers.  Each of the Borrowers and the other Credit Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Issuing Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, provided that, for purposes of this parenthetical, such counsel shall be limited to one United States counsel and one counsel in each applicable foreign jurisdiction, in each case as chosen by the Administrative Agent, except if and to the extent that conflicts of interest reasonably necessitate otherwise), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including such Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 14.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that any Credit Party for any reason fails to indefeasibly pay any amount required under Section 14.3(a) or Section 14.3(b)to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further,  that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity.  The obligations of the Lenders under this Section 14.3(c) are subject to the provisions of Section 5.7.  Notwithstanding anything to the contrary contained herein, no payment made by any Lender under this Section 14.3(c) shall be deemed to modify, reduce, release or otherwise affect the obligations of any Credit Party hereunder.

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, each Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 14.3(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable within five (5) days after demand therefor, which demand shall be accompanied by a statement from the applicable Person to whom such payment is due setting forth such amounts in reasonable detail.

(f)            Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 14.4                Right of Set Off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender or any of their respective Affiliates, irrespective of whether or not such Lender or such Issuing Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of

Section 12.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have.  Each Lender and each Issuing Lender agrees to notify the US Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 14.5                Governing Law; Jurisdiction, Etc.

(a)           Governing Law.  This Agreement and the other Loan Documents, unless expressly set forth therein otherwise, shall be governed by, and construed and enforced in accordance with, the law of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof that would require application of another law (but giving effect to federal laws relating to national banks).

(b)           Submission to Jurisdiction.  Each of the Borrowers and the other Credit Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Waiver of Venue.  Each Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to Section 14.5(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action, litigation or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1  to the fullest extent permitted by Applicable Law.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 14.6                Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14.7                Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 14.8                Injunctive Relief; Punitive Damages.

(a)           Each of the Borrowers and the other Credit Parties recognizes that, in the event such Borrower or such other Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders.  Therefore, each of the Borrowers and the other Credit Parties agrees that the Administrative Agent and the Lenders, at their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)           The Administrative Agent, the Lenders, the Borrowers and the other Credit Parties hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents, whether such dispute, claim or controversy is resolved through arbitration or judicially.

Section 14.9                Successors and Assigns; Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 14.9(b), (ii) by way of participation in accordance with the provisions of Section 14.9(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.9(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.9(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in paragraph (i)(A) of this Section 14.9(b), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the US Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the US Borrower prior to such fifth (5th) Business Day;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (i)(B) of this Section 14.9(b) and, in addition:

(A)          the consent of the US Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the US Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)          the consents of the Issuing Lenders (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(D)          the consent of each Swiss Borrower shall be required for any assignment of the rights and obligations in respect of a Revolving Credit Commitment or Loans of a

Non-US Revolving Credit Lender in respect of a Swiss Borrower (such consent not to be unreasonably withheld or delayed, in particular if such assignment does not result in a breach of the Swiss Ten Non-Bank Rule), unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or a Swiss Qualifying Bank.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recording fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the US Borrower or any other Credit Party or any of the US Borrower’s Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries or Affiliates or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the US Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities which constitute a part of the Obligations then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.9(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5.9, Section 5.10, Section 5.11 and Section 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this section (other than a purported assignment to a natural Person or the US Borrower or any of the US Borrower’s Affiliates or Subsidiaries, which shall be null and void).

(c)           Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the US Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the US Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) in respect of a participation under the Swiss Facilities, the participation does not lead to a breach of the Swiss Non-Bank Rules.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 14.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders.  Each Borrower agrees that each Participant shall be entitled to the benefits of Section 5.9, Section 5.10 and Section 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.9(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under Section 14.9(b); and (B) shall not be entitled to receive any greater payment under Section 5.10 or Section 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the US Borrower’s request and expense, to use reasonable efforts to cooperate with the US Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of

Section 14.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except: (i) to the US Borrower (for purposes of determining whether any withholding Taxes are likely to be withheld on payments made by a Credit Party for the benefit of a Participant), and (ii) to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 14.10             Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Specified Hedge Agreement or Specified Cash Management Arrangement) or any action or proceeding relating to this Agreement or any other Loan Document (or any Specified Hedge Agreement or Specified Cash Management Arrangement) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrowers and their obligations under this Agreement, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the US Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than any Credit Party or its Subsidiaries not known by the Administrative Agent, such Lender, such Issuing Lender or such respective

Affiliates to be bound by a confidentiality obligation to any Borrower or its Subsidiaries or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 14.11             Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 14.12             All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Administrative Agent, any Lender or any Person designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations (other than (a) contingent indemnification obligations and (b) Specified Obligations) remain unpaid or unsatisfied, the Revolving Credit Commitment remains in effect or any Credit Facility has not been terminated.

Section 14.13             Survival.

(a)           All representations and warranties set forth in ARTICLE VII and all representations and warranties contained in any certificate or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  Unless otherwise expressly provided in this Agreement or the other applicable Loan Document(s), all representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date and on each borrowing, continuation, conversion, issuance or extension date hereunder, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing, continuation, conversion, issuance or extension hereunder.

(b)           Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events and circumstances arising after such termination as well as before.

Section 14.14             Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 14.15             Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14.16             Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterparty hereof.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 14.17             Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 14.18             USA Patriot Act.  The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the Act, each of them is required to obtain, verify and record information that identifies the Borrowers and any Subsidiary Guarantors, which information includes the name and address of the Borrowers and any Subsidiary Guarantors and other information that will allow such Lender to identify the Borrowers and any Subsidiary Guarantors in accordance with the Act.

Section 14.19           Independent Effect of Covenants.  Each of the Borrowers and the other Credit Parties expressly acknowledges and agrees that each covenant contained in ARTICLE VIII, IX, X or XI hereof shall be given independent effect.  Accordingly, each of the Borrowers and the other Credit Parties shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VIII, IX, X or XI if, before or after giving effect to such transaction or act, such Borrower or such other Credit Party shall or would be in breach of any other covenant contained in ARTICLE VIII, IX, X or XI.

Section 14.20           Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on any Borrower or any of its Subsidiaries or further restricts the rights of such Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 14.21           Defaulting Lenders.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.2.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE XII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the US Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the US Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 14.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C)          With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the US Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the US Borrower shall have otherwise notified the Administrative Agent at such time, the US Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 14.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)           Defaulting Lender Cure.  If the US Borrower, the Administrative Agent and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 14.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 14.22             Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and the “Initial Term Loans” and “Revolving Credit Loans” and other obligations of the US Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be Initial Term Loans, Revolving Credit Loans or other obligations of the US Borrower, respectively, outstanding under the corresponding facilities described herein, without any further action by any Person, except that and in connection therewith the Lenders under this Agreement shall make available to the Administrative Agent such amounts, and the Administrative Agent shall make such transfers of funds, as are necessary in order that (i) the outstanding balances of such Term Loans reflect the respective Term Loan Commitments of the Term Loan Lenders hereunder and (ii) the outstanding balance of such Revolving Credit Loans, together with any Revolving Credit Loans funded on the Closing Date, reflect the respective Revolving Credit Commitments of the Revolving Credit Lenders hereunder and the US Borrower agrees to pay any amounts required pursuant to Section 5.9 in connection with such transfers as if all Loans under the Existing Credit Agreement were repaid on the Closing Date.

Section 14.23             Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 14.24             Anti-Money Laundering Legislation.

(a)           Each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding such Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Borrower, and the transactions contemplated hereby.  Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)           If the Administrative Agent has ascertained the identity of a Borrower or any authorized signatories of a Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i)            shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)           shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Borrower or any authorized signatories of such Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from such Borrower or any such authorized signatory in doing so.

Section 14.25             Maximum Amount. In no event shall the aggregate “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)), payable to any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in such section) under this Agreement or any other Loan Document.  Further, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of such “interest” is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the affected Lender, and any Non-US Borrower and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section so as to result in a receipt by such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows:

(i)            first, by reducing the amounts or rates of interest required to be paid to that Lender; and

(ii)           second, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Lender that would constitute “interest”.

Notwithstanding the foregoing, and after giving effect to all such adjustments, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then any such Canadian Borrower shall be entitled, by notice in writing to such affected Lender, to obtain reimbursement from such Lender in an amount equal to such excess.

Section 14.26             Judgment Currency. If for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under Applicable Law).

Section 14.27             EU and German Law Compliance.Section 7.22, Section 9.12 and Section 9.15 shall only apply for the benefit of the Lenders to the extent that such terms do not result in any violation of, or conflict with, EU Regulation (EC) 2271/96 or section 7 of the German Foreign Trade and Payments Ordinance or such other similar anti-boycott statute applicable to the Lenders.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

FOSSIL GROUP, INC.
as the US Borrower

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Vice President, General Counsel and Secretary

FOSSIL GROUP EUROPE GMBH
as the Non-US Borrower

By:	/s/ Martin Frey
Name:	Martin Frey
Title:	Director

By:	/s/ Christian Matt
Name:	Christian Matt
Title:	Director

Acknowledged and Agreed:

FOSSIL STORES I, INC.

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL PARTNERS, L.P.

By: Fossil Group, Inc., its General Partner

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Vice President, General Counsel and Secretary

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Signature Page

FOSSIL TRUST, acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL INTERMEDIATE, INC.

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL HOLDINGS, LLC

By:	/s/ Alicia Wagoner
Name:	Alicia Wagoner
Title:	Manager

FOSSIL INTERNATIONAL HOLDINGS, INC.

By:	/s/ John White
Name:	John White
Title:	President

MISFIT, INC.

By:	/s/ John White
Name:	John White
Title:	President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Signature Page

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Lender

By:	/s/ Jennifer L. Norris
Name:	Jennifer L. Norris
Title:	Senior Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Maria Riaz
Name:	MARIA RIAZ
Title:	VICE PRESIDENT

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

BANK OF AMERICA, N.A., as Lender

By:	/s/ Philip M Raby
Name:	Philip M Raby
Title:	Senior Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

HSBC BANK USA, N.A., as Lender

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Veronica Incera
Name:	Veronica Incera
Title:	Managing Director

By:	/s/ Cristina Cignoli
Name:	Cristina Cignoli
Title:	Director

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

FIFTH THIRD BANK, as Lender

By:	/s/ Cynthia Clark
Name:	Cynthia Clark
Title:	Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

U.S. BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ David Heyson
Name:	David Heyson
Title:	Senior Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

KEYBANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Stephen J. Jones
Name:	Stephen J. Jones
Title:	Senior Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

BB&T, as Lender

By:	/s/ David A. White
Name:	David A. White
Title:	Senior Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

ROYAL BANK OF CANADA, as Lender

By:	/s/ Scott Bridges
Name:	Scott Bridges
Title:	Senior Director

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

COMERICA BANK, as Lender

By:	/s/ Sarah R. Miller
Name:	Sarah R. Miller
Title:	Vice President

Fossil Group Inc.
Second Amended and Restated Credit Agreement
Lender Signature Page

EXHIBIT A-1

to Second Amended and Restated Credit Agreement

FORM OF SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

US$	, 20

FOR VALUE RECEIVED, the undersigned, FOSSIL GROUP, INC., a Delaware corporation (the “US Borrower”), promises to pay to the order of                                  (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                US DOLLARS (US$          ) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the US Borrower, Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Second Amended and Restated Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Second Amended and Restated Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Second Amended and Restated Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security, if any, for this Second Amended and Restated Revolving Credit Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Second Amended and Restated Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

The Indebtedness evidenced by this Second Amended and Restated Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest, notice of non-payment, notice of acceleration, notice of intent to accelerate and (except as required by the Credit Agreement) any other notice of any kind with respect to this Second Amended and Restated Revolving Credit Note.

This Second Amended and Restated Revolving Credit Note amends and restates, and supersedes and replaces, in each case in its entirety, the Amended and Restated Revolving Credit Note dated as of March 9, 2015 (the “Original Note”) executed by the US Borrower in favor of the Lender in connection with the Existing Credit Agreement, but no novation of the Indebtedness outstanding under the Original Note shall be deemed to have occurred by virtue of the amendment and restatement of the Original Note, and none is intended or implied. By execution hereof, the US Borrower hereby confirms and reaffirms its continuing liability with respect to such Indebtedness.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Revolving Credit Note as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

3

EXHIBIT A-2

to Second Amended and Restated Credit Agreement

FORM OF NON-US REVOLVING CREDIT NOTE

US$	, 20

FOR VALUE RECEIVED, the undersigned, FOSSIL GROUP, INC., a Delaware corporation (the “US Borrower”) and [FOSSIL GROUP EUROPE GMBH, a limited liability company organized under the law of Switzerland] (the “Non-US Borrower”), jointly and severally promise to pay to the order of                                  (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                US DOLLARS (US$          ) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to Non-US Borrower from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Fossil Group, Inc., a Delaware corporation, the Non-US Borrower and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Non-US Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Non-US Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Non-US Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security, if any, for this Non-US Revolving Credit Note and for a statement of the terms and conditions on which the US Borrower or Non-US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Non-US Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS NON-US REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

The Indebtedness evidenced by this Non-US Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower and Non-US Borrower each hereby waives all requirements as to diligence, presentment, demand of payment, protest, notice of non-payment, notice of acceleration, notice of intent to accelerate and (except as required by the Credit Agreement) any other notice of any kind with respect to this Non-US Revolving Credit Note.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Non-US Revolving Credit Note as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

[FOSSIL GROUP EUROPE GMBH]

By:
Name:
Title:

3

EXHIBIT A-3

to Second Amended and Restated Credit Agreement

FORM OF SECOND AMENDED AND RESTATED TERM LOAN NOTE

US$	, 20

FOR VALUE RECEIVED, the undersigned, FOSSIL GROUP, INC., a Delaware corporation (the “US Borrower”), promises to pay to the order of                                   (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                                            US DOLLARS (US$            ) or, if less, the unpaid principal amount of the Term Loan made by the Lender to the Borrower pursuant to that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the US Borrower, Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Second Amended and Restated Term Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this Second Amended and Restated Term Loan Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Second Amended and Restated Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security, if any, for this Second Amended and Restated Term Loan Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Second Amended and Restated Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS SECOND AMENDED AND RESTATED TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

The Indebtedness evidenced by this Second Amended and Restated Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest, notice of non-payment, notice of acceleration, notice of intent to accelerate and (except as required by the Credit Agreement) any other notice of any kind with respect to this Second Amended and Restated Term Loan Note.

This Second Amended and Restated Term Loan Note amends and restates, and supersedes and replaces, in each case in its entirety, the Amended and Restated Term Loan Note dated as of March 9, 2015 (the “Original Note”) executed by the US Borrower in favor of the Lender in connection with the Existing Credit Agreement, but no novation of the Indebtedness outstanding under the Original Note shall be deemed to have occurred by virtue of the amendment and restatement of the Original Note, and none is intended or implied.  By execution hereof, the US Borrower hereby confirms and reaffirms its continuing liability with respect to such Indebtedness.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Term Loan Note as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

3

EXHIBIT B

FORM OF NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W W.T. Harris Boulevard
Charlotte, North Carolina 28262
MAC-D1109-019
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.3][4.2] of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

1.                                      The US Borrower hereby requests that the Lenders make a [Revolving Credit Loan] [the Initial Term Loan] to the US Borrower in the aggregate principal amount of [US$][EUR][£][HK$][AUS$][CAN$]                 .  (Complete with an amount in accordance with Section 2.3 or Section 4.2, as applicable, of the Credit Agreement.)

2.                                      The US Borrower hereby requests that such Loan(s) be made on the following Business Day:                          .  (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Credit Loans or Section 4.2(a) of the Credit Agreement for the Initial Term Loan).

3.                                      The US Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan(1)	Interest Rate (Base Rate, Daily LIBOR Rate or LIBOR Rate)(2)	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable):

(1)  Complete with the amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a US$20,000,000 loan, US$5,000,000 may be requested at Base Rate, US$8,000,000 may be requested at LIBOR with an interest period of three months and US$7,000,000 may be requested at LIBOR with an interest period of one month).

(2)  Complete with the Base Rate, Daily LIBOR Rate or the LIBOR Rate for Revolving Credit Loans or the Initial Term Loan.

1

4.                                      The aggregate principal amount of all Revolving Credit Loans and L/C Obligations outstanding as of the date hereof (including any Revolving Credit Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.                                      All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied after giving effect to the advance of such Loan.

6.                                      The applicable Loans(s) requested herein will be used for the following working capital purposes and other uses of cash in the ordinary course of business and consistent with past practices (excluding cash to be held on the balance sheet of the US Borrower and its Subsidiaries for more than two (2) consecutive Business Days; provided that the US Borrower may use proceeds of Loans to repay intercompany loans made by Foreign Subsidiaries to the US Borrower that have not been outstanding for more than 30 days in an amount not to exceed the initial amount of such intercompany loans, which such amounts may be held on the balance sheet of such Foreign Subsidiary): [          ]

7.                                      Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

2

EXHIBIT C

to Second Amended and Restated Credit Agreement

FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1525 W W.T. Harris Boulevard

Charlotte, North Carolina 28262-0680

MAC-D1109-019

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

1.                                      The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

[BORROWER NAME]:
Bank Name:
ABA Routing Number:
Account Number:
Account Name:

2.                                      This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.                                      Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

EXHIBIT D

to Second Amended and Restated Credit Agreement

FORM OF NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

1525 W W.T. Harris Boulevard

Charlotte, North Carolina 28262

MAC-D1109-019

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section [2.4(c)][4.4(a)][[2.4(d) and] 4.4(b)] of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

1.                                      The US Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] [and/or] [Daily LIBOR Rate Loans] [and/or] [LIBOR Rate Loans]:         . (Complete with an amount in accordance with Section 2.4 or Section 4.4 of the Credit Agreement.)

2.                                      The Loan to be prepaid is a: (Circle the applicable type of Loan.)

•                                          Revolving Credit Loan

•                                          the Initial Term Loan

3.                                      The applicable Borrower shall repay the above-referenced Loans on the following Business Day:            .  (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan or Daily LIBOR Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

4.                                      Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

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EXHIBIT E

to Second Amended and Restated Credit Agreement

FORM OF NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W W.T. Harris Boulevard
Charlotte, North Carolina 28262
MAC-D1109-019
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

1.                                      The Loan to which this Notice relates is [a Revolving Credit Loan] [the Initial Term Loan]. (Delete as applicable.)

2.                                      This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐                        Converting all or a portion of a [Daily LIBOR Rate Loan] [Base Rate Loan] into a LIBOR Rate Loan

(a)                                 The aggregate outstanding principal balance of such Loan is $          .

(b)                                 The principal amount of such Loan to be converted is $          .

(c)                                  The requested effective date of the conversion of such Loan is              .

(d)                                 The requested Interest Period applicable to the converted Loan is               .

☐                        Converting a portion of LIBOR Rate Loan into a [Daily LIBOR Rate Loan] [Base Rate Loan]

(a)                                 The aggregate outstanding principal balance of such Loan is $             .

(b)                                 The last day of the current Interest Period for such Loan is               .

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(c)                                  The principal amount of such Loan to be converted is $              .

(d)                                 The requested effective date of the conversion of such Loan is              .

☐                        Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)                                 The aggregate outstanding principal balance of such Loan is $             .

(b)                                 The last day of the current Interest Period for such Loan is             .

(c)                                  The principal amount of such Loan to be continued is $              .

(d)                                 The requested effective date of the continuation of such Loan is              .

(e)                                  The requested Interest Period applicable to the continued Loan is              .

3.                                      The aggregate principal amount of all Revolving Credit Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

4.                                      All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived after giving effect to such conversion or continuation.

5.                                      Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

3

EXHIBIT F

to Second Amended and Restated Credit Agreement

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Fossil Group, Inc., a corporation organized under the laws of the State of Delaware (the “US Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.             This certificate is delivered to you pursuant to Section 8.2 of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.             I have reviewed the financial statements of the US Borrower and its Subsidiaries dated as of                      and for the              period[s] then ended and such statements fairly present in all material respects the financial condition of the US Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.             I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the US Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, and I do not have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the US Borrower has taken, is taking and proposes to take with respect thereto].

4.             The Applicable Margin and calculations determining the Consolidated Total Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and Consolidated EBITDA are set forth on the attached Schedule 1, the US Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with all other covenants and restrictions, as applicable, contained in the Credit Agreement.

WITNESS the following signature as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

For the Fiscal Year/Quarter ended on                        (the “Statement Date”)

Schedule 1
to
Officer’s Compliance Certificate
($ in 000’s)

I. Section 10.1 — Consolidated Total Leverage Ratio.

A. Consolidated Total Indebtedness as of the Statement Date:

1. All Indebtedness as of the Statement Date:	$

2. Attributable Indebtedness with respect to Capital Leases and Synthetic Leases in an amount not to exceed $40,000,000 as of the Statement Date:	$

3. Net Hedging Obligations in an amount not to exceed $25,000,000 as of the Statement Date:	$

4. Undrawn letters of credit as of the Statement Date:	$

5. Consolidated Total Indebtedness as of the Statement Date (Line I.A.1 – Line I.A.2 – Line I.A.3 – Line I.A.4):	$

B. Consolidated EBITDA for the Subject Period (as set forth on Annex A hereto):	$

C. Consolidated Total Leverage Ratio (Line I.A.5 ÷ Line I.B):	to 1.00

D. Maximum Permitted Consolidated Total Leverage Ratio:	to 1.00

II. Section 10.2 — Consolidated Fixed Charge Coverage Ratio.

A. Consolidated EBITDA for the Subject Period (as set forth on Annex A hereto):	$

B. Unfinanced Capital Expenditures made (to the extent not already incurred for a prior period) or incurred during the Subject Period:	$

C. Available cash on hand in excess of $125,000,000:	$

D. Consolidated Fixed Charges for Subject Period:	$

E. Consolidated Fixed Charge Coverage Ratio ((Line II.A – Line II.B + Line II.C) ÷ Line II.D):	to 1.00

F. Minimum Permitted Consolidated Fixed Charge Coverage Ratio:	1.15 to 1.00

III. Section 10.3 — Consolidated EBITDA.

A. Consolidated EBITDA for the Subject Period (as set forth on Annex A hereto):	$

B. Minimum Permitted Consolidated EBITDA:	$110,000,000

IV. Section 10.4 — Liquidity.

A. Liquidity as of the last day of the most recent fiscal month:	$

B. Minimum Permitted Liquidity:	$160,000,000

V. Section 10.5 — Capital Expenditures.

A. Unfinanced Capital Expenditures as of the Statement Date:	$

B. Carryforward amount (not to exceed $10,000,000 in the aggregate for all unused amounts from all prior Fiscal Years), if any:	$

C. Maximum permitted Unfinanced Capital Expenditures ((Line V.B + $35,000,000):	$

For the Fiscal Year/Quarter ended on the Statement Date.

ANNEX A
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA as set forth in the Credit Agreement)

	Consolidated EBITDA	Quarter 1 ended / /	Quarter 2 ended / /	Quarter 3 ended / /	Quarter 4 ended / /	Total (Quarters 1-4)
(1)	Consolidated Net Income for the period of four consecutive Fiscal Quarters ending on or immediately prior to the Statement Date (the “Subject Period”)

(2)	The following amounts, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(a) income and franchise tax expense during the Subject Period

(b) Consolidated Interest Expense for the Subject Period

(c) amortization, depreciation and other non-cash charges for the Subject Period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future)

(d) the amount of premium payments and charges in respect of unamortized fees and expenses during the Subject Period, in each case associated with the repayment of Indebtedness

(e) expenses relating to stock-based compensation plans resulting from the application of FASB Statement No. 123R during the Subject Period

(f)         subject to approval by the Administrative Agent, one-time restructuring charges and reserves during the Subject Period, in an aggregate amount not to exceed $90,000,000 during the period commencing on the Closing Date and ending on December 31, 2020

	Consolidated EBITDA	Quarter 1 ended / /	Quarter 2 ended / /	Quarter 3 ended / /	Quarter 4 ended / /	Total (Quarters 1-4)
(3)	Sum of Lines (2)(a) through Line (2)(f)

(4)	Interest income during the Subject Period, to the extent included in computing Consolidated Net Income for such period

(5)	Consolidated EBITDA (Line (1) plus Line (3) less Line (4))

EXHIBIT G

to Second Amended and Restated Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each](1) Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignees](2) hereunder are several and not joint.](3) Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignees hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

(1)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(2)  Select as appropriate.

(3)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	Fossil Group, Inc., a Delaware corporation (the “US Borrower”)

Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”)

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among the US Borrower, the Non-US Borrowers from time to time party thereto, the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent

6.	Assigned Interest:	See Schedules attached hereto

7.	[Trade Date:	](4)

(4)  To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined

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Effective Date:              , 2    [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

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[Consented to and](5) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Consented to:](6)

FOSSIL GROUP, INC.

By:
Name:
Title:

(5)  To be added only if the consent of the Administrative Agent and/or Issuing Lender is required by the terms of the Credit Agreement.  May also use a Master Consent.

(6)  To be added only if the consent of the US Borrower is required by the terms of the Credit Agreement.  May also use a Master Consent.

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SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned(9)	Percentage Assigned of Commitment/ Loans(10)		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

[NAME OF ASSIGNEE](11)

[and is an Affiliate/Approved Fund of [identify Lender](12)]

By:
Name:
Title:

(7)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” Term Loan Commitment,” etc.)

(8)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(11)  Add additional signature blocks, as needed.

(12)  Select as applicable.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.         Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 14.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the

Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H

to Second Amended and Restated Credit Agreement

FORM OF AMENDED AND RESTATED GUARANTY AGREEMENT

This AMENDED AND RESTATED GUARANTY AGREEMENT (“Guaranty Agreement”), dated as of January 29, 2018, is executed and delivered by certain Domestic Subsidiaries of Fossil Group, Inc., a Delaware corporation (the “US Borrower”), specified on the signature pages hereto and the additional Domestic Subsidiaries who may at any time hereafter become a guarantor hereunder as contemplated by Paragraph 31 hereof (such Domestic Subsidiaries, each a “Guarantor” and collectively, the “Guarantors”) to WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent for the Lenders and as collateral agent for the Secured Parties (the “Administrative Agent”) under the Credit Agreement identified below and other Loan Documents, as follows:

R E C I T A L S:

A.                                    The US Borrower, the lenders party thereto, and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), which amended and restated that certain Credit Agreement dated as of May 17, 2013.

B.                                    Pursuant to the Existing Credit Agreement, certain subsidiaries of the US Borrower have previously entered into that certain Guaranty Agreement dated as of August 8, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty Agreement”), in favor of Wells Fargo Bank, National Association, as Administrative Agent.

C.                                    The US Borrower has requested, and, subject to the terms and conditions thereof, the Administrative Agent and the lenders party thereto have agreed, to amend and restate the Existing Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 29, 2018 among the US Borrower, Fossil Group Europe GmbH, a limited liability company organized under the laws of Switzerland and certain other Foreign Subsidiaries of US Borrower from time to time parties thereto (together with the US Borrower, each, a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as such agreement may be renewed, extended, amended, restated, amended and restated, supplemented, increased, replaced or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders and the Administrative Agent have agreed to make and/or maintain Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

D.                                    It is a condition precedent to the initial closing under the Credit Agreement that the Guarantors execute and deliver this Guaranty Agreement.

E.                                     It is the intention of each Guarantor that this Guaranty shall not constitute a novation of the obligation and liabilities existing under the Existing Guaranty Agreement or evidence of satisfaction of any of such obligations and liabilities and that this Guaranty shall amend and restate in its entirety the Existing Guaranty Agreement and re-evidence the obligations and liabilities of each Guarantor outstanding thereunder

F.                                      The Credit Agreement provides, among other things, for certain Loans to be made from time to time by one or more of the Lenders to the Borrowers and for the issuance of Letters of Credit by the Issuing Lenders for the account of the Borrowers on the terms and conditions prescribed therein.

G.                                    Each Guarantor has determined that (i) it will directly and indirectly benefit from the availability of financing to the Borrowers under the Credit Agreement and the other transactions evidenced by and contemplated in the Loan Documents, (ii) it will benefit from executing and delivering this Guaranty Agreement, (iii) it is in such Guarantor’s best interest, and within its entity purpose, to execute and deliver and, if called upon to do so, to perform its obligations under this Guaranty Agreement, and (iv) execution and delivery of this Guaranty Agreement and any other Loan Documents to which such Guarantor is a party are necessary or convenient to the conduct, promotion and attainment of the business of such Guarantor and the other Credit Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby agrees as follows:

Definitions

The following terms shall have the following meanings wherever used in this Guaranty Agreement:

“Administrative Agent” has the meaning specified in the introductory paragraph hereof.

“Borrower” and “Borrowers” have the meanings specified in Recital C hereof.

“Credit Agreement” has the meaning specified in Recital C hereof.

“Existing Credit Agreement” has the meaning specified in the Recital A hereof.

“Existing Guaranty Agreement” has the meaning specified in the Recital B hereof.

“Full Payment” means, with respect to the Guaranteed Obligations and subject to the proviso below, (a) the full and indefeasible cash payment of the Guaranteed Obligations (other than (i) contingent indemnification obligations not then due and (ii) Specified Obligations as to which arrangements satisfactory to the applicable Hedge Bank or Cash Management Bank shall have been made) in the applicable currency required, including, without limitation and as applicable, principal and interest, fees and other charges accruing during any Insolvency Proceeding (whether or not allowed in such proceeding), (b) if such Guaranteed Obligations are L/C Obligations or inchoate or contingent in nature (other than contingent indemnification obligations not then due), cash collateralization thereof (or delivery of a standby letter of credit acceptable to the Administrative Agent, in its discretion, in the amount of the required cash collateral) in a manner and pursuant to agreements reasonably acceptable to the Administrative

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Agent, and (c) if and to the extent required by the Administrative Agent, a release of all actual or contingent claims against the Administrative Agent, the Lenders and/or the other Secured Parties for any matters arising on or before the payment date in a manner and pursuant to agreements reasonably acceptable to the Administrative Agent; provided, however, that “Full Payment” of the Guaranteed Obligations shall not be deemed to have occurred unless and until each of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Specified Obligations as to which arrangements satisfactory to the applicable Hedge Bank or Cash Management Bank shall have been made) have been paid and satisfied in full in cash, all Commitments have been terminated and all Letters of Credit have been terminated or expired (or been Cash Collateralized).

“Guaranteed Obligations” means the “Obligations” as such term is defined in the Credit Agreement.

“Guarantor” and “Guarantors” have the meanings specified in the introductory paragraph hereof.

“Guaranty Agreement” has the meaning specified in the introductory paragraph hereof.

“Insolvency Proceeding” means any case or proceeding or proposal commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the United States Bankruptcy Code or any other bankruptcy, insolvency, receivership, reorganization, winding up, debtor relief, debt adjustment law or similar law (whether state, federal or foreign), (b) the appointment of a trustee, receiver, creditor representative or other custodian for such Person or any part of its Property, or (c) an assignment for the benefit of creditors.

“Lenders” has the meaning specified in Recital C hereof.

“US Borrower” has the meaning specified in the introductory paragraph hereof.

Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined above, shall have the same meanings in this Guaranty Agreement as are set forth in the Credit Agreement, and each of such definitions hereby is deemed to be incorporated herein by reference.  Each Guarantor expressly acknowledges that it has read and is familiar with all such incorporated definitions and that incorporation of the same herein shall be deemed to have the same effect and enforceability as though each of such incorporated definitions is set forth herein at length.

1.                                      Guaranty of Guaranteed Obligations.  This Guaranty Agreement is executed by the Guarantors pursuant to the Credit Agreement and is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.  As an inducement to the Lenders to make and/or maintain the Loans and extend and continue to extend credit and other financial accommodations to the Borrowers under the Loan Documents, to the Issuing Lenders to provide Letters of Credit as provided by the Credit Agreement and to the other Secured Parties to make financial accommodations to the Borrowers and/or their respective Subsidiaries, for value received, each Guarantor hereby jointly and severally, and unconditionally, irrevocably and absolutely, guarantees to the Administrative Agent, the Lenders and the other Secured Parties,

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the prompt and full payment and performance of all of the Guaranteed Obligations, when due or declared to be due and at all times thereafter.

Each Guarantor and, by its acceptance of this Guaranty Agreement, the Administrative Agent, on behalf of itself and the Lenders and the other Secured Parties, hereby confirms that it is the intention of such Persons that this Guaranty Agreement and the obligations of the Guarantors hereunder not constitute a fraudulent transfer or conveyance for the purposes of any Insolvency Proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Agreement and the obligations of the Guarantors hereunder.  To effectuate the foregoing intention, each of the Administrative Agent and the Guarantors hereby agrees that the obligations of any Guarantor under this Guaranty Agreement at any time shall be limited to the maximum amount as will not result in such obligations of such Guarantor hereunder or this Guaranty Agreement constituting an unenforceable fraudulent transfer or fraudulent conveyance.

2.                                      Nature of Guaranty.  This Guaranty Agreement is and shall be an absolute, unconditional, irrevocable and continuing unlimited guaranty of payment, and not solely of collection.  Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, without setoff or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender or other Secured Party with respect thereto.  The Guaranteed Obligations may, in accordance with the Loan Documents, be increased, reduced, paid in full or otherwise modified at any time and from time to time without affecting the liability or obligation of any Guarantor under this Guaranty Agreement with respect to all Guaranteed Obligations, whenever incurred or arising.  All Guaranteed Obligations now or hereafter arising shall be conclusively presumed to have been made or acquired in acceptance hereof.  Each Guarantor shall be liable, jointly and severally, with the Borrowers and any other Person now or hereafter obligated in respect of the Guaranteed Obligations, or any portion thereof.  It is the intention of the Guarantors, the Administrative Agent, the Lenders and the other Secured Parties that the Guarantors’ liabilities and obligations hereunder shall not be discharged except upon Full Payment of the Guaranteed Obligations.

3.                                      Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty Agreement and the other Loan Documents in respect of Swap Obligations (provided that each Qualified ECP Guarantor shall only be liable under Paragraphs 1 and 2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under Paragraphs 1 and 2, or otherwise under this Guaranty Agreement or any other Loan Document, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer and not for any greater amount).  Subject to Paragraph 35, the obligations of each Qualified ECP Guarantor under this Paragraph shall remain in full force and effect until Full Payment of the Guaranteed Obligations.  Each Qualified ECP Guarantor intends that this Paragraph constitute, and this Paragraph shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  For purposes of this Paragraph, “Qualified

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ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4.                                      Representations and Warranties.  Each of the representations and warranties in the Credit Agreement relating to the Guarantors are incorporated by reference and restated herein.  In addition, each Guarantor hereby represents and warrants to the Administrative Agent, the Lenders and the other Secured Parties as follows:

(a)                                 Each Guarantor has received and will receive a material benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.  This Guaranty Agreement is given by the Guarantors in furtherance of the direct and indirect business interests and entity purposes of the Guarantors, and is necessary to the conduct, promotion and attainment of the businesses of the Borrowers and the Guarantors.  The value of the consideration received and to be received by each Guarantor in connection with the Credit Agreement and other Loan Documents is, in the judgment of such Guarantor, reasonably worth at least as much as the liability and obligation of such Guarantor hereunder.

(b)                                 Each Guarantor is currently informed of the financial condition of each Borrower, each other Credit Party and any and all other Persons obligated in respect of the Guaranteed Obligations and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor has read and understands the terms and conditions of the Loan Documents.  Each Guarantor is familiar with, and has had an opportunity to review the books and records regarding, the financial condition of the Borrowers and the other Credit Parties and is familiar with the value of any and all property intended to be security for the payment of all or any part of the Guaranteed Obligations; provided that no Guarantor is relying on such financial condition or the existence or value of any such security as an inducement to enter into this Guaranty Agreement.  Each Guarantor has adequate means to obtain, on a continuing basis, information concerning the financial condition of the Borrowers and the other Credit Parties.  No Guarantor has been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any Person other than the Guarantors will be liable to pay the Guaranteed Obligations.  Neither the Administrative Agent, any Lender nor any other Secured Party has made any representation, warranty or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty Agreement.

5.                                      Covenants.  Each Guarantor agrees that it will perform and comply with all covenants and agreements set forth in the Credit Agreement and the other Loan Documents which are applicable to such Guarantor until the Full Payment of the Guaranteed Obligations.

6.                                      Obligations Not Impaired.  Each Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) lack of organizational authority of any Borrower or any other

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Credit Party; (ii) any Insolvency Proceeding affecting any Borrower or any other Credit Party or its property; (iii) partial or total release or discharge of any Borrower or any other Credit Party or other Person from the performance of any obligation contained in any agreement, document or instrument evidencing, governing or securing all or any part of the Guaranteed Obligations, whether occurring pursuant to any Applicable Law or otherwise; (iv) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all the Guaranteed Obligations, or any portion thereof, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, any of the Loan Documents; (v) the taking or accepting of any collateral security for all or any part of the Guaranteed Obligations, this Guaranty Agreement or any other guaranty; (vi) the taking or accepting of any other guaranty for all or any part of the Guaranteed Obligations; (vii) any failure to acquire, perfect or continue any Lien on Collateral securing all or any part of the Guaranteed Obligations or on any other property securing this Guaranty Agreement; (viii) any exchange, release or subordination of any Lien on any Collateral, or any release, amendment, waiver or subordination of any term of any guaranty of the Guaranteed Obligations or any other impairment of any collateral security or guaranty now or hereafter securing all or any part of the Guaranteed Obligations; (ix) any failure to dispose of any collateral security at any time securing all or any part of the Guaranteed Obligations or this Guaranty Agreement in a commercially reasonable manner or as otherwise may be required by any Applicable Law; (x) any merger, reorganization, consolidation or dissolution of any Borrower, any Guarantor or any other Credit Party, any sale, lease or transfer of any or all of the assets of any Borrower, any Guarantor or any other Credit Party, or any change in name, business, organization, location, composition, structure or organization of any Borrower, any Guarantor or any other Credit Party; (xi) any Change in Control or any other change in the shareholders or other owners of any Borrower, any Guarantor or any other Credit Party; (xii) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; (xiii) avoidance or subordination of the Guaranteed Obligations, or any portion thereof; (xiv) the unenforceability of all or any part of the Guaranteed Obligations against any Borrower because any interest contracted for, charged or received in respect of the Guaranteed Obligations exceeds the amount permitted by any Applicable Law; (xv) any waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender or other Secured Party with respect to the Guaranteed Obligations or any provision of any of the Loan Documents (other than this Guaranty Agreement); (xvi) any delay in or lack of enforcement of any remedies under the Loan Documents; (xvii) the act of creating all or any part of the Guaranteed Obligations is ultra vires, or the officers or other representatives creating all or any part of the Guaranteed Obligations acted in excess of their authority; (xviii) any election of remedies by the Administrative Agent or any Lender or other Secured Party; (xix) any of the Loan Documents were forged; (xx) the election by the Administrative Agent or any Lender or other Secured Party in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) thereof; (xxi) any borrowing or grant of a security interest by any Borrower or any other Credit Party, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or the use of cash collateral by any Borrower, or any consent by the Administrative Agent or any Lender or other Secured Party to any of the foregoing; (xxii) the disallowance in bankruptcy of all or any portion of the claims of the Administrative Agent or any Lender or other Secured Party for payment of any of the Guaranteed Obligations; or (xxiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense available to any Borrower, any Guarantor or any other Credit Party other than the Full Payment of the Guaranteed Obligations.

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7.                                      Consent and Waiver.

(a)                                 Each Guarantor hereby waives, to the maximum extent permitted under Applicable Law:  (i) notice of acceptance of this Guaranty Agreement; (ii) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to such Guarantor’s right to make inquiry of the Administrative Agent to ascertain the amount thereof at any reasonable time; (iv) notice of any adverse change in the financial condition of any Borrower, any other Credit Party or any other Person or of any other fact that might increase or otherwise change such Guarantor’s risk with respect to the Guaranteed Obligations, any Borrower or any other Person under this Guaranty Agreement; (v) notice of presentment for payment, demand, protest and notice thereof, notice of intent to accelerate and notice of acceleration, notice of dishonor, diligence or promptness in enforcement and indulgences of every kind as to any promissory notes or other instruments among the Loan Documents; (vi) notice of any of the events or circumstances enumerated in Paragraph 6 hereof, and all other notices and demands to which such Guarantor might otherwise be entitled (except if such notice is specifically required to be given to such Guarantor hereunder or under any of the Loan Documents to which such Guarantor is a party); (vii) any requirement that the Administrative Agent or any Lender or other Secured Party protect, secure, perfect or insure any Lien on any Collateral or other property as security for the Guaranteed Obligations or exhaust any right or take any action against any Borrower, any other Credit Party or any other Person or any Collateral or any other property subject to a Lien; (viii) the benefit of any statute of limitations applicable to enforcement of the Guaranteed Obligations, or any portion thereof, or any Liens in the Collateral or other property as security for the Guaranteed Obligations or this Guaranty Agreement; (ix) all rights by which such Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against any Borrower, any other Credit Party or any other Person; or (x) any other defense of any Borrower, any other Credit Party or any other Person other than the Full Payment of the Guaranteed Obligations.

(b)                                 Each Guarantor hereby waives and agrees not to assert against the Administrative Agent or any Lender or other Secured Party, to the extent allowed by any Applicable Law: (i) any defense, setoff, counterclaim or claim of any kind or nature available to any Borrower, any other Credit Party or any other Person against the Administrative Agent or any Lender or other Secured Party, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any Lien in the Collateral or any other property as security for the Guaranteed Obligations; and (ii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender or other Secured Party under any Applicable Law; provided, however, that no Guarantor waives or agrees not to assert the defense of prior payment of the Guaranteed Obligations.

(c)                                  The Administrative Agent shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein, and no election by the Administrative Agent to proceed in one form of action or proceeding or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent’s right to proceed in any other form of action or proceeding or against other parties unless the Administrative Agent has expressly waived such

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right in writing. Without limiting the foregoing, no action or proceeding by the Administrative Agent or any Lender or other Secured Party under any agreement, document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of any Guarantor under this Guaranty Agreement except to the extent that the Administrative Agent, the Lenders and the other Secured Parties finally and unconditionally shall have realized the Full Payment of the Guaranteed Obligations.

(d)                                 To the maximum extent permitted under Applicable Law, each Guarantor waives, and agrees that its liability hereunder shall not be affected by, any neglect, delay, omission, failure or refusal of the Administrative Agent or any Lender or other Secured Party to (i) exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any Collateral or other security for or guaranty of the Guaranteed Obligations, or any portion thereof, (ii) take or prosecute, or properly or diligently take or prosecute, any action for the collection of any or all of the Guaranteed Obligations against any Borrower, any other Credit Party, any Guarantor or any other Person in respect of any or all of the Guaranteed Obligations, (iii) foreclose or prosecute, or properly or diligently foreclose or prosecute, any action in connection with any agreement, document or instrument or arrangement evidencing, securing or otherwise affecting all or any part of the Guaranteed Obligations, or (iv) mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

(e)                                  The Administrative Agent may at any time, without the consent of or notice to any Guarantor except as may be prohibited by or required by the Credit Agreement or other Loan Documents (but otherwise subject to any requirement for consent of any or all of the Lenders as prescribed by the Credit Agreement), without incurring responsibility to any Guarantor and without impairing, releasing, reducing or affecting the obligations of any Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Obligations, or renew, extend, modify, rearrange, refinance, refund or alter all or any part of the Guaranteed Obligations, in each case as and to the extent permitted by the Credit Agreement and other Loan Documents; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with, in any manner and in any order, any Collateral and any Lien securing all or any part of the Guaranteed Obligations or this Guaranty Agreement or setoff against all or any part of the Guaranteed Obligations; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or this Guaranty Agreement or to take or prosecute any action in connection with any of the Loan Documents; (iv) exercise or refrain from exercising any rights against any Borrower, any other Credit Party or any other Person, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Obligations and subordinate the payment of all or any part of the Guaranteed Obligations to the payment of any obligations, indebtedness or liabilities which may be due or become due to the Administrative Agent or any Lender or other Secured Party or others; (vi) apply any deposit balance, fund, payment, collections (through process of law or otherwise) or other property of any Borrower or any other Credit Party to the satisfaction and liquidation of indebtedness or obligations of any of the Credit Parties to the Administrative Agent or any Lender or other Secured Party, if any, not guaranteed under this Guaranty Agreement; (vii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any Borrower or any other Credit Party or any other Person in respect thereof; (viii) amend or modify in any manner and at any time (or from time to

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time) any of the Loan Documents (except to the extent such Loan Documents expressly require the consent of or notice to the Guarantors); (ix) partially or fully release or substitute any Guarantor, or enforce, exchange, release or waive any security for the Guaranteed Obligations or any portion thereof; (x) bring suit against any one or more of the Guarantors or other Persons liable or obligated in respect of the Guaranteed Obligations, collectively together, jointly and severally, or separately, and apply any amounts obtained by the Administrative Agent in such manner as the Administrative Agent may elect, subject to the Loan Documents; and (xi) apply any sums paid to the Administrative Agent or any Lender or other Secured Party by any Guarantor, any Borrower, any other Credit Party or any other Person to the Guaranteed Obligations as provided by the Loan Documents.

(f)                                   Should the Administrative Agent or any Lender or other Secured Party seek to enforce the obligations of any Guarantor hereunder by action in any court or otherwise, each Guarantor waives, to the maximum extent permitted under Applicable Law, any requirement, substantive or procedural, that (i) rights or remedies be enforced first against any Borrower, any other Credit Party or any other Person liable for all or any part of the Guaranteed Obligations, including, without limitation, that a judgment first be rendered against any such Person, or that any Borrower or any other such Person should be joined in such cause, or (ii) enforcement shall first be made against any Collateral or other property which shall ever have been given to secure all or any part of the Guaranteed Obligations or this Guaranty Agreement.  Such waiver shall be without prejudice to the Administrative Agent’s right, at its option, to proceed against any Borrower, any other Credit Party or any other Person, whether by separate action or by joinder.

(g)                                  If, in connection with the exercise of any of its rights and remedies, the Administrative Agent or any Lender or other Secured Party shall forfeit any of its rights or remedies, including, without limitation, its right to a deficiency judgment in respect of the Guaranteed Obligations, whether because of any Applicable Law pertaining to “election of remedies,” disposition of collateral or the like, each Guarantor hereby consents to such action by the Administrative Agent or such Lender or other Secured Party and waives any claim based upon such action.  Any action which results in the denial or impairment of any such right to seek a deficiency judgment against any Borrower, any other Credit Party or any other Person shall not impair the obligation of any Guarantor to pay the full amount of the Guaranteed Obligations or any other obligation of any Guarantor contained herein.

(h)                                 Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Administrative Agent or any Lender or other Secured Party, is prevented by any Applicable Law from exercising its right to accelerate the maturity of all or any portion of the Guaranteed Obligations, to collect interest thereon or to enforce or exercise any other right or remedy with respect thereto, or the Administrative Agent is prevented from taking any action to enforce any Lien in the Collateral or any other property as security for the Guaranteed Obligations or realize on the Collateral, each Guarantor shall pay to the Administrative Agent, for the account of the Administrative Agent or any Lender or other Secured Party (as applicable), upon demand therefor, the full unpaid amount of the Guaranteed Obligations.

(i)                                     Each Guarantor hereby assumes sole responsibility for keeping itself informed of the financial condition of each Borrower, each other Credit Party and any other Person liable for

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all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof.  Each Guarantor hereby agrees that neither the Administrative Agent nor any Lender or other Secured Party shall have any obligation or duty to advise it of information known to any of them regarding such condition or any such circumstance.

(j)                                    Each Guarantor consents and agrees that neither the Administrative Agent nor any Lender or other Secured Party shall be under any obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guaranteed Obligations from any Person or source.

(k)                                 Each Guarantor agrees that the Administrative Agent may, at any time and from time to time in its discretion and with or without valuable consideration, allow substitution or withdrawal of Collateral or other security and release Collateral or other security without impairing or diminishing the liabilities or obligations of any Guarantor hereunder.

(l)                                     Each Guarantor agrees that neither the Administrative Agent nor any Lender or other Secured Party shall be liable for any failure to use diligence or care in the collection of the Guaranteed Obligations, in the creation or perfection of any lien, security interest or assignment intended as security, or in preserving the liability of any Person liable or obligated on the Guaranteed Obligations.

8.                                      Default.  Upon the occurrence and during the continuation of an Event of Default, each Guarantor agrees to pay to the Administrative Agent, for the benefit of the Administrative Agent or the Lenders or other Secured Parties (as applicable), at the Administrative Agent’s office located in Dallas County, Texas or at such other place as the Administrative Agent may specify to any Guarantor in writing, on demand by the Administrative Agent and without further notice of dishonor and without notice of any kind to any Credit Party, any Guarantor, or any other Person, the full unpaid amount of the Guaranteed Obligations, in immediately available funds, or such lesser amount, if any, as may then be due and payable and demanded by the Administrative Agent from time to time.  If acceleration of the time for payment of any amount payable by any Borrower or any other Credit Party under or with respect to any of the Guaranteed Obligations is stayed or otherwise delayed as a result of any Insolvency Proceeding involving any Credit Party, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder promptly on demand by the Administrative Agent, and each Guarantor expressly and unconditionally agrees to make such payment in full.

9.                                      No Waiver, Remedies.

(a)                                 No failure or omission on the part of the Administrative Agent to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver or other impairment thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  In no event shall any waiver of the provisions of this Guaranty Agreement be effective unless the same be in writing and signed by an officer of the Administrative Agent, and then only in the specific instance and for the purpose given.  The rights and remedies herein provided are cumulative and

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not exclusive of any rights or remedies provided by any Applicable Law or any of the other Loan Documents.

(b)                                 Failure by the Administrative Agent or any Lender or other Secured Party at any time or times hereafter to require strict performance by any Borrower, any other Credit Party, any Guarantor or any other Person of any of the requirements contained in any of the Loan Documents now or at any time, from time to time, hereafter executed and delivered by any Borrower, any other Credit Party, any Guarantor or any such other Person shall not waive, affect or diminish the right to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Administrative Agent, any Lender or other Secured Party, or any agent, officer or employee thereof, respectively.

(c)                                  No waiver of any Default or Event of Default or any other breach, default or requirement shall operate as a waiver of any other Default or Event of Default or the same Default or Event of Default on a future occasion, and no action permitted hereunder shall in any way affect or impair any of the rights of the Administrative Agent or any Lender or other Secured Party or the obligations of any Guarantor under this Guaranty Agreement or under any of the other Loan Documents (except to the extent, if any, as may be specified in any such waiver).  Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guaranteed Obligations shall be conclusive and binding on any Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

10.                               Notice of Sale.  In the event that any Guarantor is entitled to receive any notice under the UCC or other Applicable Law, as it exists in the state or other jurisdiction governing any such notice, of the sale or other disposition of any Collateral or other property securing all or any part of the Guaranteed Obligations or this Guaranty Agreement, it is agreed that at least ten days’ notice of the time and place of any public sale or the time after which any private sale or other disposition may be made of any such Collateral or other property, shall be deemed to be reasonable notice in conformity with such requirements; provided that notice given in any other reasonable manner or at any other reasonable time shall be sufficient (subject to the requirements of any Applicable Law).

11.                               Payment by the Guarantors.  Whenever any Guarantor pays any sum which is or may become due and owing under this Guaranty Agreement, such Guarantor shall also deliver written notice thereof to the Administrative Agent contemporaneously with such payment.  Such notice shall be effective for purposes of this Paragraph when given to the Administrative Agent in a manner prescribed for notices hereunder.  For purposes of this Guaranty Agreement, in the absence of such notice in compliance with the provisions hereof, any sum received by the Administrative Agent or any Lender or other Secured Party on account of the Guaranteed Obligations shall be conclusively deemed paid by the US Borrower in respect of the Obligations or by the applicable Non-US Borrower in respect of its Non-US Obligations..

12.                               The Administrative Agent.  The Administrative Agent shall have all of the rights, powers and benefits, for itself and on behalf of the Lenders and the other Secured Parties, as are prescribed by the Loan Documents.

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13.                               Cumulative Remedies; No Election.  If any Guarantor is or becomes liable or obligated for the Guaranteed Obligations, by endorsement or otherwise, other than under this Guaranty Agreement, such liability or obligation shall not be in any manner impaired or affected hereby, and the rights and remedies of the Administrative Agent hereunder shall be cumulative of any and all other rights and remedies that the Administrative Agent or any Lender or other Secured Party may ever have against any Guarantor.  The exercise by the Administrative Agent or any Lender or other Secured Party of any right or remedy hereunder or under any other agreement, document or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  This Guaranty Agreement may be enforced from time to time as often as occasion for enforcement may arise as may be determined by the Administrative Agent, and it is agreed and understood that it shall not be necessary for the Administrative Agent, in order to enforce payment by any Guarantor, first to exercise any rights or remedies against any Borrower, any other Credit Party (including any other Guarantor), the Collateral or any other Person under the Loan Documents or any Applicable Law.

14.                               Binding Effect.  This Guaranty Agreement, and each Guarantor’s performance hereunder, is for the benefit of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders and other Secured Parties according to their respective interests as provided in the Credit Agreement), and its successors and permitted assigns, and in the event of an assignment by the Administrative Agent or any Lender or other Secured Party, or their respective successors or permitted assigns, of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness, liabilities and obligations so assigned, shall be deemed transferred with such indebtedness, liabilities and obligations without necessity of further express action.  No Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty Agreement without the prior written consent of the Administrative Agent and the other Secured Parties (except as otherwise provided by the Credit Agreement).  This Guaranty Agreement is binding upon each Guarantor and its permitted successors and assigns.

15.                               Contribution and Indemnity.  If and to the extent that any Guarantor shall (whether under this Guaranty Agreement or otherwise) pay any of the Guaranteed Obligations for which it is not primarily liable as a borrower or otherwise (any such payment being hereinafter called an “Accommodation Payment”), then such Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from the applicable Person(s) primarily liable therefor and/or the other Guarantors as and to the extent provided under Applicable Law and/or by agreement of such Person(s) and/or the Guarantors; provided, however, that such Guarantor’s rights of contribution and indemnification shall be subject to the terms and provisions of Paragraph 16 hereof.

16.                               Subordination.  Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior Full Payment of all Guaranteed Obligations as herein provided.  After the occurrence and during the continuance of an Event of Default, the Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by such Guarantor, in each case unless and until the Full Payment of the Guaranteed

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Obligations. If any sums shall be paid to such Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of the Administrative Agent and the Lenders and other Secured Parties (as applicable) and shall forthwith be paid to the Administrative Agent without affecting the liability of such Guarantor under this Guaranty Agreement and may be applied by the Administrative Agent against the Guaranteed Obligations in accordance with the Credit Agreement.  Upon the request of the Administrative Agent, each Guarantor shall execute, deliver and endorse to the Administrative Agent such documentation as the Administrative Agent may request to perfect, preserve and enforce its rights hereunder.  For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means, with respect to each Guarantor, all indebtedness, liabilities and obligations of any Borrower or any other Credit Party other than such Guarantor (a “Debtor”) to such Guarantor (including, without limitation, all of such Guarantor’s rights of subrogation, exoneration, contribution, reimbursement or indemnity against any Borrower or any Guarantor), whether such indebtedness, liabilities and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities or obligations are evidenced by a note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been or may hereafter be acquired by such Guarantor.  Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness payable to such Guarantor shall be and remain inferior and subordinate to any and all Liens upon any Borrower’s or any other Debtor’s assets securing payment of the Guaranteed Obligations or any part thereof, regardless of whether such Liens in favor of such Guarantor, the Administrative Agent or any Lender or other Secured Party presently exist or are hereafter created or attached (provided that the foregoing shall not be interpreted or deemed to allow the existence of any such Liens to the extent otherwise prohibited by the Loan Documents).  Without the prior written consent of the Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any Insolvency Proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.  In the event of any Insolvency Proceeding involving any Debtor as debtor or any such Debtor’s property, the Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions and payments made in respect of the Subordinated Indebtedness until the Full Payment of the Guaranteed Obligations.  The Administrative Agent may apply any such dividends, distributions and payments against the Guaranteed Obligations in accordance with the Credit Agreement or other applicable Loan Documents.

17.                               Right of Setoff.  Each Guarantor hereby grants to the Administrative Agent and each Lender and other Secured Party a right of setoff upon any and all monies, securities or other property of such Guarantor, and the proceeds therefrom, now or hereafter held or received by or in transit to the Administrative Agent or any such Lender or other Secured Party from or for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or

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otherwise, and also upon any and all deposits (general or special, to the maximum extent permitted by Applicable Law) and credits of such Guarantor, and any and all claims of such Guarantor against the Administrative Agent or any such Lender or other Secured Party at any time existing.  The right of setoff granted pursuant to this Paragraph shall be cumulative of and in addition to any other right of setoff the Administrative Agent or any such Lender or other Secured Party may have, including, without limitation, any right of setoff in the Credit Agreement or any common law right of setoff.

18.                               Further Assurances.  Upon the request of the Administrative Agent from time to time, each Guarantor will promptly duly execute and deliver to the Administrative Agent any and all such further agreements, documents and instruments, and supply such additional information, as may be reasonably necessary or advisable, in the opinion of the Administrative Agent, to obtain the full benefits of this Guaranty Agreement.

19.                               Invalid Provisions.  If any provision of this Guaranty Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  Notwithstanding anything to the contrary contained herein, no provision herein or in any other Loan Document evidencing the Guaranteed Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by any Applicable Law.

20.                               Modification in Writing.  No modification, consent, amendment or waiver of any provision of this Guaranty Agreement, and no consent to any departure by any Guarantor herefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of the Administrative Agent and, as to any modification or amendment, such Guarantor, and then shall be effective only in the specific instance and for the specific purpose for which given.

21.                               No Waiver; Notices or Demands.  No notice to or demand on, or consent by, any Guarantor in any case shall, of itself, entitle any Guarantor to any other or further notice or demand or right to grant or refuse consent, in similar or other circumstances.  No delay or omission by the Administrative Agent in exercising any right or remedy hereunder shall impair any such right or remedy or be construed as a waiver thereof or any acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy hereunder.

22.                               Expenses.  Each Guarantor agrees to pay on demand by the Administrative Agent all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and performance of the terms and provisions of this Guaranty Agreement and any and all amendments, modifications, renewals, restatements and/or supplements hereto from time to time, including, without limitation, the reasonable fees and

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expenses of legal counsel to the Administrative Agent, in each case, in accordance with Section 14.3 of the Credit Agreement.  If any Guarantor should breach or fail to perform any provision of this Guaranty Agreement, each Guarantor agrees to pay to the Administrative Agent and each other Secured Party all costs and expenses incurred by the Administrative Agent and the Secured Parties in the enforcement of this Guaranty Agreement from time to time, including, without limitation, the reasonable fees and expenses of all legal counsel to the Administrative Agent and the Secured Parties in accordance with Section 14.3 of the Credit Agreement.

23.                               No Oral Agreements.  THIS GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE GUARANTORS AND THE ADMINISTRATIVE AGENT RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT.  THIS GUARANTY AGREEMENT SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AGREEMENT.

24.                               Notices.  Unless otherwise specifically provided in this Guaranty Agreement, all notices or other communications required or permitted to be given under this Guaranty Agreement shall be given as specified in the Credit Agreement and shall be effective as and when provided therein.

25.                               Survival.  All representations, warranties, covenants and agreements of the Guarantors in this Guaranty Agreement shall survive the execution of this Guaranty Agreement.

26.                               Counterparts, Facsimile or Electronic Transmission.  This Guaranty Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty Agreement.  Delivery of an executed signature page of this Guaranty Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterparty hereof.

27.                               Governing Law; Jurisdiction, etc.

(a)                                 Governing Law.  This Guaranty Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof that would require application of another law (but giving effect to federal laws relating to national banks).

(b)                                 Submission to Jurisdiction.  Each of the Guarantors and the Administrative Agent irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties

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hereto irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Waiver of Venue.  Each of the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to Paragraph 27(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action, litigation or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Paragraph 24.  Nothing in this Guaranty Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

28.                               Irrevocable Nature of Guaranty.  This Guaranty Agreement shall be irrevocable.  Each Guarantor acknowledges that any purported or attempted revocation hereof by any Guarantor shall constitute an Event of Default.

29.                               Headings.  The paragraph headings in this Guaranty Agreement are for convenience of identification only and do not limit any of the provisions hereof.

30.                               Patriot Act Notice.  Each Guarantor acknowledges that the Administrative Agent has notified it that, pursuant to the requirements of the USA Patriot Act, the Administrative Agent and the Secured Parties are required to obtain, verify and record information that identifies such Guarantor, including its legal name, address, tax identification number and other information that will allow the Administrative Agent and the Secured Parties to identify it in accordance with the USA Patriot Act.

31.                               Additional Guarantors.  Upon the execution and delivery of a Joinder Agreement by any Domestic Subsidiary of the US Borrower, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty Agreement and named as a “Guarantor” hereunder.  The execution and delivery of such a Joinder Agreement shall not require the consent of any other Guarantor hereunder or any other Credit Party, and the obligations and rights of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as party to this Guaranty Agreement.

32.                               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

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OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 32.

33.                               Appointment of Borrower as Agent for the Guarantors.  Each Guarantor hereby irrevocably appoints and authorizes the US Borrower to act as its agent for service of process and notices required to be delivered under this Guaranty Agreement or under the other Loan Documents, it being understood and agreed that receipt by the US Borrower of any summons, notice or other similar item shall be deemed effective receipt by such Guarantor and its Subsidiaries.

34.                               Indemnification.  The Guarantors shall, jointly and severally, (a) pay and indemnify each Secured Party (the “Indemnitees”) against Indemnified Taxes and Other Taxes to the extent any Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement and (b) indemnify each Indemnitee to the extent any Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.  Notwithstanding any termination of this Guaranty Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of this Paragraph and any other provision of this Guaranty Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

35.                               Reinstatement.  Each Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Credit Party or otherwise.

36.                               Existing Guaranty; No Novation.  This Guaranty Agreement supersedes, amends and restates in full the Existing Guaranty Agreement and all prior amendments and supplements thereof.  The Guaranteed Obligations referred to herein include all of the Guaranteed Obligations outstanding pursuant to the Existing Guaranty Agreement immediately prior to the execution of this Guaranty Agreement, and the parties acknowledge and agree that this Guaranty Agreement is not intended to, nor shall it, constitute a novation of the Existing Guaranty Agreement.  Each Guarantor acknowledges and agrees that all references to the Subsidiary Guaranty Agreement in the Credit Agreement or in any other Loan Document shall mean and refer to the Existing Guaranty Agreement, as amended and restated by this Guaranty Agreement.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned parties hereto has caused this Guaranty Agreement to be executed by its duly authorized officer as of the day and year first written above.

FOSSIL STORES I, INC.,
as a Guarantor

By:
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL PARTNERS, L.P.,
as a Guarantor

By:	Fossil Group, Inc.
Title:	General Partner

By:

Name:	Randy S. Hyne
Title:	Vice President, General Counsel and Secretary

FOSSIL TRUST,
as a Guarantor, and acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994

By:
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL INTERMEDIATE, INC.,
as a Guarantor

By:
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL HOLDINGS, LLC,
as a Guarantor

By:
Name:
Title:

FOSSIL INTERNATIONAL HOLDINGS, INC.,
as a Guarantor

By:
Name:
Title:

MISFIT, INC.,
as a Guarantor

By:
Name:
Title:

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT I

to Second Amended and Restated Credit Agreement

FORM OF AMENDED AND RESTATED COLLATERAL AGREEMENT

AMENDED AND RESTATED

COLLATERAL AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.

and certain of its Subsidiaries

as Grantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

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ii

SCHEDULES:

Schedule 3.3	Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.6	Commercial Tort Claims
Schedule 3.7	Deposit Accounts and Securities Accounts
Schedule 3.8	Intellectual Property
Schedule 3.10	Investment Property and Partnership/LLC Interests
Schedule 3.11	Instruments
Schedule 3.12	Government Contracts

iii

This AMENDED AND RESTATED COLLATERAL AGREEMENT (this “Agreement”), dated as of January 29, 2018, by and among FOSSIL GROUP, INC., a Delaware corporation (the “US Borrower”), certain Domestic Subsidiaries of the US Borrower and any Additional Grantor (as defined below) who may become party to this Agreement (such Domestic Subsidiaries and Additional Grantors, collectively with the US Borrower, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

STATEMENT OF PURPOSE

The US Borrower, the lenders party thereto, and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of March 9, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), which amended and restated that certain Credit Agreement dated as of May 17, 2013.

Pursuant to the Existing Credit Agreement, the US Borrower and certain of its subsidiaries, as grantors, have previously entered into that certain Collateral Agreement dated as of August 8, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Collateral Agreement”), in favor of Wells Fargo Bank, National Association, as Administrative Agent.

The US Borrower has requested, and, subject to the terms and conditions thereof, the Administrative Agent and the lenders party thereto have agreed, to amend and restate the Existing Credit Agreement pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 29, 2018 among the US Borrower, Fossil Group Europe GmbH, a limited liability company organized under the laws of Switzerland and certain other Foreign Subsidiaries of US Borrower from time to time parties thereto (together with the US Borrower, each, a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders and the Administrative Agent have agreed to make and/or maintain Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

It is a condition precedent to the initial closing under the Credit Agreement that the Grantors execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make and/or maintain their respective Extensions of Credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

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ARTICLE I
DEFINED TERMS

SECTION 1.1               Terms Defined in the Uniform Commercial Code.

(a)           The following terms when used in this Agreement shall have the meanings assigned to them in the UCC as in effect from time to time: “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b)           Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

(c)           If any term used herein has a meaning assigned to it in the UCC and such term is defined in Article 9 of the UCC differently than how such term is defined in another Article of the UCC such term shall have the meaning assigned thereto in Article 9 of the UCC.

SECTION 1.2               Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Domestic Subsidiary of the US Borrower that hereafter becomes a Grantor pursuant to Section 7.16.

“Administrative Agent” has the meaning assigned thereto in the Preamble to this Agreement.

“Agreement” has the meaning assigned thereto in the Preamble to this Agreement.

“Borrower” has the meaning assigned thereto in the Preamble to this Agreement.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” has the meaning assigned thereto in Section 5.2.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Control Agreement” has the meaning assigned in Section 4.6(a).

“Controlled Depositary” has the meaning assigned thereto in Section 4.6(a).

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6(a).

“Copyright License” means any written agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.8,

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granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, copyright registrations and copyright applications in any jurisdiction (whether within or without the United States), including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing in any jurisdiction (whether within or without the United States).

“Credit Agreement” has the meaning assigned thereto in the Statement of Purpose to this Agreement.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Assets” means, collectively, the following:

(a)           the fee interests and leasehold interests described in clauses (i) - (vi) of the definition of Excluded Property (as defined in the Credit Agreement), with “material” being determined as set forth in Section 9.11(d) of the Credit Agreement;

(b)           any lease, license (including without limitation, any Copyright License, Trademark License or Patent License), contract, document, instrument or agreement to which any Grantor is a party, to the extent that the creation of a Lien on such assets would, under Applicable Law or under the express terms of such lease, license, contract, document, instrument or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under, or result in a termination or right of termination of any such lease, license, contract, document, instrument or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law); provided that this clause shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any corresponding Account or any corresponding money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, license, contract, document, instrument or agreement (except to the extent that such Accounts, money or other amounts shall themselves constitute Excluded Assets);

(c)           any property that is subject to a purchase money Lien, Capital Lease obligation or similar arrangement permitted under the Loan Documents if the agreement pursuant to which such Lien is granted (or the document providing for such Capital Lease obligation or similar arrangement) prohibits or requires the consent of any Person, or creates a right of termination in

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favor of any other Person, in each case other than the US Borrower or any other Grantor, which prohibition or right of termination has not been waived or which consent has not been obtained as a condition to the creation of any other Lien on such property; provided that, immediately upon receipt of such waiver or consent, such assets shall automatically cease to constitute “Excluded Assets”;

(d)           Capital Stock in any Person that is not a Wholly-Owned Subsidiary of a Grantor, to the extent a Lien thereon is prohibited by or requires consent under the organizational documents of such Person or any other Person (other than any Borrower, any other Grantor or any other Credit Party) and such consent has not been obtained or such Capital Stock constitutes minority ownership of a non-United States entity;

(e)           any United States federal “intent to use” trademark applications, prior to the submission and acceptance by the United States Patent and Trademark Office of an amendment to allege or a verified statement of use pursuant to the Lanham Act 15 U.S.C. Section 1060, solely to the extent that, and solely during the period that, the grant of a security interest therein would impair the validity or enforceability or render void or result in the cancellation of, any registration issued as a result of such “intent to use” trademark application under Applicable Law; provided that upon the submission and acceptance by the United States Patent and Trademark Office of an amendment to allege or a verified statement of use pursuant to 15 U.S.C. Section 1060, such “intent to use” trademark application shall constitute Collateral;

(f)            any Capital Stock in or assets of a direct or indirect (i) Foreign Subsidiary or (ii) Foreign Subsidiary Holding Company; provided that, in the case of any First-Tier Foreign Subsidiary or Foreign Subsidiary Holding Company, Excluded Assets shall not include 65% of the outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each such First-Tier Foreign Subsidiary or Foreign Subsidiary Holding Company;

(g)           aircraft and vessels;

(h)           Vehicles or other assets that are subject to a certificate of title, except to the extent perfection of a security interest therein may be accomplished by filing of financing statements;

(i)            any other property, to the extent the granting of a Lien therein is prohibited by contract (including Permitted Liens or otherwise permitted to be prohibited pursuant to Section 11.10 of the Credit Agreement) or Applicable Law (other than to the extent that (i) such prohibition has been waived or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law);

(j)            any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person;

(k)           Excluded Deposit Accounts and Excluded Securities Accounts;

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(l)            any Commercial Tort Claims individually with a value (as reasonably determined by a Grantor) of less than $5,000,000;

(m)          any unpublished pending United States patent applications; provided that upon publication, such pending United States patent application shall constitute Collateral;

(n)           all Capital Stock held in Centurion Jewelry By Invitation Only, LLC so long as the value of such Capital Stock held by the Grantors collectively does not exceed $50,000 in the aggregate;

(o)           any other property, to the extent the granting of a Lien therein is prohibited by any Applicable Law (other than to the extent such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law; provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition, such assets shall automatically cease to constitute “Excluded Assets”);

(p)          any assets of any Grantor where the Administrative Agent reasonably determines, in consultation with the US Borrower, that the cost, burden, difficulty or consequence (including adverse tax consequences) of obtaining or perfecting a Lien in such assets outweighs the benefit of the security afforded thereby, in each case to the extent a Lien in such assets cannot not perfected by a financing statement filed pursuant to the UCC; and

(q)            the royalty receivable under the Safilo Group license agreement.

Notwithstanding the foregoing, (x) Excluded Assets shall not include the Proceeds, products, substitutions or replacements of any Excluded Assets (except to the extent that such Proceeds, products, substitutions or replacements shall themselves constitute Excluded Assets) and (y) in the event that any Excluded Assets cease to constitute Excluded Assets, then immediately upon such property ceasing to constitute Excluded Assets for any reason, and until such property may constitute Excluded Assets at any future time, such property shall be deemed to constitute Collateral without any further action hereunder.

“Excluded Deposit Account” means, collectively, the Specified Account (so long as the aggregate balance in the Specified Account does not exceed AUD 3,000,000 at any time) and Deposit Accounts established solely to hold escrowed funds for the benefit of a third party or funds in connection with customary indemnification and holdback escrow arrangements with a third party, for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees or for petty cash at the time any such funds are transferred to such Deposit Account, so long as the aggregate balance in all Deposit Accounts and Securities Accounts of all the Credit Parties does not exceed at any time the $25,000,000 limitation as set forth in, and determined  in accordance with,  Section 9.17(a) of the Credit Agreement.

“Excluded Securities Account” means, collectively, the Specified Account (so long as the aggregate balance in the Specified Account does not exceed AUD 3,000,000 at any time) and Securities Accounts established solely to hold escrowed funds for the benefit of a third party or funds in connection with customary indemnification and holdback escrow arrangements with a third party, for the purpose of funding payroll, payroll taxes and other compensation and benefits

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to employees or for petty cash at the time any such funds are transferred to such Securities Account, so long as the aggregate balance in all Deposit Accounts and Securities Accounts of all the Credit Parties does not exceed at any time the $25,000,000 limitation as set forth in, and determined  in accordance with,  Section 9.17(a) of the Credit Agreement.

“Existing Credit Agreement” has the meaning assigned thereto in the Statement of Purpose to this Agreement.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is disregarded as a separate entity for U.S. federal income tax purposes and owns no material assets other than the Capital Stock of one or more Foreign Subsidiaries.

“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following to the extent owned by any Grantor: (a) all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b), and (c).

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Partnership/LLC Agreement” means any limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests included in the Collateral.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, held by such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement, membership agreement, limited liability company agreement or operating agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patent License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered

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in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Patents” means collectively, all of the following of any Grantor: (a) all patents and patent applications in any jurisdiction (whether within or without the United States), including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing in any jurisdiction (whether within or without the United States).

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Securities Act” means the Securities Act of 1933, including all regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Obligations pursuant to the provisions of any Loan Document.

“Trademark License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Trademarks” means, collectively, all of the following owned by any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) in each case in any jurisdiction (whether within or without the United States), including, without limitation, those listed on Schedule 3.8, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) in each case in any jurisdiction (whether within or without the United States).

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, however, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial

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Code as in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“US Borrower” has the meaning assigned thereto in the Preamble to this Agreement

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under any Applicable Law and which cannot be perfected under such Applicable Law unless the applicable security interest is noted on the face of the applicable certificate of title, and all tires and all other appurtenances to any of the foregoing.  For the avoidance of doubt, the term “Vehicles” shall exclude aircraft and vessels.

SECTION 1.3               Other Definitional Provisions.

(a)           Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

(b)           The terms of Sections 1.2, 1.7 and 1.8 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
SECURITY INTEREST

SECTION 2.1               Grant of Security Interest.  Each Grantor hereby grants and pledges to the Administrative Agent, for the benefit of itself and the other Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in the following property and such Grantor’s power to transfer rights in such property, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)           all Accounts;

(b)           all cash and currency;

(c)           all Chattel Paper;

(d)           all Commercial Tort Claims identified on Schedule 3.6;

(e)           all Deposit Accounts;

(f)            all Documents;

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(g)           all Equipment;

(h)           all Fixtures;

(i)            all General Intangibles;

(j)            all Instruments;

(k)           all Intellectual Property;

(l)            all Inventory;

(m)          all Investment Property;

(n)           all Letter-of-Credit Rights;

(o)           all other Goods not otherwise described above;

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided, that (i) the term “Collateral” shall not include, any Excluded Assets, (ii) the payment and performance of the Obligations shall not be secured by any Hedge Agreement between any Grantor and any Secured Party and (iii) this Agreement shall not to be construed as an assignment of any Intellectual Property.

SECTION 2.2               Grantors Remain Liable.  Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) the Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make and/or maintain their respective Extensions of Credit to, and/or to enter into Specified Cash Management Arrangements and/or Specified Hedge

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Agreements with, as applicable, the respective Borrowers or another Credit Party (as the case may be), each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

SECTION 3.1               Perfected Security Interest.  The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral (other than any Collateral located outside the United States) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.  Each financing statement naming any Grantor as a debtor and the Administrative Agent as secured party is in appropriate form for filing in the appropriate offices of the states specified on Schedule 3.3 (as such schedule shall be updated from time to time pursuant to Section 4.3) and contains an adequate description of the Collateral (other than any Collateral located outside the United States) for purposes of perfecting a security interest in such Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC.  When the aforementioned financing statements shall have been filed in, and accepted by, the offices specified in Schedule 3.3, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor named as debtor in such financing statement in the Collateral (other than any Collateral located outside the United States) described therein, in each case to the extent that a security interest therein may be perfected by filing pursuant to the UCC prior to all other Liens and rights of others therein, except for Permitted Liens.  When the applicable Grantor shall have delivered any Instruments, Tangible Chattel Paper or Certificated Securities (together with an Effective Endorsement and Assignment in the case of Instruments and Certificated Securities constituting Collateral) to the Administrative Agent, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Instruments, Tangible Chattel Paper or Certificated Securities, prior to all other Liens and rights of others therein and, in the case of any of the foregoing that constitute financial assets, subject to no adverse claims, in each case, except for Permitted Liens.  When the applicable Grantor shall take the actions required under this Agreement with respect to any Collateral (other than any Collateral located outside the United States) that is not of a type otherwise referred to in this Section 3.1, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Collateral, in each case prior to all other Liens and rights of others therein, except for Permitted Liens.

SECTION 3.2               Title, No Other Liens.  Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens other than Permitted Liens.  No Grantor has Authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.

SECTION 3.3               State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a)           The exact legal name of such Grantor is set forth on Schedule 3.3 (as such schedule shall be updated from time to time pursuant to Section 4.3).

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(b)           Such Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.3 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3).  The taxpayer identification number and, to the extent applicable, Registered Organization number of such Grantor is set forth on Schedule 3.3 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3).

(c)           As of the date hereof, all Collateral consisting of Inventory, Equipment and Fixtures is located at the locations specified on Schedule 3.3, except as otherwise permitted hereunder.

(d)           The mailing address, principal place of business, chief executive office and office where such Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.3 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.3).  As of the date hereof, no Grantor has any other places of business except those separately set forth on Schedule 3.3 under such Grantor’s name.  As of the date hereof, except as disclosed on Schedule 3.3 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five (5) years.

SECTION 3.4               Accounts.

(a)           The names of the obligors, amounts owing, due dates and other information with respect to its Accounts, Chattel Paper and other Receivables are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time.  As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b)           With respect to its Accounts, except as specifically disclosed on the most recent Borrowing Base Certificate, (i) all Accounts are Eligible Accounts and (ii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto.

(c)           In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices and statements with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Deposit Account subject to a Control Agreement; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

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(d)           Except as set forth in Section 3.12, none of the obligors on any Receivables is a Governmental Authority.

SECTION 3.5               Chattel Paper.  As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.

SECTION 3.6               Commercial Tort Claims.  As of the date hereof, all Commercial Tort Claims in excess of $5,000,000 owned by any Grantor are listed on Schedule 3.6 (as such schedule shall be updated from time to time pursuant to Section 4.4).

SECTION 3.7               Deposit Accounts and Securities Accounts.  As of the date hereof, all Deposit Accounts and Securities Accounts owned by any Grantor that are necessary or useful in such Grantor’s business are listed on Schedule 3.7 (as such schedule shall be updated from time to time pursuant to Section 4.4).

SECTION 3.8               Intellectual Property.

(a)           As of the date hereof, all United States Copyright registrations, pending United States Copyright applications, issued United States Patents, pending published United States Patent applications, subsisting United States federal and state Trademark registrations and pending United States federal and state Trademark applications (except for pending federal “intent to use” trademark applications for which an amendment to allege use or a verified statement of use has not been submitted to and accepted by the United States Patent and Trademark Office), in each case to the extent constituting Collateral and owned by any Grantor in its own name, are listed on Schedule 3.8 (as such schedule shall be updated from time to time pursuant to Section 4.9(c)).

(b)           Except as set forth in Schedule 3.8 on the date hereof (as such schedule shall be updated from time to time pursuant to Section 4.9(c)), none of the Intellectual Property owned by any Grantor that is necessary or useful in such Grantor’s business is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

SECTION 3.9               Inventory.  Collateral consisting of Inventory is of good and merchantable quality, free from any material defects.

SECTION 3.10             Investment Property; Partnership/LLC Interests.

(a)           As of the date hereof, all Investment Property and all Partnership/LLC Interests owned by any Grantor and included in the Collateral are listed on Schedule 3.10 (as such schedule shall be updated from time to time pursuant to Section 4.3 or Section 4.4).

(b)           All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor and included in the Collateral (i) with respect to any Wholly-Owned Subsidiary of a Grantor, have been duly and validly issued and, if applicable, are fully paid and non-assessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Capital Stock or Partnership/LLC Interests of such Issuer issued to such Grantor, subject, with respect to any Foreign Subsidiary, to restrictions on the pledge of a Foreign Subsidiary’s Capital Stock set forth herein.

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(c)           None of the Partnership/LLC Interests included in the Collateral (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, or (iii) are Investment Company Securities.

(d)           With respect to the Partnership/LLC Interests issued by any Issuer to any Grantor and included in the Collateral, no consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement included in the Collateral, shall be necessary to permit the Secured Parties to be substituted as a member, manager or partner thereunder and to receive the benefits of all rights of a member, manager or partner thereunder (including, without limitation, all voting rights and rights of an economic interest holder) in the exercise of their rights and remedies hereunder except for consents, approvals or actions that have been obtained, or taken, and are in full force and effect.

SECTION 3.11             Instruments.  As of the date hereof, except as set forth on Schedule 3.11, no Grantor holds any Instrument or is named a payee of any promissory note or other evidence of indebtedness in either case, having a face amount in excess of $5,000,000.

SECTION 3.12             Government Contracts.  As of the date hereof, except as set forth on Schedule 3.12, no Grantor is party to any contract with a Governmental Authority under which such Governmental Authority, as Account Debtor, owes a monetary obligation to any Grantor under any Account in a principal amount in excess of $2,500,000.(1)

ARTICLE IV
COVENANTS

Until the Obligations (other than (a) contingent indemnification obligations not then due and (b) the Specified Obligations) have been paid in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1               Maintenance of Perfected Security Interest; Further Information.  Such Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the Liens of all Persons whomsoever (other than the holders of Permitted Liens).

SECTION 4.2               Maintenance of Insurance.  Such Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 9.3 of the Credit Agreement.

SECTION 4.3               Changes in Locations; Changes in Name or Structure.  No Grantor will, except upon five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter time period agreed to by the Administrative Agent) and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the

(1) This amount is based on the amount of governmental receivables that the Administrative Agent may include as eligible. See clause (h) of the definition of Eligible Accounts.

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Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) a written supplement to the applicable Schedules of this Agreement:

(i)            change its jurisdiction of organization or the location of its chief executive office or principal place of business (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.3; or

(ii)           change its name, identity or organizational type to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading under the UCC.

SECTION 4.4               Required Notifications.  Such Grantor shall promptly notify the Administrative Agent, in writing, of (a) any new Deposit Account or Securities Account, (b) any contract under which a Governmental Authority, as Account Debtor, owes a monetary obligation to any Grantor in excess of $2,500,000, (c) any Commercial Tort Claim in excess of $5,000,000 and (d) any Investment Property acquired after the date hereof, together with a written supplement to the applicable Schedules of this Agreement.

SECTION 4.5               Delivery Covenants.  Such Grantor will deliver to the Administrative Agent, for the benefit of the Secured Parties, all Collateral consisting of (a) Certificated Securities issued by any Subsidiary of a Grantor; provided that any Certificated Securities that are not issued by a Grantor’s Subsidiary and held by any Grantor shall at all times remain in the control of such Grantor, (b) Partnership/LLC Interests evidenced by a certificate, (c) negotiable Documents with a face amount in excess of $5,000,000, (d) Instruments with a face amount in excess of $5,000,000, (e) Tangible Chattel Paper owned or held by such Grantor with a face amount in excess of $5,000,000, in each case, together with an Effective Endorsement and Assignment and (f) Supporting Obligations, as applicable, unless, in each case, such delivery and pledge has been waived in writing by the Administrative Agent.

SECTION 4.6               Control Covenants; Covenants as to Third Parties.

(a)           Such Grantor shall ensure that the Administrative Agent has Control of each Deposit Account (other than any Excluded Deposit Account) and each Securities Account (other than any Excluded Securities Account), in each case, owned by such Grantor.  Each Grantor shall cause each depositary bank maintaining a Deposit Account (other than any Excluded Deposit Account) and each Securities Intermediary maintaining a Securities Account (other than any Excluded Securities Account), in each case, to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent (a “Control Agreement”), pursuant to which, upon notice of a continuing Event of Default, such depository bank or Securities Intermediary, as applicable, shall agree to comply with the Administrative Agent’s instructions with respect to disposition of funds in such Deposit Account or Securities Account, as applicable, without further consent by any Grantor (any such depositary bank executing and delivering any such agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such agreement, a “Controlled Intermediary”).  In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such agreement, the Administrative Agent, in its sole discretion, may require funds held in the applicable Deposit

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Account and applicable Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable.

(b)           Upon the request of the Administrative Agent, such Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter-of-Credit Rights with a face amount in excess of $5,000,000 and Electronic Chattel Paper with a face amount in excess of $5,000,000 owned or held by such Grantor and included in the Collateral, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c)           Unless waived by the Administrative Agent in its reasonable discretion and after an Event of Default has occurred and is continuing, such Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory with an aggregate value in excess of $5,000,000 stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory as a first priority purchase money security interest under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.  All such financing statements filed pursuant to this Section 4.6(c) shall be assigned to the Administrative Agent, for the benefit of the Secured Parties.

SECTION 4.7               Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Applicable Law, such Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (other than any Collateral located outside the United States) in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.”

SECTION 4.8               Accounts.

(a)           Other than in the ordinary course of business consistent with past practice when there is no continuing Event of Default, each Grantor will not (i) grant any extension of the payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could reasonably be expected to materially adversely affect the value thereof.

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(b)           Except as otherwise provided in this Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)           Each Grantor will deliver to the Administrative Agent promptly upon its request duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d)           If, other than in the ordinary course of business consistent with past practice, (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by a Grantor exists or (ii) if, to the knowledge of a Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened in writing with respect to any such Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing.  Such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $500,000 as soon as issued, and such Grantor shall promptly report each credit memorandum and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.8(d) on the Borrowing Base Certificates submitted by it.

(e)           Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

(f)            Each Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

SECTION 4.9               Intellectual Property.

(a)           Except as could not reasonably be expected to have a material adverse effect on the value of the Intellectual Property necessary for the conduct of the business of the US Borrower and its Subsidiaries taken as a whole, such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through

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licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(b)           Such Grantor will notify the Administrative Agent reasonably promptly if it knows that any registration for material Intellectual Property owned by such Grantor to the extent constituting Collateral may become forfeited, abandoned or dedicated to the public, or of any adverse determination from a Governmental Authority regarding such Grantor’s ownership of, or the validity of, any such material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c)           Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property constituting Collateral with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in Intellectual Property), such Grantor shall report such filing to the Administrative Agent within forty-five (45) days (which time period may be extended by the Administrative Agent in its sole discretion by written notice to such Grantor) after the last day of the fiscal quarter in which such filing occurs and provide the Administrative Agent with a written supplement to Schedule 3.8 of this Agreement.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, in each case to the extent the same constitute Collateral.  Notwithstanding the foregoing, with respect to any Collateral comprising an “intent to use” United States trademark application, a Grantor shall not be required to report the filing of such application to the Administrative Agent, nor shall such Grantor be required to take any other actions under this Section 4.9(c) with respect to such trademark application, prior to the submission and acceptance by the United States Patent and Trademark Office of an amendment to allege or a verified statement of use pursuant to the Lanham Act 15 U.S.C. Section 1060.

SECTION 4.10             Investment Property; Partnership/LLC Interests.

(a)           Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for those additional Investment Property or Partnership/LLC Interests (x) that do not constitute Collateral or (y) that will be subject to the Security Interest granted herein in favor of the Secured Parties, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof, in each case to the extent the same constitute Collateral.  The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever, in each case to the extent the same constitute Collateral.

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(b)           If any Grantor shall become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property constituting Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

SECTION 4.11             Equipment.  Such Grantor will maintain each item of Equipment constituting Collateral in good working order and condition (reasonable wear and tear and obsolescence excepted), except where such failure could not reasonably be expected, either individually or in the aggregate to have a material adverse effect on the value of the Equipment, taken as a whole.

SECTION 4.12             Further Assurances.  Upon the request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

ARTICLE V
REMEDIAL PROVISIONS

SECTION 5.1               General Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor

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further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence, bad faith or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted.  If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.

SECTION 5.2               Specific Remedies.

(a)           Upon the occurrence and during the continuation of an Event of Default:

(i)            the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Administrative Agent) its Account Debtors subject to a Security Interest that such Accounts have been assigned to the Administrative Agent, for the benefit of the Secured Parties;

(ii)           upon the request of the Administrative Agent, whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the other Secured Parties and as property of the Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right in to transfer or direct the transfer of the balance of each Deposit Account (other than an Excluded Deposit Account) to the Collateral Account.  All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3;

(iii)          the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Collateral constituting Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any such Investment Property or Partnership/LLC Interests, and any or all of any such Investment Property or Partnership/LLC Interests may, at the option of the

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Administrative Agent and the other Secured Parties, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or any such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of such Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing.  In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Administrative Agent; and

(iv)          the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract constituting Collateral and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract constituting Collateral in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract to the extent required under the Material Contract.

(b)           Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions

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made in respect of any Investment Property and any Partnership/LLC Interests, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests.

SECTION 5.3               Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations in accordance with Section 12.4 of the Credit Agreement.  Only after (a) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC, (b) the payment in full of the Obligations (other than (1) contingent indemnification obligations not then due and (2) the Specified Obligations as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and (c) the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.4               Waiver, Deficiency.  Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements to collect such deficiency.

ARTICLE VI
THE ADMINISTRATIVE AGENT

SECTION 6.1               Appointment of Administrative Agent as Attorney-In-Fact.

(a)           Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent and any officer or agent thereof the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            upon the occurrence and during the continuation of an Event of Default, in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material

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Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          upon the occurrence and during the continuation of an Event of Default, execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           upon the occurrence and during the continuation of an Event of Default, (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) to the extent constituting Collateral, license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c)           The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement shall be payable by such Grantor to the Administrative Agent in accordance with Section 14.3 of the Credit Agreement.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2               Duty of Administrative Agent.  The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  None of the Administrative Agent, any other Secured Party or any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party or any of their respective Related Parties to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.3               Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting from or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

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ARTICLE VII
MISCELLANEOUS

SECTION 7.1               Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 14.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the US Borrower set forth in Section 14.1 of the Credit Agreement.

SECTION 7.2               Amendments, Waivers and Consents.  None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 14.2 of the Credit Agreement.

SECTION 7.3               Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a)           The Grantors, jointly and severally, shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party in connection with enforcing or preserving any rights under this Agreement to the extent any Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.

(b)           The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent any Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)           The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent any Borrower would be required to do so pursuant to Section 14.3 of the Credit Agreement.

(d)           Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent resulting from its bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

(f)            All amounts due under this Section 7.3 shall be payable promptly after demand therefor.

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(g)           Each party’s obligations under this Section 7.3 shall survive the termination of the Loan Documents and payment of the obligations thereunder.

SECTION 7.4               Right of Setoff.  If an Event of Default shall have occurred and while it is continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor to the same extent a Lender could do so under Section 14.4 of the Credit Agreement.  The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have.  Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 7.5               Governing Law; Jurisdiction; Venue; Service of Process.

(a)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without reference to the conflicts or choice of law principles thereof that would require application of another law (but giving effect to federal laws relating to national banks).

(b)           Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e)           Appointment of the US Borrower as Agent for the Grantors.  Each Grantor hereby irrevocably appoints and authorizes the US Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the US Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 7.6               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

SECTION 7.7               Injunctive Relief.  Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties.  Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 7.8               No Waiver By Course of Conduct; Cumulative Remedies.  The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent or any other Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or

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further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion.  No course of dealing between any Grantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default.

SECTION 7.9               Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).

SECTION 7.10             Survival of Indemnities.  Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 7.11             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12             Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 7.13             Integration.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, written or oral, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of the Credit Agreement, the provisions of the Credit Agreement shall control, and in the event of any conflict between the provisions of this Agreement and any other Security Documents, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

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SECTION 7.14             Acknowledgements.

(a)           Each Grantor hereby acknowledges that (i) it has received a copy of the Credit Agreement and has reviewed and understands the same and (ii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

(b)           Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.  Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.15             Releases.

(a)           Subject to Section 13.9 of the Credit Agreement, at such time as the Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Specified Cash Management Arrangements or Specified Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the Issuing Lenders) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

(b)           Subject to Section 13.9 of the Credit Agreement, if any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.  In the event that all the Capital Stock of any Grantor that is a Subsidiary of the US Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the US Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder and, at the reasonable request of the US Borrower and at the expense of the Grantors, the Administrative Agent shall, within a commercially reasonable period of time, execute and deliver to the Borrower any releases or other documents reasonably necessary or desirable to evidence such release.

SECTION 7.16             Additional Grantors.  Each Domestic Subsidiary of the US Borrower that is required to become a party to this Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

28

SECTION 7.17             All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations (other than (1) contingent indemnification obligations not then due, (2) the Specified Obligations as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the Issuing Lenders) remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 7.18             Secured Parties.  Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates and Related Parties shall be entitled to all of the rights, benefits and immunities conferred under Article XIII of the Credit Agreement.

SECTION 7.19             Amendment, Restatement and Renewal.  This Agreement is executed and delivered by the Grantors in amendment, restatement and renewal of, and renews and extends any and all liens and security interests granted pursuant to, the Existing Collateral Agreement. Reference is hereby made to the Existing Collateral Agreement in all respects for all purposes hereof.

SECTION 7.20             No Novation.  The Obligations referred to herein include all of the Obligations outstanding pursuant to the Existing Collateral Agreement immediately prior to the execution of this Agreement, and the parties acknowledge and agree that this Agreement is not intended to, nor shall it, constitute a novation of the Existing Collateral Agreement.  Each Grantor acknowledges and agrees that all references to the Collateral Agreement in the Credit Agreement or in any other Loan Document shall mean and refer to the Existing Collateral Agreement, as amended and restated by this Agreement.

[Signature Pages to Follow]

29

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

FOSSIL GROUP, INC.,
as a Grantor

By:
Name:	Randy S. Hyne
Title:	Vice President, General Counsel and Secretary

FOSSIL STORES I, INC.,
as a Grantor

By:
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL PARTNERS, L.P.,
as a Grantor

By:	Fossil Group, Inc.
Title:	General Partner

By:
Name:	Randy S. Hyne
Title:	Vice President, General Counsel and Secretary

FOSSIL TRUST,
as a Grantor, and acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated August 31, 1994

By:
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL INTERMEDIATE, INC.,
as a Grantor

By:
Name:	Randy S. Hyne
Title:	Secretary

MISFIT, INC.,
as a Grantor

By:
Name:
Title:

FOSSIL INTERNATIONAL HOLDINGS, INC.,
as a Grantor

By:
Name:
Title:

FOSSIL HOLDINGS, LLC,
as a Grantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT J

to Second Amended and Restated Credit Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of                  , 20  , is executed by                          , a                               (the “Additional Subsidiary”), pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement.

RECITALS:

The Additional Subsidiary is a Domestic Subsidiary and is required to execute this Agreement pursuant to Section 9.11(a) of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary hereby agrees as follows:

1.                                      Subsidiary Guaranty Agreement.  The Additional Subsidiary hereby agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms and provisions of the Subsidiary Guaranty Agreement with the same force and effect as if it had been an original signatory and party thereto.  The Additional Subsidiary hereby agrees to perform and comply with all obligations, covenants and agreements contained in, and all terms and provisions of, the Subsidiary Guaranty Agreement applicable to it as a “Guarantor” thereunder as if it had been an original signatory and party thereto.  In furtherance of the foregoing, the Additional Subsidiary hereby unconditionally, irrevocably and absolutely, guarantees to the Administrative Agent, the Lenders and the other Secured Parties the prompt and full payment and performance of all of the Guaranteed Obligations (as such term is defined in the Subsidiary Guaranty Agreement) when due or declared to be due and at all times thereafter as more specifically set forth in the Subsidiary Guaranty Agreement.

2.                                      Collateral Agreement.

(a)                                 The Additional Subsidiary hereby agrees that it is a “Grantor” and bound as a “Grantor” under the terms and provisions of the Collateral Agreement with the same force and effect as if it had been an original signatory and party thereto.  In order to secure the payment and performance of all of the Obligations as provided in the Collateral Agreement, the Additional Subsidiary hereby grants and pledges to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a continuing security interest in and to all of the Additional Subsidiary’s right, title and interest in and to all Collateral of the Additional Subsidiary whether now owned or hereafter acquired by the Additional Subsidiary or in which the Additional Subsidiary now has or any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located or deemed located (collectively, the “New Collateral”).

1

(b)                                 The Additional Subsidiary hereby agrees that each reference in the Collateral Agreement and the other Loan Documents to (i) a “Grantor” or the “Grantors” shall include the Additional Subsidiary, (ii) an “Issuer” shall include the Additional Subsidiary, (iii).  “Collateral” shall include all New Collateral and (iv) the Collateral Agreement and “Collateral Agreement” or “Agreement” shall mean the Collateral Agreement as supplemented hereby.

(c)                                  The Additional Subsidiary hereby agrees that its shall deliver to the Administrative Agent such certificates and other documents (including, without limitation, UCC-1 Financing Statements, stock certificates and stock powers) and take such action as the Administrative Agent shall reasonably request in order to effectuate the terms hereof and the Collateral Agreement.

(d)                                 Attached hereto as Annex A is all the information required to be provided on Schedules 3.3, 3.6, 3.7, 3.8, 3.10, 3.11 and 3.12 to the Collateral Agreement, setting forth all information required to be provided therein with respect to the Additional Subsidiary.  For purposes of this clause (d), all references to “Closing Date” or “the date hereof’ (or similar terms) that qualify such Schedules shall be deemed to mean the date of this Agreement.

3.                                      The Additional Subsidiary hereby acknowledges receipt of copies of the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and the other Loan Documents to which it is a party and agrees for the benefit of the Administrative Agent and the Secured Parties to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.

4.                                      This Agreement shall be deemed to be part of, and supplemental to, the Subsidiary Guaranty Agreement and the Collateral Agreement and shall be governed by all the terms and provisions of the Subsidiary Guaranty Agreement and the Collateral Agreement, which terms and provisions are incorporated herein by reference.  Except as modified hereby, the terms and provisions of the Subsidiary Guaranty Agreement and the Collateral Agreement are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Additional Subsidiary enforceable against it in accordance with the terms thereof.  The Additional Subsidiary hereby waives notice of the Administrative Agent’s, the Lenders’ and the Secured Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Additional Subsidiary has executed this Agreement as of the day and year first written above.

ADDITIONAL SUBSIDIARY:

[	]

By:
Name:
Title:

2

ANNEX A
to Joinder Agreement

Schedules to Collateral Agreement

Schedule 3.3
Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered
Organization Number; Mailing Address; Chief Executive Office and other Locations

Schedule 3.6
Commercial Tort Claims

Schedule 3.7
Deposit Accounts and Securities Accounts

Schedule 3.8
Intellectual Property

Schedule 3.10
Investment Property and Partnership/LLC Interests

Schedule 3.11
Instruments

Schedule 3.12
Government Contracts

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as  any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%)  shareholder  of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the US Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the US Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first written above.

[NAME OF LENDER]:

By:
Name:
Title:

Date: , 20

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]:

By:
Name:
Title:

Date: , 20

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such  participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W- 8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the US Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the US Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[Signature Page Follows]

[NAME OF LENDER]:

By:
Name:
Title:

Date: , 20

EXHIBIT L

FORM OF NOTICE OF NON-US BORROWER AND ASSUMPTION AGREEMENT

This NOTICE OF NON-US BORROWER AND ASSUMPTION AGREEMENT (this “Agreement”), dated            , 20   made by                           (the “Non-US Borrower”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (together with its successors, in such capacity, the “Administrative Agent”) and the Lenders party to that certain Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fossil Group, Inc., a Delaware corporation (the “US Borrower”), Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the Lenders party thereto and the Administrative Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 5.15 of the Credit Agreement, the US Borrower has elected to add Non-US Borrower as a Borrower and Non-US Borrower under the Credit Agreement;

WHEREAS, the Non-US Borrower has agreed to execute and deliver this Agreement in order to become a party to the Credit Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Credit Agreement.  By executing and delivering this Agreement, the Non-US Borrower, as provided in Section 5.15 of the Credit Agreement, (a) hereby becomes a party to the Credit Agreement as a Non-US Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Non-US Borrower thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Credit Agreement.  The Non-US Borrower hereby represents and warrants that each of the representations and warranties contained in Article VII of the Credit Agreement is true and correct on and as the date hereof (after giving effect to this Agreement) as if made on and as of such date.  Each reference to a Non-US Borrower in each applicable Loan Document shall be deemed to include the Non-US Borrower.

2.  Conditions Precedent.  The effectiveness of this Agreement is conditioned on the Administrative Agent receiving such other documentation reasonably requested by the Administrative Agent with respect to the joinder of the Non-US Borrower to the Credit Agreement (including without limitation, a legal opinion and an executed Non-US Revolving Credit Note).

3.  Inconsistency.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[NON-US BORROWER]

By:
Name:
Title:

[Signature Page to Notice of Non-US Borrower and Assumption Agreement]

Annex 1-A to
Notice of Non-US Borrower and Assumption Agreement

Updated Schedules to the Credit Agreement

[include any schedule updates]

EXHIBIT M

to Second Amended and Restated Credit Agreement

FORM OF BORROWING BASE CERTIFICATE

The undersigned, on behalf of Fossil Group, Inc., a corporation organized under the laws of the State of Delaware (the “US Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.                                      This certificate is delivered to you pursuant to Section 8.3 of the Second Amended and Restated Credit Agreement dated as of January 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, Fossil Group Europe GMBH, a limited liability company organized under the law of Switzerland and certain other Foreign Subsidiaries of US Borrower joined thereto from time to time as a Borrower (collectively, the “Non-US Borrowers” and each a “Non-US Borrower”, together with the US Borrower, collectively, the “Borrowers”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.                                      The Borrowing Base of each Borrower and the Aggregate Borrowing Base are set forth on the attached Schedule 1.

WITNESS the following signature as of the day and year first written above.

FOSSIL GROUP, INC.

By:
Name:
Title:

Schedule 1
to
Borrowing Base Certificate

Period XX 20XX - $ in thousands Accounts Receivable North America - CAD converted to USD EMEA - converted to USD APAC - converted to USD Total A/R Less: Ineligibles Eligible A/R Advance Rate Eligible A/R Less: Dilution Reserve Net Eligible A/R Credit Card Receivable Total Credit Cards Less: Ineligibles Eligible Credit Cards Advance Rate Net Eligible Credit Cards Inventory Total Inventory Less: Ineligibles Eligible Inventory NOLV % of cost times factor Advance Rate Inventory Availability Total In-Transit Inventory Less: Ineligibles Eligible In-Transit NOLV % of cost times factor Advance Rate In-Transit Availability Reserves Rent Reserve Country Specific Reserves Freight/Duty Sales Tax / GST Employee Liabilities Wage Withholdings Gift Cards Total Reserves: Net Availability U.S. 1100 U.S. 1200 Canada 5000 Germany 2100 France 2410 U.K. 2310 Switzerland 4301 Hong Kong 3130 Hong Kong 3100 Australia 3300 Total Consolidated $ - $ - $ - - - - - - - XX% XX% XX% - - - - - - $ - $ - $ - $ - - - - - - - - - XX% XX% XX% XX% - - - - - - - - $ - $ - $ - - - - - - - XX% XX% XX% - - - - - - $ - - - - - - - - - - - - - - - - - - N/A - - - - XX% XX% N/A N/A N/A N/A N/A N/A N/A - - - - - - - - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - N/A - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - - - - - - - - - - - - - - - - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - N/A - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - - - - - - - - - XX% XX% XX% XX% XX% XX% XX% XX% XX% - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ -

EXHIBIT N

to Second Amended and Restated Credit Agreement

FORM OF CREDIT CARD NOTIFICATION

CREDIT CARD NOTIFICATION
PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR

[         , 20   ]

To:                             [Name and Address of Credit Card Processor]

(the “Processor”)

Re:          [Fossil Group, Inc.](1)

Merchant Account Number:

Dear Sir/Madam:

Fossil Group, Inc., a Delaware limited liability company (the “Company”), has entered into various financing agreements with Wells Fargo Bank, National Association, a national banking association with offices at 1525 W W.T. Harris Boulevard, Charlotte, North Carolina 28262, as collateral agent (in such capacity herein, the “Agent”) for its own benefit and the benefit of certain other secured parties (the “Secured Parties”), pursuant to which the Agent and the other Secured Parties have made, or may from time to time make, revolving credit loans or furnish certain other financial accommodations to the Company.  The Company’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

Until the Processor receives written notification from the Agent that the interest of the Agent and the other Secured Parties in the Credit Card Proceeds has been terminated, all amounts as may become due from time to time from the Processor to the Company (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall continue to be transferred only as follows:

(a)           By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

[

ABA #

For Credit to Fossil Group, Inc., et al.

Account No.                           ]

or

(b)           As the Processor may be otherwise instructed from time to time in writing by an officer of the Agent.

Upon the written request of the Agent, a copy of each periodic statement issued by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Agent):

(1)  NTD: Replace company references with appropriate Credit Party if necessary.

Wells Fargo Bank, National Association,

as Administrative Agent

1525 W W.T. Harris Boulevard

Charlotte, North Carolina 28262

MAC-D1109-019

Re:  [Fossil Group, Inc.]

The Processor shall be fully protected in acting on any order or direction by the Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto, provided that the Processor’s actions do not constitute gross negligence, bad faith or willful misconduct.  Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Company or the Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Company and the Agent.

This Credit Card Notification may be amended only by the written agreement of the Processor, the Company, and the Agent and may be terminated solely by written notice signed by an officer of the Agent.  The Company shall not have any right to terminate this Credit Card Notification or, except as provided in this Credit Card Notification, amend it.

Very truly yours,

[FOSSIL GROUP, INC.]

By:
Name:
Title:

cc:           Wells Fargo Bank, National Association, as Agent

EXHIBIT O

to Second Amended and Restated Credit Agreement

FORM OF 13-WEEK OPERATING BUDGET AND CASH FLOW FORECAST

(See attached)

Fossil Group 13 Week Direct Cash Flow Forecast (Month) (Day), (Year) Forecast (millions, USD) Week Commencing: 29-Dec 5-Jan 12-Jan 19-Jan 26-Jan 2-Feb 9-Feb 16-Feb 23-Feb 2-Mar 9-Mar 16-Mar 23-Mar Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast U.S. Entities Operational Cash Receipts Collections Other Total Cash Receipts $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - - - - - - - - - - - - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Operational Cash Disbursements Payroll Capital Expenditures Royalty Payments I/C Inventory Payment AP Payments and Other Total Operational Cash Disbursements $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - $ - - - - - - - - - - - - - - - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Financing Activities - Borrowings/(Payments) Revolver Temporary I/C Loan Term Loan & Other Debt Total Financing Activities $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - $ - - - - - - - - - - - - - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Net Cash Change (inclusive of debt activity) End of Week Cash Balance $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Americas - Non-U.S. Temporary I/C Loan FX Change Operational Activities Net Cash Change End of Week Cash Balance $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Europe Temporary I/C Loan FX Change Operational Activities Net Cash Change End of Week Cash Balance $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Asia I/C Inventory Receipt Temporary I/C Loan FX Change Operational Activities Net Cash Change End of Week Cash Balance $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - $ - - - - - - - - - - - - - - - - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - Fossil Group Net Cash Change End of Week Cash Balance $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - DRAFT Forecast Template for Credit Agreement 3:18 PM1/10/2018 Wk 1 Wk 2 Wk 3 Wk 4 Wk 5 Wk 6 Wk 7 Wk 8 Wk 9 Wk 10 Wk 11 Wk 12 Wk 13

SCHEDULE 1.1A

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

EXISTING LETTERS OF CREDIT

SCHEDULE 1.1A

EXISTING LETTERS OF CREDIT

1. Letter of Credit No. NTS420187, with an expiry date of May 31, 2018, in the maximum amount of $55,000.00 issued by Wells Fargo Bank, National Association, to Zurich Insurance Company, as beneficiary, for the account of Fossil Partners, L.P.

2. Letter of Credit No. NTS560148, with an expiry date of November 30, 2017, in the maximum amount of $78,497.18 issued by Wells Fargo Bank, National Association, to Harlington Realty Co, LLC, as beneficiary, for the account of Fossil Partners, L.P.

3. Letter of Credit No. IS0045608U, with an expiry date of May 31, 2018, in the maximum amount of $700,000.00 issued by Wells Fargo Bank, National Association, to Sentry Insurance, a mutual company, as beneficiary, for the account of Fossil Group, Inc.

SCHEDULE 1.1B

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

EQUITY INVESTORS

SCHEDULE 1.1B

EQUITY INVESTORS

Kosta N. Kartsotis	Chairman and Chief Executive Officer

Darren E. Hart	Executive Vice President — Human Resources

Jeffrey N. Boyer	Executive Vice President - Chief Financial Officer and Treasurer

Steve Evans	Executive Vice President — Owned Brands

John A. White	Executive Vice President and Chief Operating Officer

Martin Frey	Executive Vice President — EMEA

Randy Belcher	Executive Vice President — APAC

Eric Anderson	Executive Vice President — Portfolio

Greg McKelvey	Executive Vice President — Chief Strategy and Digital Officer

William B. Chiasson	Director

Mauria A. Finley	Director

Diane L. Neal	Director

Thomas M. Nealon	Director

Mark D. Quick	Director

James E. Skinner	Director

Gail B. Tifford	Director

James M. Zimmerman	Director

SCHEDULE 1.1C

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

REVOLVING CREDIT COMMITMENTS

SCHEDULE 1.1C

REVOLVING CREDIT COMMITMENTS

Revolving Credit Lender	L/C Commitment	Non-US Revolving Credit Commitment	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Wells Fargo Bank, National Association	$45,000,000.00	$39,894,146.34	$66,490,243.93	20.45853658685%
JPMorgan Chase Bank, N.A.	—	$39,894,146.34	$66,490,243.90	20.45853658482%
Bank of America, N.A.	—	$28,346,341.47	$47,243,902.44	14.53658536822%
HSBC Bank USA, N.A.	—	$17,502,439.02	$29,170,731.71	8.97560975620%
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	—	$13,545,365.85	$22,575,609.75	6.94634146215%
Fifth Third Bank	—	$13,088,780.49	$21,814,634.14	6.71219512113%
U.S. Bank, National Association	—	$10,159,024.39	$16,931,707.31	5.20975609790%
KeyBank, National Association	—	$9,778,536.58	$16,297,560.97	5.01463414487%
BB&T	—	$9,017,560.98	$15,029,268.29	4.62439024380%
Royal Bank of Canada	—	$7,800,000.00	$13,000,000.00	4.00000000000%
Comerica Bank	—	$5,973,658.54	$9,956,097.56	3.06341463405%
Total	$45,000,000.00	$195,000,000.00	$325,000,000.00	100.000000000%

SCHEDULE 1.1D

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TERM LOAN COMMITMENTS

SCHEDULE 1.1D

TERM LOAN COMMITMENTS

Term Loan Lender	Term Loan Commitment	Term Loan Percentage
Wells Fargo Bank, National Association	$86,948,780.49	20.45853658685%
JPMorgan Chase Bank, N.A.	$86,948,780.48	20.45853658482%
Bank of America, N.A.	$61,780,487.82	14.53658536822%
HSBC Bank USA, N.A.	$38,146,341.46	8.97560975620%
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$29,521,951.21	6.94634146215%
Fifth Third Bank	$28,526,829.27	6.71219512113%
U.S. Bank, National Association	$22,141,463.42	5.20975609790%
KeyBank, National Association	$21,312,195.12	5.01463414487%
BB&T	$19,653,658.54	4.62439024380%
Royal Bank of Canada	$17,000,000.00	4.00000000000%
Comerica Bank	$13,019,512.19	3.06341463405%
Total	$425,000,000.00	100.000000000%

SCHEDULE 1.1E

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

OTHER NON-US BORROWERS

SCHEDULE 1.1E

OTHER NON-US BORROWERS

Fossil Canada, Inc.

Fossil Europe GmbH

Fossil Australia Pty Ltd

Fossil Hong Kong Ltd

Fossil Asia Pacific Ltd.

Fossil (UK) Ltd.

Fossil Europe B.V.

SCHEDULE 7.1

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

SCHEDULE 7.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party or Subsidiary of Credit Party	Jurisdiction of Organization	Jurisdictions in which Qualified to do Business
Fossil Group, Inc.	Delaware	California, Delaware, Florida, Illinois, Texas
Fossil Partners, L.P.	Texas	California, Florida, Georgia, Illinois, Missouri, New York, Texas
Fossil Intermediate, Inc.	Delaware	Delaware
Fossil Trust	Delaware	Delaware
Fossil Stores I, Inc.	Delaware

Alabama, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Iowa, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Maryland, Michigan, Minnesota, Missouri, Mississippi, North Carolina, Nebraska, New Hampshire, New Jersey, Nevada, New York, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin

Fossil Holdings, LLC	Delaware	Delaware
Fossil International Holdings, Inc.	Delaware	Delaware
Misfit, Inc.	Delaware	Delaware
Fossil (Gibraltar) Ltd.	Gibraltar	Gibraltar
Fossil Canada, Inc.	Canada	New Brunswick, Alberta, British Columbia, Quebec, Manitoba, Ontario, Nova Scotia
Fossil Japan, Inc.	Japan	Japan
Fossil Holdings LLC Luxembourg, SCS	Luxembourg	Luxembourg
Fossil Europe B.V.	Netherlands	Netherlands
Swiss Technology Holdings GmbH	Switzerland	Switzerland
Servicios Fossil Mexico, S.A. de C.V.	Mexico	Mexico
Fossil Mexico, S.A. de C.V.	Mexico	Mexico
Fossil (East) Ltd.	Hong Kong	Hong Kong
Fossil Luxembourg Sarl	Luxembourg	Luxembourg
Montres Antima SA	Switzerland	Switzerland

Swiss Technology Production SA	Switzerland	Switzerland
Fossil Group Europe, GmbH	Switzerland	Switzerland
Swiss Technology Components AG	Switzerland	Switzerland
Fossil India Private Ltd.	India	India
Fossil Singapore Pte. Ltd.	Singapore	Singapore
Fossil Industries Ltd.	Hong Kong	Hong Kong
Fossil Asia Pacific Ltd.	Hong Kong	Hong Kong
Pulse Time Center Company, Ltd.	Hong Kong	Hong Kong
Pulse Time Center (Shenzhen) Co. Ltd.	China	China
Fossil Korea Ltd.	Korea	Korea
Fossil Time Malaysia Sdn. Bhd.	Malaysia	Malaysia
Fossil (Services) Shenzhen Co. Ltd.	China	China
Fossil (Asia) Holdings Limited Taiwan	Hong Kong	Taiwan
Fossil Commercial Shanghai Company Ltd.	China	China
Fossil Trading Shanghai Company Ltd.	China	China
FDT, Ltd.	Hong Kong	Hong Kong
Fossil (Australia) Pty. Ltd.	Australia	Australia
Shanghai Fossil Retail Co. Ltd.	China	China
Skagen Designs Ltd. (Hong Kong)	Hong Kong	Hong Kong
Fossil Hong Kong Ltd.	Hong Kong	Hong Kong
Fossil Vietnam	Vietnam	Vietnam
Fossil (New Zealand) Limited	New Zealand	New Zealand
Fossil Management Services Pty. Ltd.	Australia	Australia
Fossil Retail Stores Australia Pty. Ltd.	Australia	Australia
Fossil (Macau) Limited	Macau	Macau
Fossil Switzerland GmbH	Switzerland	Switzerland
Fossil Europe GmbH	Germany	Germany
Fossil Stores Belgium BVBA	Belgium	Belgium
Fossil Belgium BVBA	Belgium	Belgium
Fossil (Austria) GmbH	Austria	Austria
Fossil S.L.	Spain	Spain
Fossil U.K. Holdings Ltd.	U.K.	U.K.
FESCO GmbH	Germany	Germany
Fossil Shared Services GmbH	Germany	Germany
Fossil Italia, S.r.l.	Italy	Italy
Fossil Sweden AB	Sweden	Sweden

In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda.	Portugal	Portugal
Fossil U.K. Ltd.	U.K.	U.K.
Fossil Stores S.r.l.	Italy	Italy
Fossil Denmark A/S	Denmark	Denmark
Fossil Norway AS	Norway	Norway
GUM S.A.	France	France
Fossil France S.A.	France	France
Fossil Stores France SAS	France	France
Fast Europe SARL	France	France
Latin America Services, Ltd	B.V.I	B.V.I.
Fossil Accessories South Africa Pty. Ltd.	South Africa	South Africa
Fossil Poland Spolkaz Ograniczona Odpowiedzialnoscia	Poland	Poland

SCHEDULE 7.2A

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

SUBSIDIARIES AND CAPITALIZATION

SCHEDULE 7.2A

SUBSIDIARIES AND CAPITALIZATION

Credit Party	Subsidiary	Ownership (owners and number of shares/interests owned)	List any warrants, preemptive rights, options applicable to such shares/interests
Fossil Group, Inc.	Fossil Holdings, LLC	100% of Ownership Interests owned by Fossil Group, Inc. (100% membership interest)	None
Fossil Group, Inc. & Fosssil Holdings LLC	Fossil Holdings LLC Luxembourg, SCS	99.989% owned by Fossil Group, Inc.; 0.011% owned by Fossil Holdings, LLC	None
Fossil Group, Inc.	Fossil Europe B.V.	100% owned by Fossil Group, Inc. (32,355 shares)	None
Fossil Group, Inc.	Swiss Technology Holding GmbH	100% owned by Fossil Group, Inc. (100% company contribution interest)	None
Fossil Group, Inc.	Fossil International Holdings, Inc.	100% of Common Stock owned by Fossil Group, Inc. (100 shares)	None
Fossil Group, Inc.	Fossil Intermediate, Inc.	100% of Common Stock owned by Fossil Group, Inc. (1000 shares)	None
Fossil Group, Inc.	Misfit, Inc.	100% of Common Stock owned by Fossil Group, Inc. (1000 shares)	None
Fossil Group, Inc.	Fossil Stores I, Inc.	100% of Common Stock owned by Fossil Group, Inc. (1000 shares)	None
Fossil Group, Inc. & Fossil Trust	Fossil Partners, L.P.	1% of Partnership Interest owned by Fossil Group, Inc.; 99% of Partnership Interest owned by Fossil Trust	None
Fossil Group, Inc.	Fossil (Gibraltar) Ltd.	100% owned by Fossil Group, Inc.	None
Fossil Group, Inc.	Fossil Canada, Inc.	100% owned by Fossil Group, Inc.	None
Fossil Group, Inc.	Fossil Japan, Inc.	100% owned by Fossil Group, Inc.	None
Fossil Intermediate, Inc.	Fossil Trust	100% of trust units owned by Fossil Intermediate, Inc. (1000 trust units)	None

Fossil Group, Inc.	Fossil (East) Ltd.	100% of Common Stock owned by Fossil Group, Inc. (10,000 shares)	None
Fossil International Holdings, Inc.	Servicios Fossil Mexico SA de CV	100% owned by Fossil International Holdings, Inc.	None
Fossil International Holdings, Inc.	Fossil Mexico SA de CV	100% owned by Fossil International Holdings, Inc.	None
Fossil Group, Inc.	Fossil Luxembourg Sarl	100% owned by Fossil Holdings LLC Luxembourg, SCS	None
Fossil Group, Inc.	Montres Antima SA	100% owned by Swiss Technology Holding GmbH	None
Fossil Group, Inc.	Swiss Technology Production SA	51% owned by Swiss Technology Holding GmbH	None
Fossil Group, Inc.	Fossil Group Europe GmbH	100% owned by Swiss Technology Holding GmbH	None
Fossil Group, Inc.	Swiss Technology Components AG	20% by Swiss Technology Holdings GmbH	None
Fossil Group, Inc.	Fossil Vietnam	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil India Private Ltd.	99.99% owned by Fossil (East) Limited; 0.01% owned by Fossil Hong Kong Ltd	None
Fossil Group, Inc.	Fossil Singapore Pte. Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Industries Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Asia Pacific Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Pulse Time Center Company Ltd.	98% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Pulse Time Center (Shenzhen) Co. Ltd.	100% owned by Pulse Time Center Company, Ltd.	None
Fossil Group, Inc.	Fossil Korea Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Time Malaysia Sdn. Bhd	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil (Services) Shenzhen Co. Ltd.	100% owned by Fossil (East) Limited	None

Fossil Group, Inc.	Fossil Asia Holdings Ltd. Taiwan	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Commercial Shanghai Company Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Trading Shanghai Company Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	FDT, Ltd.	51% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Australia Pty Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Shanghai Fossil Retail Co. Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Skagen Designs Ltd. (Hong Kong)	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil Hong Kong Ltd.	100% owned by Fossil (East) Limited	None
Fossil Group, Inc.	Fossil New Zealand Ltd.	100% owned by Fossil Australia Pty. Ltd.	None
Fossil Group, Inc.	Fossil Management Services Pty. Ltd.	100% owned by Fossil Australia Pty. Ltd.	None
Fossil Group, Inc.	Fossil Retail Stores Australia Pty. Ltd.	100% owned by Fossil Australia Pty. Ltd.	None
Fossil Group, Inc.	Fossil (Macau) Limited	100% owned by Fossil Hong Kong Ltd.	None
Fossil Group, Inc.	Fossil Switzerland GmbH	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Europe GmbH	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Stores Belgium BVBA	99.9% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Belgium BVBA	99.9% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Austria GmbH	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil SL	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil U.K. Holdings Ltd.	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	FESCO GmbH	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Italia S.r.l.	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Sweden AB	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil Shared Services GmbH	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	In Time Distribuicao de Relogios, Sociedad Unipessoal, Lda.	100% owned by Fossil SL	None

Fossil Group, Inc.	Fossil U.K. Ltd.	100% owned by Fossil U.K. Holdings Ltd.	None
Fossil Group, Inc.	Fossil Stores S.r.l.	100% owned by Fossil Italia S.r.l.	None
Fossil Group, Inc.	Fossil Denmark A/S	100% owned by Fossil Sweden AB	None
Fossil Group, Inc.	Fossil Norway AS	100% owned by Fossil Sweden AB	None
Fossil Group, Inc.	GUM S.A.	100% owned by Fossil Europe B.V.	None
Fossil Group, Inc.	Fossil France S.A.	100% owned by GUM S.A.	None
Fossil Group, Inc.	Fast Europe Sarl	100% owned by Fossil France S.A.	None
Fossil Group, Inc.	Fossil Stores France SAS	100% owned by Fossil France S.A.	None
Fossil Group, Inc.	Latin America Services, Ltd	100% owned by Fossil International Holdings, Inc.	None
Fossil Group, Inc.	Fossil Accessories South Africa Pty. Ltd.	51% owned by Fossil Europe B.V.	Put option to Fossil for 49%; Fossil has a call option for 49%
Fossil Group, Inc.	Fossil Poland Spolkaz Ograniczona Odpowiedzialnoscia	100% owned by Fossil Europe B.V.	None

SCHEDULE 7.2B

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

FIRST-TIER FOREIGN SUBSIDIARIES

SCHEDULE 7.2B

FIRST-TIER FOREIGN SUBSIDIARIES

Fossil Europe B.V.

Fossil (East) Limited

Fossil Japan, Inc.

Fossil (Gibraltar) Ltd.

Swiss Technology Holding GmbH

Fossil Canada, Inc.

Fossil Holdings LLC Luxembourg, SCS

Fossil Mexico SA de CV

Servicios Fossil Mexico SA de CV

Latin America Services, Ltd

SCHEDULE 7.9

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

ERISA PLANS

SCHEDULE 7.9

ERISA PLANS

Fossil Group, Inc. Savings and Retirement Plan

Third Amended and Restated Fossil Group, Inc. and Affiliates Deferred Compensation Plan

SCHEDULE 7.12

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

MATERIAL CONTRACTS

SCHEDULE 7.12

MATERIAL CONTRACTS

None.

SCHEDULE 7.13

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

SCHEDULE 7.13

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

In France, companies with over 50 employees have a Work Council.  There is a Work Council for both Fast Europe, S.a.r.l. and Fossil France, S.A.  The name of the union is C.F.D.T.

SCHEDULE 7.14

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

CREDIT CARD ARRANGEMENTS

SCHEDULE 7.14

CREDIT CARD ARRANGEMENTS

Wells Fargo Merchant Agreement, which includes the merchant processing application, the program guide form WFB1707 and schedules thereto and documents incorporated therein, each as amended from time to time entered into among Wells Fargo Merchant Services, L.L.C. with offices at 1307 Walt Whitman Road, Melville, NY 11747 and Wells Fargo Bank, N.A. with offices at 1200 Montego, Walnut Creek, CA 94598 and Fossil Group, Inc., Fossil Partners, LP, and Fossil Stores I, Inc.

SCHEDULE 7.18

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

REAL PROPERTY

SCHEDULE 7.18

REAL PROPERTY

Distribution centers:

10615 Sanden Drive, Dallas, Texas (leased by Fossil Partners, L.P.)

3901 Miller Road, Garland, Texas (leased by Fossil Partners, L.P.)

Offices:

366 Fifth Avenue, New York, New York (leased by Fossil Partners, L.P.)

901 South Central Expressway, Richardson, Texas (leased by Fossil Partners, L.P.)

Grabenstät, Germany, Oberwinkel 1 83355 (owned by Fossil Europe GmbH)

Basel Switzerland, Bau 41, Horburgstrasse 105, 4057 (leased by Fossil Group Europe GmbH)

Units 2105-06, 2202-11, Miramar Tower, 132 Nathan Road, Tsimshatsui Hong Kong (leased by Fossil Asia Pacific Limited)

Office, Warehouse and/or Distribution:

Eggstätt, Germany Gewerbegebiet Natzing 2, Eggstätt 83125 (owned by FESCO GmbH)

G/F Mezzaine, 1/F and 2/F., Tradeport Logistic Centres, 21 Chun Yue Road, HK International Airport, Lantau, Hong Kong (leased by Fossil Asia Pacific Ltd)

Manufacturing:

Pulse Time, Factory and Dormitory No. 5, 5th Industrial District, Yu Lu Village, Gong Ming Town, Guang Ming District, Shen Zhen City, Guangdong Province China (leased by Pulse Time Center (Shenzhen) Co. Ltd.)

SCHEDULE 7.27

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

LOCATIONS OF INVENTORY

SCHEDULE 7.27

LOCATIONS OF INVENTORY

Warehouses:

10615 Sanden Drive, Dallas, Texas (leased by Fossil Partners, L.P.)

3901 Miller Road, Garland, Texas (leased by Fossil Partners, L.P.)

1495 East Locust Street, Ontario, CA.  91761 (third party warehouse service)

Eggstätt, Germany Gewerbegebiet Natzing 2, Eggstätt 83125

G/F Mezzaine, 1/F and 2/F., Tradeport Logistic Centres, 21 Chun Yue Road, HK International Airport, Lantau, Hong Kong (leased by Fossil Asia Pacifc Ltd.)

Warehouse 24 ,122-126 Old Pittwater Rd, Brookvale, NSW Australia (leased by Fossil (Australia) Pty. Limited)

Freiburger Str. 5, 86156 Augsburg, Germany (third party warehouse service)

Retail stores and concessions:

7401 - Niagara NY	1876 Military Rd, Niagara Falls, NY 14304
7402 - Branson MO	300 Tanger Blvd., Branson, MO 65616
7404 - Woodbury NY	147 Marigold Court, Central Valley, NY 10917
7406 - Foley AL	2601 S. Mckenzie St., Foley, AL 36535
7408 - Potomac VA	2700 Potomac Mills Circle, Woodbridge, VA 22192
7409 - Sawgrass FL	12801 W Sunrise Blvd., Sunrise, FL 33323
7410 - Birch Run MI	8925 Market Place, Birch Run, MI 48415
7412 - Myrtle Beach SC	10839 Kings Road, Myrtle Beach, SC 29572
7413 - San Marcos TX	4015 I-35 South, San Marcos, TX 78666
7414 - Clinton CT	20 Killingworth Turnpike, Clinton, CT 06413
7416 - Las Vegas NV	7400 South Las Vegas Blvd., Las Vegas, NV 89123
7418 - St. Augustine FL	500 Prime Outlet Blvd. , St Augustine, FL 32084
7419 - Smithfield NC	1259 Outlet Center Dr., Smithfield, NC 27577
7420 - Wrentham MA	1 Premium Factory Outlet Blvd., Wrentham, MA 02093
7421 - Destin FL	10746 Emerald Coast Parkway W, Destin, FL 32550
7423 - Leesburg VA	241 Fort Evans Road NE, Leesburg, VA 20176
7424 - Lake Buena Vista FL	15567 State Road 535, Orlando, FL 32821
7426 - Opry Mills TN	452 Opry Mills Dr., Nashville, TN 37214
7428 - Vacaville CA	101 Nut Tree Rd., Vacaville, CA 95687
7429 - Lancaster PA	311 Stanley K Tanger Blvd., Lancaster, PA 17602
7430 - Jackson NJ	537 Monomouth Rd., Jackson, NJ 08527
7431 - Tannersville PA	1000 Rt. 611, Tannersville, PA 18372
7434 - Osage Beach MO	4540 Hwy 54, Osage Beach, MO 65065
7435 - Atlantic City NJ	2008 Arctic Ave, Atlantic City , NJ 08401
7436 - Lighthouse Place IN	1101 Lighthouse Place, Michigan City, IN 46360
7437 - Gulfport MS	10740 Factory Shops Blvd., Gulfport, MS 39503
7438 - Jeffersonville	8840 Factory Shops Blvd. , Jeffersonville, OH 43128

7439 - Albertville, MN	6500 Labeaux Ave NE Phase III, Albertville, MN 55301
7441 - Rehobeth	34986 Midway Outlet Dr., Rehoboth Beach, DE 19971
7445 - Camarillo CA	740 E. Ventura Blvd., Camarillo, CA 93010
7446 - Chicago (Aurora) IL	1650 Premium Outlets Blvd., Aurora, IL 60502
7447 - Woodburn OR	1001 Arney Rd., Woodburn, OR 97071
7448 - Orlando FL	8200 Vineland Ave., Orlando, FL 32821
7449 - Seattle WA	10600 Quil Ceda Blvd., Tulalip, WA 98271
7450 - Las Vegas Premium	875 S. Grand Central Parkway, Las Vegas, NV 89106
7452 - Primm NV	32100 Las Vegas Blvd., Primm, NV 89019-
7453 - Ellenton FL	5113 Factory Shops Blvd., Ellenton, FL 34222
7454 - Desert Hills	48650 Seminole Drive, Cabazon, CA 92230
7456 - Hagerstown MD	160 Prime Outlets Blvd., Hagerstown, MD 21740
7457 - Miromar, FL	10801 Corkscrew Rd., Estero, FL 33928
7459 - Louisiana Boardwalk LA	390 Boardwalk Blvd., Bossier City, LA 71111
7460 - Pleasant Prairie	11211 120th Ave., Pleasant Prairie, WI 53158
7461 - Williamsburg	5715 Richmond Rd., Williamsburg, VA 23188
7463 - San Marcos Prime TX	3939 IH 35, San Marcos, TX 78666
7465 - Carlsbad CA	5600 Paseo del Norte, Carlsbad, CA 92008
7466 - Round Rock,TX	4401 N. IH 35, Round Rock, TX 78664
7467 - Rio Grande, TX	5001 E. Expressway 83, Mercedes, TX 78570
7468 - Orlando	4967 International Drive, Orlando, FL 32819
7469 - The Shoppes at El Paso	7051 S. Desert Blvd., Canutillo , TX 79835
7470 - Philadelphia Prem Ou PA	18 West Lightcap Road, Pottstown, PA 19464
7471 - Jersey Shore, NJ	1 Premium Outlet Blvd. , Tintin Falls, NJ 07753
7472 - Houston Premium Outlets	29300 Hempstead Road, Cypress , TX 77433
7473 - Cincinnati, OH	819 Premium Outlets Dr , Monroe, OH 45050
7474 - Citadel Outlet Ctr, CA	100 Citadel Dr, Commerce , CA 90040
7475 - Merrimack Premium	80 Premium Outlets Blvd, Merrimack, NH 03054
7476 - Grand Prairie, TX	2950 West Interstate 20, Grand Prairie, TX 75052
7477 - Great Lakes, MI	4046 Baldwin Road, Auburn Hills, MI 48326
7478 - Dolphin Mall, FL	11401 N.W. 12th St. , Miami , FL 33172
7479 - Great Mall, CA	447 Great Mall Drive, Milpitas, CA 95035
7480 - Livermore, CA-LFO	2962 Paragon Outlets Drive, Livermore, CA 94551
7481 - Arundel Mills, MD	7000 Arundel Mills Circle, Hanover, MD 21076
7482 - Shops @ Grand River, AL	6200 Grand River Boulevard East, Leeds, AL 35094
7483 - Hilton Head, SC	1254 Fording Island Road, Bluffton , SC 29910
7484 - Westgate, AZ	6800 North 95th Avenue, Glendale, AZ 85305
7485 - Shoppes@ Atlanta,GA	915 Ridgewalk Parkway, Woodstock, GA 30188
7486 - Galveston, TX	5885 Gulf Freeway, Texas City, TX 77591
7487 - Bloomfield, MS	200 Bass Pro Drive , Pearl, MS 39208
7488 - Fashion Outlet of Chi, IL	5220 Fashion Outlet Way , Rosemont, IL 60018
7489 - Riverhead, NY	1003 Tanger Mall Drive, Riverhead, NY 11901
7490 - Phoenix Premium, AZ	4976 Willis Road, Phoenix, AZ 85226
7491 - Barstow Tanger, CA	2796 Tanger Way , Barstow, CA 92311
7492 - National Harbor, MD	6800 Oxon Hill Road, Oxon Hill, MD 20745
7493 - Shoppes@Louisville	1155 Buck Creek Road , Simpsonville , KY 40067
7494 - Destiny, NY	306 Hiawatha Blvd. West, Syracuse, NY 13204
7495 - St. Louis, MO	18521 Outlet Blvd., Chesterfield, MO 63005
7496 - Grand Rapids,MI	350 84th Street Southwest, Byron Center, MI 49315
7497 - Foxwoods, CT	455 Trolley Line Blvd. , Mashantucket, CT 06338

7501 - Grove City PA	1911 Leesburg Grove City Rd., Grove City, PA 16127
7502 - Ontario CA	One Ontrario Mills Circle, Ontario, CA 91764
7504 - Gurnee Mills IL	6170 W Grand Ave., Gurnee, IL 60031
7505 - Gilroy CA	8555 San Yesidro Avenue, Gilroy, CA 95020
7507 - Dawsonville GA	800 Highway 400 South, Dawsonville, GA 30534
7508 - Park City UT	6699 N. Landmark Dr., Park City, UT 84098
7510 - Commerce GA	800 Steven B Tanger Blvd., Commerce, GA 30529
7513 - Sevierville TN	1645 Parkway, Sevierville, TN 37862
7532 - Metro Orlando FL	4957 International Drive, Orlando, FL 32819
7533 - San Marcos Prime Metro TX	3939 IH 35, San Marcos, TX 78666
7534 - Chicago, IL Premium Out	1650 Premium Outlets Blvd., Aurora, IL 60502
7535 - Wrentham, MA Premium	1 Premium Outlet Blvd. , Wrentham, MA 02093
7536 - Camarillo, CA Premium	910 Camarillo Center Dr., Camarillo, CA 93010
7537 - Sawgrass, FL Premium	12801 West Sunrise Blvd , Sunrise , FL 33323
7538 - Ontario Mills CA Outlet	One Ontrario Mills Circle, Ontario, CA 91764
7539 - Houston Premium Outlets	29300 Hempstead Road, Cypress , TX 77433
7540 - Rio Grande, TX-WSI	5001 East Expressway 83, Mercedes , TX 78570
7541 - Orlando, FL-WSI	8200 Vineland Ave., Orlando, FL 32821
7542 - Great Lakes, MI-WSO	4686 Baldwin Road, Auburn Hills, MI 48326
7543 - Dolphin Mall, FL-WSO	11401 N.W. 12th St. , Miami , FL 33172
7544 - Grand Prairie, TX-WSO	2950 West Interstate 20, Grand Prairie, TX 75052
7545 - Great Mall, CA-WSO	447 Great Mall Drive, Milpitas, CA 95035
7546 - Livermore, CA-WSO	2962 Paragon Outlets Drive, Livermore, CA 94551
7547 - Las Americas, CA-WSO	4155 Camino De La Plaza, San Diego, CA 92173
7548 - Jersey Gardens, NJ-WSO	651 Kapkowski Drive, Elizabeth , NJ 07201
7549 - Niagara Falls, NY-WSO	1870 Military Rd, Niagara Falls, NY 14304
7550 - Atlantic City, NJ-WSO	105 North Michigan Avenue, Atlantic City, NJ 08401
7551 - Carlsbad, CA-WSO	5620 Paseo del Norte, Carlsbad, CA 92008
7552 - Fashion Outlet Chicago-WSO	5220 Fashion Outlet Way , Rosemont, IL 60018
7553 - Desert Hills, CA	48650 Seminole Drive, Cabazon, CA 92230
7554 - Allen, TX	820 West Stacey Road, Allen, TX 75013
7555 - Phoenix, AZ	4976 Willis Road, Phoenix, AZ 85226
7556 - National Harbor, MD	6800 Oxon Hill Road, Oxon Hill, MD 20745
7557 - Bergen, NJ	2701 Bergen Town Center, Paramus, NJ 07652
7558 - Las Vegas, NV	775 South Grand Central Parkway, Las Vegas, NV 89106
7559 - Palm Beach, FL	1781 Palm Beach Lakes Blvd., West Palm Beach , FL 33401
7560 - Foxwoods, CT WSO	455 Trolley Line Blvd. , Mashantucket, CT 06338
7561 - Seattle Premium	10600 Quil Ceda Blvd., Tulalip, WA 98271
7562 - Woodbury Commons, NY	924 Grapevine Court , Central Valley, NY 10917
7563 - Franklin Mills, PA	1801 Franklin Mills Circle, Philadelphia , PA 19154
7564 - Twin Cities @ Eagan, MN	3965 Eagan Outlet Parkway , Eagan , MN 55122
7565 - Gloucester Township, NJ	100 Premium Outlets, Blackwood, NJ 08012
7566 - Waikele Premium, HI	94-790 Lumiaina Street, Waipahu, HI 96797
7567 - Nebraska Crossing, NE	21317 Nebraska Crossing Drive, Gretna, NE 68028
7569 - Chesterfield, MO-WSO	17017 N Outer 40 Rd, Chesterfield, MO 63005
7570 - Stores Legends, KS-WSO	1843 Village W Pkwy, Kansas City, KS 6611
7571 - Destin, FL - WSO	4123 Legendary Drive, Destin, FL 32541
7572 - Citadel, CA-WSO	100 Citadel Drive, Commerce, CA 90040
7573 - Las Vegas, NV-WSO	7400 South Las Vegas Blvd, Las Vegas, NV 89123
7600 - Riverwalk Marketplace	1 Poydras Street , New Orleans , LA 70130

7601 - Twin Cities @ Eagan, MN	3925 Eagan Outlet Parkway , Eagan , MN 55122
7602 - Tampa, FL	2398 Grand Cypress Drive, Lutz, FL 33559
7603 - Gloucester Township, NJ	100 Premium Outlets, Blackwood, NJ 08012
7604 - Katy Mills, TX	5000 Katy Mills Circle , Katy , TX 77494
7605 - Outlet @ Tejon Ranch CA	5701 Outlets at Tejon Parkway, Arvin, CA 93203
7606 - Outlet Shoppes @ OKC	7650 West Reno Avenue , Oklahoma City, OK 73127
7607 - Charlotte Premium, NC	5512 New Fashion Way , Charlotte, NC 28278
7608 - Nebraska Crossing NE	21359 Nebraska Crossing Drive, Gretna, NE 68028
7609 - Columbus Tanger OH	400 South Wilson Road, Sunbury, OH 43074
7611 - Memphis, TN	5205 Airways Blvd, Southaven, MS 3867
7613 - Clarksburg, MD	22705 Clarksburg Road, Clarksburg, MD 20871
7701 - Skagen Orlando, FL	4969 International Dr , Orlando, FL 32819
7702 — Skagen Sawgrass, FL	2604 Sawgrass Mills Circle, Sunrise , FL 33323
7706 - Skagen Grand Prairie TX	2950 West I20 , Grand Prairie, TX 75052
7707 - Skagen Desert Hills, CA	48650 Seminole Dr, Cabazon , CA 92230
7708 - Skagen Woodbury, NY	145 Marigold Court, Central Valley, NY 10917
7709 - Orlando, FL-SKO	8200 Vineland Avenue, Orlando , FL 32821
8202 - Dallas TX	13350 N Dallas Pkwy, Dallas, TX 75240
8203 - Houston TX	5085 Westheimer, Houston, TX 77056
8204 - Universal Studios FL	6000 Universal Blvd., Orlando, FL 32819
8205 - Aventura FL	19501 Biscayne Blvd., Aventura, FL 33180
8206 - Dadeland FL	7465 North Kendall Drive, Miami, FL 33156
8207 - Somerset MI	2800 West Big Beaver Rd., Troy, MI 48084
8208 - Aladdin NV	3663 Las Vegas Blvd., South, Las Vegas, NV 89109
8209 - Gardens-Palm FL	3101 PGA Blvd., Palm Beach Gardens, FL 33410
8210 - 5th Ave, NY	530 5th Ave, New York, NY 10036
8214 - La Plaza TX	2200 S. 10 th Street, McAllen, TX 78503
8215 - Southpoint NC	6910 Fayetteville Rd., Durham, NC 27713
8218 - Fashion Show, NV	3200 Las Vegas Blvd., Las Vegas, NV 89109
8221 - Twelve Oaks, MI	27308 Novi Rd., Novi, MI 48377
8223 - Queens Center, NY	9015 Queens Blvd., Elmhurst, NY 11373
8225 - Oak Park Mall, KS	11579 W. 95 th Street, Overland Park, KS 66214
8228 - Post Oak TX	1500 Harvey Rd., College Station, TX 77840
8230 - La Cantera	15900 LaCantera Parkway, San Antonio, TX 78256
8231 - Easton OH	172 Easton Towne Center, Columbus, OH 43219
8234 - Northridge, CA	9301 Tampa Ave., Northridge, CA 91324
8235 - Arrowhead, AZ	7700 West Arrowhead Towne Center, Glendale, AZ 85308
8237 - Northpark TX	8687 N. Central , Dallas, TX 75225
8238 - Southlake TX	324 Grand Ave. West, Southlake, TX 76092
8239 - Chandler, AZ	3111 W. Chandler Blvd., Chandler, AZ 85226
8241 - Downtown Disney, CA	1580 S. Disney Drive, Anaheim, CA 92802
8242 - Hollywood, CA	6801 Hollywood Blvd., Hollywood, CA 90028
8243 - Townsquare, NV	6599 Las Vegas Blvd, Las Vegas, NV 89119
8244 - Brandon, FL	920 Brandon Town Center, Brandon, FL 33511
8245 - Willowbrook, TX	2000 Willowbrook Mall, Houston, TX 77070
8247 - Bridge Street	335 Bridge Street, Huntsville, AL 35806
8248 - Brea	1065 Brea Mall, Brea, CA 92821
8250 - North Star, TX	7400 San Pedro, San Antonio, TX 78216
8251 - Crossgates	1 Crossgates Mall Rd, Albany, NY 12203
8252 - SanTan Village, AZ	2196 E. Williams Field Rd., Gilbert, AZ 85295

8253 - Mall of Columbia, MD	10300 Little Patuxent Pkwy, Columbia, MD 21044
8255 - First Colony	16535 Southwest Freeway, Sugar Land, TX 77479
8256 - Short Pump, VA	11800 West Broad St., Richmond, VA 23233
8257 - Citrus Park, FL	7953 Citrus Park Town Center, Tampa, FL 33625
8258 - Towson Town Center, MD	825 Dulaney Valley Rd., Towson, MD 21204
8259 - Kalakaua, HI	2113 Kalakaua Ave., Honolulu, HI 96815
8261 - Annapolis, MD	2578 Annapolis Mall, Annapolis, MD 21401
8263 - Cielo Vista	8401 Gateway Blvd. West, El Paso, TX 79925
8265 - Garden State Plaza	One Garden State Plaza, Paramus, NJ 07652
8266 - Oxmoor Mall	7900 Shelbyville Rd., Louisville, KY 40222
8267 - Fashion Place, UT	6191 S. State Street, Murray, UT 84107
8268 - West County Mall MO	21 West County Center, Des Peres, MO 63131
8269 - Southcenter WA	846 Southcenter Mall, Seattle, WA 98188
8270 - Tucson Mall AZ	4500 N. Oracle Rd., Tucson, AZ 85705
8272 - 38 W. 34th Street NY	38 W. 34th. Street, New York, NY 10001
8273 - Mall of Louisiana LA	6401 Bluebonnet Blvd., Baton Rouge, LA 70836
8274 - Pearland Town Center TX	11200 Broadway, Pearland, TX 77584
8276 - Bay Street CA	5635 Bay Street, Emeryville, CA 94608
8279 - Briarwood MI	100 Briarwood Circle, Ann Arbor, MI 48108
8286 - Park Place, AZ	5870 E. Broadway Blvd., Tucson, AZ 85711
8288 - Newport Centre, NJ	30 Mall West Dr., Jersey City, NJ 07310
8289 - 48th + Broadway, NY	1585 Broadway, New York, NY 10036
8291 - Rosedale Center, MN	115 Rosedale Center, Roseville, MN 55113
8292 - Village Pointe, NE	17255 Davenport Str., Omaha, NE 68118
8293 - MacArthur Center, VA	300 Monticello Ave., Norfolk, VA 23510
8294 - Galleria at Roseville,	1151 Galleria Blvd. , Roseville, CA 95678
8295 - Roosevelt Field NY	630 Old Country Rd, Garden City, NY 11530
8296 - Florida Mall	8001 S. Orange Blossom Trl, Orlando, FL 32809
8297 - Polaris Town Ctr, OH	1500 Polaris Parkway , Columbus , OH 43240
8299 - Staten Island, NY	2655 Richmond Avenue , Staten Island, NY 10314
8301 - Woodfield IL	K310 Woodfield Shopping Center, Schaumburg, IL 60173
8303 - Mall of America MN	168 East Broadway, Bloomington, MN 55425
8304 - Scottsdale AZ	7014 Camelback Dr. , Scottsdale, AZ 85251
8305 - Universal Studios CA	1000 Universal Center Dr., Universal City, CA 91608
8306 - Watertower IL	835 N Michigan Ave, Chicago, IL 60611
8307 - South Coast, CA	3333 Bear St, Costa Mesa, CA 92626
8308 - Honolulu, HI	1450 Ala Moana Blvd., Honolulu, HI 96814
8309 - Lincoln Rd, FL	836 Lincoln Road, Miami Beach, FL 33139
8310 - 3rd St. Promenade, CA	1416 Third Street Promenade, Santa Monica, CA 90401
8311 - Smith Haven Mall, NY	422 Smith Haven Mall, Lake Grove, NY 11755
8312 - Northeast Mall, TX	1101 Melborne St , Hurst, TX 76053
8313 - Bellevue Square, WA	575 Bellevue Square, Bellevue, WA 98004
8314 - Topanga, CA-ACC	6600 Topanga Canyon Boulevard, Canoga Park, CA 91303
8315 - World Trade Center, NY	185 Greenwich St., New York, NY 10007
8316 - Tyson’s Corner, VA	1961 Chain Bridge Road, McLean, VA 22102
8318 - Forum Shops @ Caesars,	3500 Las Vegas Blvd. South, Las Vegas, NV 89109
8319 - Plaza Las Americas, PR	525 Avenida F.D. Roosevelt , San Juan, PR 00918
8320 - Del Amo Fashion Ctr, CA	3525 West Carson Street, Torrance , CA 9050
8321 - Crabtree Valley, NC	4325 Glenwood Avenue, Raleigh, NC 27612
8322 - Castleton Square, IN	6020 East 82nd Street, Indianapolis, IN 46250

8323 - Northlake Mall, NC	6801 Northlake Mall Drive, Charlotte, NC 28216
8324 - Intl Mkt Pl, HI - ACC	2330 Kalakaua Avenue, Honolulu, HI 96815
8325 - Walden Galleria, NY	One Walden Galleria, Buffalo, NY 14225
8326 - Jordan Crk Town Ctr, IA	101 Jordan Creek Parkway, West Des Moines, IA 50266
8327 - Lakeside Shop’g Ctr, LA	3301 Veterans Memorial Blvd., Metairie, LA 70002
8328 - King of Prussia Mall, PA	160 North Gulph Road, King of Prussia, PA 19406
8329 - Memorial City Mall, TX	303 Memorial City, Houston, TX 77024
8330 - Kenwood Towne Ctr, OH	7875 Montgomery Road, Cincinnati, OH 45236
8331 - Baybrook Mall, TX	500 Baybrook Mall , Friendswood, TX 77546
8332 - Penn Square Mall, OK	1901 Northwest Expressway , Oklahoma City, OK 73118
8333 - Woodland Hills Mall, OK	7021 S. Memorial Drive, Tulsa, OK 74133
8334 - The Woodlands, TX	1201 Lake Woodlands Drive, The Woodlands, TX 77380
8335 - Stonebriar Centre, TX	2601 Preston Road, Frisco, TX 75034
8336 - Oakridge, CA - ACC	925 Blossom Hill Rd, San Jose, CA 95123
8339 - SF Center, CA	865 Market Street , San Francisco, CA 94103
8751 - Skagen Stores-Times Square, NY	1585 Broadway , New York, NY 10036

Fossil Europe GmbH
3948 - Grabenstaett OUT	83355 Grabenstätt, Oberwinkl 1 Outlet, Germany
3943 - Soltau LFO	29614 Soltau, Rahrsberg 7, Gewerbegebiet Soltau, Unit EG-0.09a Outlet, Germany
3984 - Ingolstadt WSO	85055 Ingolstadt, Otto-Hahn-Str. 1, Unit 7 WSO, Germany
3997 - Neumuenster LFO	24539 Neumünster, Oderstr. 10, Unit 118/119 Outlet, Germany
3998 - Ochtrup WSO	48607 Ochtrup, Laurenzstr 55, Unit A04 WSO, Germany
3999 - Ochtrup LFO	48607 Ochtrup, Laurenzstr 55, Unit B05 Outlet, Germany
3986 - Wolfsburg OUT	38440 Wolfsburg, An der Vorburg 4, Unit 58 Outlet, Germany
3989 - Wolfsburg WSO	38440 Wolfsburg, An der Vorburg 4, Unit 21a WSO, Germany
3944 - Wustermark WSO	14641 Wustermark, Alter Spandauer Weg 1, Unit 113 WSO, Germany
3995 - Ochtum LFO	28816 Stuhr, Bremer Str. 115a, Unit 4, Outlet, Germany
3949 - Wustermark LFO	14641 Wustermark, Alter Spandauer Weg 1, Unit 063 Outlet, Germany
3985 - Frankfurt Zeil ACC	60313 Frankfurt, Zeil 123, Unit xxx FLAGSHIP, Germany
3991 - Zweibruecken WSO	66482 Zweibrücken, Londoner Bogen 10-90, Unit 73 WSO, Germany
4122 - Brehna OUT	06796 Brehna, Thiemendorfer Mark 1, Unit 50+51 Outlet, Germany
3946 - GER Ingolstadt OUT	85055 Ingolstadt, Otto-Hahn-Str. 1, Unit 80 Outlet, Germany
3947 - Metzingen OUT	72555 Metzingen, Reutlinger Strasse 53/1 Outlet, Germany
3912 - Zweibruecken OUT	66482 Zweibruecken, Londoner Bogen 10-90, Unit 09 Outlet, Germany
2169 - Wertheim OUT	97877 Wertheim, Almosenberg, Unit 87 Outlet, Germany
4120 - Montabaur OUT	56480 Montabaur, Bahnallee 3a, Unit 28/29 Outlet, Germany
3988 - Soltau WSO	29614 Soltau, Rahrsberg 7, Gerwerbegebiet Soltau Unit 1.01 WSO, Germany
3979 - Ochtum WSO	28816 Ochtum, Bremer Str. 111, Unit 17 WSO, Germany
3996 - Neumuenster WSO	24539 Neumünster, Oderstr. 10, Unit 122 WSO, Germany
3982 - Neumuenster SKO	24539 Neumünster, Oderstr. 10, Unit 107 SKO, Germany
3990 - Wertheim WSO	97877 Wertheim, Almosenberg, Unit 32, WSO, Germany
4123 - Brehna WSO	06796 Brehna, Thiemendorfer Mark 1, Unit 41 WSO, Germany
2159 - Koeln Hohestr. ACC	50667 Köln, Hohe Str. 144-146, Germany
2160 - Oberhausen Centro ACC	46047 Oberhausen, Centroallee 115, Unit E005, Germany
3928 - Muenster Ludgeristr. ACC	48143 Münster, Ludgeristr. 23, Germany
3906 - Berlin Europa Center ACC	10789 Berlin, Tauentzien 9-12, Unit 111, Germany
3913 - Stuttgart Koenigstr. ACC	70173 Stuttgart, Königstr. 17, Germany
3919 - Dortmund Westenhellweg ACC	44137 Dortmund, Westenhellweg 19, Germany
3901 - Bonn Dreieck ACC	53111 Bonn, Dreieick 1, Germany

2167 - Berlin Alexa ACC	10179 Berlin, Grunerstr. 20, Alexa Unit 00.43, Germany
4121 - Dortmund Th. ACC	44137 Dortmund, Westenhellweg 102-106 Thier-Galerie, Unit 0.14a, Germany
2163 - Berlin Friedrichstr. ACC	10117 Berlin, Friedrichstraße 96, Germany
2170 - Nuernberg Breite ACC	90402 Nürnberg, Breite Gasse 38, Germany
3905 - Hannover Georgstr. ACC	30159 Hannover, Georgstr. 22, Germany
3915 - Bremen Waterfront ACC	28237 Bremen, AG-Weser-Str. 3, Unit A-24B, Germany
3987 - Berlin Leipziger Platz ACC	10117 Berlin, Leipziger Platz 12-13, Unit 2.26, Germany
2161 - Hamburg Moenckberg ACC	20095 Hamburg, Mönckebergstr. 13, Germany
3914 - Mainz Brand ACC	55116 Mainz, Am Brand 18, Unit TA136, Germany
3921 - Freiburg Rathaus ACC	79098 Freiburg, Rathausgasse 34, Germany
3922 - Koeln Ehrenstr. ACC	50667 Köln, Ehrenstr.1-3, Germany
3926 - Ludwigsburg Breuninger ACC	71634 Ludwigsburg, Heinkelstr. 1, Breuningerland, Germany
3927 - Duesseldorf Schadowstr ACC	40217 Düsseldorf, Schadowstr. 20-22, Germany
3909 - Heidelberg Hauptstr. ACC	69117 Heidelberg, Hauptstr. 45, Germany
3904 - Essen Limbecker Platz ACC	45127 Essen, Limbecker Platz 1a, Unit 1.44 OG, Germany
3932 - Bochum Kortumstr. ACC	44787 Bochum, Kortumstr. 73, Germany
3939 - Dresden Altmarkt ACC	01067 Dresden, Altmarkt 25, Unit 0.41 II, Germany
3929 - Duesseldorf Airport ACC	40474 Düsseldorf, Airport Terminal Ring 1, Unit ZG1.125, Germany
3918 - Aachen Peterstr. ACC	52062 Aachen, Peterstr. 2, Germany
3924 - Weiterstadt Loop 5 ACC	64331 Weiterstadt, Gutenbergstr. 3-15, Loop5, Germany
3935 - Saarbruecken SG ACC	66111 Saarbrücken, Trierer Str. 1, Saar-Galerie, Unit 0.03, Germany
3917 - Karlsruhe Kaiserstr. ACC	76133 Karlsruhe, Kaiserstr. 209, Germany
3930 - Muenchen OEZ ACC	80993 München, Hanauer Str. 68, OEZ, Germany
3934 - Ludwigshafen RG ACC	67061 Ludwigshafen, Im Zollhof 4, Rhein-Galerie, Germany
3941 - Sulzbach MTZ ACC	65843 Sulzbach, Königsteinerstr B8 Unit 15 EG, Germany
3907 - Duesseldorf Arcaden ACC	40217 Düsseldorf, Friedrichstr. 129-133, Germany
3992 - Frankfurt Skyline ACC	60327 Frankfurt, Europaallee, Unit 00.SH.064, Skyline Plaza, Germany
3923 - Hamburg Hamburgerstr. ACC	22083 Hamburg, Hamburger Str. 19-47, Unit 1.21, Germany
3925 - Bremen Obernstr. ACC	28195 Bremen, Obernstr. 20, Germany
3938 - Muenchen Pasing ACC	81241 München, Parsinger Bahnhofsplatz 5, Unit I-26, Germany
3911 - Leipzig Grimmaische ACC	04109 Leipzig, Grimmaische Str. 1-7, Germany
3920 - Hamburg Mercado ACC	22765 Hamburg, Ottenser Hauptstr. 7, Mercado Unit E.26, Germany
3983 - Frankfurt SKB	60313 Frankfurt Zeil 106-110, Unit D302, SKB, Germany
3908 - Hamburg AEZ ACC	22391 Hamburg, Heegbarg 31, Alstertal EKZ Unit 66, Germany
3916 - Hannover Ernst-August ACC	30159 Hannover, Ernst-August-Platz 2, Germany
3940 - Frankfurt Airport ACC	60547 Frankfurt, Terminal 1, Steig B, Ebene 2 Airport, Germany
3942 - Dortmund Thier CLO	44137 Dortmund, Westenhellweg 102-106 Thier-Galerie, Unit 0.14a, Germany
3994 - Oberhausen SKB	46047 Oberhausen, Centroallee 149, SKB, Germany
3931 - Kiel Holstenstr. ACC	24103 Kiel, Holstenstr. 47, Germany
3993 - Duesseldorf Flingerstr ACC	40213 Düsseldorf, Mittelstr. 1a/Flingerstr., Germany

Fossil (UK) Ltd.
2382 - Bicester Village Outlet	OX 26 6 WD Bicester
2388 - Ellesmere Port Cheshire Oaks	CH65 9JJ Ellesmere Port South Wirral
2381 - Kildare Village WSO	Co.Kildare Kildare
2399 - Bridgend OUT	CF32 9SU Bridgend
2391 - Ellesmere Port Cheshire Oaks	CH65 9JJ Ellesmere Port South Wirral
2395 - Livingston OUT	EH54 6QX Livingston
2380 - Kildare Village OUT	Co.Kildare Kildare

2386 - East Midlands OUT	DE55 2JW South Normanton
2384 - York WSO	Y0194TA York
2383 - Portsmouth Gunwharf WSO	PO1 3TZ Portsmouth/ Hampshire
2390 - York Outlet (OUT)	Y0194TA York
2397 - Swindon OUT	SN2 2DY Swindon
2393 - Ashford Designer OUT	TN24 0SD Ashford
2387 - Swindon WSO	SN2 2DY Swindon
2394 - Ashford Designer WSO	TN24 0SD Ashford
2392 - Portsmouth Gunwharf Outlet	PO1 3TZ Portsmouth/ Hampshire
2396 - Livingston WSO	EH54 6QX Livingston
2385 - East Midlands WSO	DE55 2JW South Normanton
2389 - Bridgend WSO	CF32 9SU Bridgend
2317 - London Oxfordstreet ACC	W1C 1JE London
2355 - Belfast Victoria Square ACC	BT1 4QG Belfast
2315 - London Bluewater ACC	DA9 9ST London
2353 - Birmingham Bullring ACC	B5 4BA Birmingham
4734 - Watch Station Intern’l Concess	Dundrum DUBLIN 16
2362 - London Stratford City ACC	E20 1EJ London
2363 - Glasgow Silverburn ACC	G53 6QR Glasgow
2360 - Aberdeen Union Square ACC	AB11 5RG Aberdeen
2370 - Cardiff St. David’s Dewi Sant	CF10 1AH Cardiff
2352 - Bristol Cabot Circus ACC	BS1 3BA Bristol
2351 - London White City ACC	W 12 7GD London
2361 - Cambridge Grand Arcade ACC	CB2 3BJ Cambridge
4738 - Watch Station Intern’l Concess	London W1C 1HF
2313 - Manchester Arndale ACC	M4 3AQ Manchester
2368 - Leeds Trinity Mall ACC	LS1 5AR Leeds
2357 - Essex Lakeside Mall ACC	RM20 2ZP Essex
2359 - Glasgow St. Enoch Centre ACC	G1 4BW Glasgow
4761 - Watch Station Intern’l Concess	London W12 7GA
2367 - Brighton Churchill Square ACC	BN1 2RG Brighton East Sussex
2364 - London Stratford City WSI	E201EJ London
2369 - Leeds Trinity Mall WSI	LS1 5AR Leeds
4750 - Fossil Concession	Gateshead NE11 9YE
4715 - Fossil Concession	Leicestershire LE1 4FR
4759 - Fossil Concession	Northern Ireland BT1 4QG
4740 - Fossil Concession	Cardiff CF10 1TT
4745 - Fossil Concession	Glasgow G1 3HL
4709 - Watch Station Intern’l Concess	Manchester M60 3AU
4722 - Watch Station Intern’l Concess	Leeds LS1 6BR
4712 - Watch Station Intern’l Concess	Sheffield S9 1EL
2365 - London White City Skagen SKB	W 12 7GD London
4723 - Watch Station Intern’l Concess	Bristol BS1 3BD
4713 - Watch Station Intern’l Concess	Birmingham B2 5JS
AA63 - Fossil Concession	Jersey JE4 8NN
4719 - Fossil Concession	Swindon SN1 1LD
4703 - Watch Station Intern’l Concess	Middlesex EN2 6LJ
4726 - Watch Station Intern’l Concess	London SW1E 6QX
4752 - Fossil Concession	Doncaster DN1 1NR
4733 - Watch Station Interna’l Concess	Croydon CR0 1TY

4727 - Fossil Concession	Guildford GU1 3DP
A966 - Watch Station Concession	London NW4 3FN
4701 - Fossil Concession	Edinburgh EH2 2YJ
4756 - Fossil Concession	Wolverhampton WV1 3PQ
4721 - Fossil Concession	Berkshire RG1 2AS
4724 - Fossil Concession	Norwich NR2 1SH
4708 - Watch Station Intern’l Concess	Milton Keynes MK9 3DJ
4731 - Fossil Concession	Essex RM20 2ZR
4758 - Fossil Concession	Dumbarton G83 8QL
4720 - Watch Station Intern’l Concess	Nottingham NG1 3HF
4730 - Fossil Concession	London EC4N 7HR
4746 - Fossil Concession	Tyne & Wear DL3 7QE
4760 - Fossil Concession	High Wycombe HP11 2BZ
4747 - Fossil Concession	Middlesbrough TS1 5AD
4766 - Fossil Concession	Huddersfield HD1 2QB
A971 - Watch Station Intern’l Concess	Newbury RG14 1DN
4732 - Watch Station Internt’l Concess	Kent DA9 9SB
4739 - Fossil Concession	Avon BA1 1DD
4702 - Watch Station Intern’l Concess	Wimbledon SW19 4DP
4743 - Fossil Concession	Plymouth PL1 1DY
4706 - Fossil Concession	Richmond TW9 1HA
4716 - Fossil Concession	Gloucestershire GL50 1HP
4757 - Fossil Concession	Solihull B91 3DU
4735 - Fossil Concession	Kent ME14 1QP
4717 - Fossil Concession	Shropshrie SY1 1LR
4751 - Fossil Concession	Kingston Upon Hull HU1 3JZ
4736 - Fossil Concession	Bournemouth BH1 2AA
4714 - Fossil Concession	Warwickshire CV32 4DA
4737 - Fossil Concession	Devon EX4 3LW
4765 - Fossil Concession	Shropshire TF3 4BS
4753 - Fossil Concession	Lincolnshire LN2 1AY
4748 - Fossil Concession	Cumbria, CA3 8HU
4729 - Fossil Concession	West Sussex, PO19 1QF
A931 - Watch Station Intern’l Concess	Windsor, SL4 1DP
4742 - Fossil Concession	Torfaen, NP44 1XT
4749 - Fossil Concession	Lincolnshire, DN31 1DW
4768 - Fossil Concession	Lincolnshire, PE21 6UF
4728 - Fossil Concession	Surrey, GU15 3PG
4769 - Fossil Concession	Grantham, NG32 2AB
4754 - Fossil Concession	Sutton Coldfield, B72 1PB
4755 - Fossil Concession	Worcester, WR1 3LD
A413 - Watch Station Intern’l Concess	Norwich, NR2 1JF
E035 - Watch Station Intern’l Concess	Bexleyheath, DA6 7JN

Fossil Australia Pty. Ltd.
South Wharf	DFO South Wharf
Fossil Homebush	Homebush DFO
Brisbane DFO	DFO Brisbane Airport
Essendon	DFO Essendon Airport
Harbour Town Fossil	Harbour Town Regional Shopping Centre

Harbour Town WSIO	Harbour Town Regional Shopping Centre
Moorabbin Fossil	DFO Moorabbin
Homebush WSO	Homebush DFO
Watertown	Watertown DFO
Moorabbin WSO	DFO Moorabbin
Chadstone	Westfield Chadstone
Emporium Fossil	Emporium
Parramatta	Westfield Parramatta
Melbourne Central	Melbourne Central Shopping Centre
Fossil QVB	Queen Victoria Building
Highpoint	Highpoint Shopping Centre
Doncaster	Westfield doncaster
Castle Towers	Castle Towers Shopping Centre
Pac Fair	Pacific Fair
Carindale	Westfield Carindale
Chermside	Westfield Chermside
WSI Emporium	Emporium
Macquarie	Macquarie Shopping Centre
Miranda	Miranda Westfield
WSI QVB	Queen Victoria Building

Fossil Canada, Inc.
5901	3401 Dufferin St., Toronto, ON M6A 2T9
5902	25 The West Mall, Etobicoke, ON M9C 1B8
5903	100 City Centre Dr. , Mississauga, ON L5B 2C9
5905	4700 Kingsway, Burnaby , BC V5H 4N2
5906	220 Yonge St., Toronto, ON M5B 2H1
5907	8882 170th St., Edmonton, AB T5T 4M2
5908	1500 McGill College Ave., Montreal , QC H3A 3J5
5909	100 Anderson Rd. SE, Calgary, AB T2J 3V1
5910	5015-111 Street, Edmonton, AB T6H 4M6
5912	6455 Maclead Trail SW, Calgary, AB T2H 0K8
5913	3035 Boulevard Le Carrefour, Laval, QC H7T 1C8
5914	50 Rideau Street , Ottawa, ON K1N 9J7
5915	2960 Kingsway Dr, Kitchener, ON N2C 1X1
5916	7001 Mumford Rd. , Halifax , NS B3L 4N9
5917	477 Paul Street, Dieppe, NB E1A 4X5
5918	900 Maple Avenue, Burlington , ON L7S 2J8
5919	6801 Trans-Canada Highway, Pointe-Claire, QC H9R 1C4
5920	5000 Highway 7 East , Markham, ON L3R 4M9
5921	1253 St. Catherine Street West, Montreal , QC H3G 1P3
5922	109 Street & Kingsway, Edmonton, AB T5G-3A6
5923	10355 152nd Street , Surrey, BC V3R 7C1
5925	1680 Richmond Street North , London, ON N6G 3Y9
5926	66Q 1485 Portage Avenue, Winnipeg, MB R3G 0W4
5927	701 West Georgia Street , Vancouver, BC V7Y 1G5
5928	3625 Shaganappi Trail NW, Calgary , AB T3A 0E2
5929	9190 Boulevard Leduc, Brossard, QC J4Y 0L1
5930	999 Upper Wentworth Street , Hamilton, ON L9A 4X5

5931	50 Bloor Street West, Toronto, ON M4W 3L8
5950	1 Bass Pro Mills Dr. , Concord, ON L4K 5W4
5951	261055 Cross Iron Blvd., Rocky View, AB T4A 0G3
5952	13850 Steeles Avenue West, Halton Hills, ON L7G 0J1
5953	8555 Campeau Drive, Ottawa, ON K2T 1B7
5954	19001 Chemin Notre-Dame, Mirabel, QC J7J 0A1
5955	7899 Templeton Road, Richmond, BC V7B 0B7
5970	261055 Cross Iron Blvd., Rocky View, AB T4A 0G3
5971	3311 Simcoe Road 89, Cookstown, ON L0L1L0
5972	13850 Steeles Avenue West, Halton Hills, ON L7G 0J1
5973	8555 Campeau Drive, Ottawa, ON K2T 1B7
5974	300 Taylor Road, Niagara on the Lake, ON L0S 1J0
5975	19001 Chemin Notre-Dame, Mirabel, QC J7J 0A1
5976	7899 Templeton Road, Richmond, BC V7B 0B7
5924	6551 No. 3 Road, Richmond, BC V6Y 2B6
5977	1 Bass Pro Mills Drive, Vaughan, ON L4K 0A2

SCHEDULE 7.29

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TAXES, LEVIES, IMPOSTS, ETC.

SCHEDULE 7.29

TAXES, LEVIES, IMPOSTS, ETC.

If an Australian resident Borrower pays interest or an amount in the nature of interest to a non-resident Lender, interest withholding tax at the rate of 10% generally applies.  However, if the Lender qualifies as an independent “financial institution” that is resident in certain tax treaty countries, that rate can be reduced to nil.

A limited tax liability for the Lenders (and a respective withholding obligation for the Swiss Borrower) may arise if Swiss real estate serves as collateral under the Security Documents. This tax may be reduced or eliminated subject to the applicable double taxation treaties.

A limited tax liability for the Lenders (and a respective withholding obligation for a German-resident Borrower) may arise if German real estate serves as collateral under the Security Documents. This tax may be reduced or eliminated subject to the applicable double taxation treaties.

SCHEDULE 8.5

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

COLLATERAL REPORTS AND RECONCILIATION REPORTS

SCHEDULE 8.5

COLLATERAL REPORTS AND RECONCILIATION REPORTS

Provide the Administrative Agent with each of the documents set forth below at the following items in form and substance satisfactory to the Administrative Agent:

1.             Concurrently with the delivery of a Borrowing Base Certificate pursuant to Section 8.3, a detailed calculation of Inventory categories that are not eligible for the Borrowing Base.

2.             Concurrently with the delivery of a Borrowing Base Certificate pursuant to Section 8.3, a detailed aging, by total, of the Accounts of each Borrower (provided that if Fossil Europe is a Non-US Borrower, then the Accounts of Fossil France shall be reported instead of those of Fossil Europe) and each Domestic Subsidiary of the US Borrower that is a Credit Party (and prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group), together with a reconciliation and supporting documentation for any reconciling items noted,

3.             If an Increased Reporting Event has occurred during a Fiscal Quarter, as soon as practicable and in any event no later than five (5) Business Days after the date of any required public filing of the US Borrower’s quarterly report on Form 10-Q (a “10-Q”), an internally prepared reconciliation of the Borrowing Base against such 10-Q.

4.             Upon request by the Administrative Agent, inventory system/perpetual reports specifying the cost of the Inventory of each Borrower and each Domestic Subsidiary of the US Borrower that is a Credit Party (and prior to the applicable Non-US Borrower Qualification Date, the applicable Qualified Pledged Foreign Subsidiary Group).

SCHEDULE 9.19

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

POST-CLOSING MATTERS

SCHEDULE 9.19
to the Second Amended and Restated Credit Agreement

POST-CLOSING MATTERS

1.                                      US Intellectual Property Filings.  Within thirty (30) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received the following:

a.                                      Notice of Grant of Security Interest in Trademarks duly executed by US Borrower for the federally registered trademarks set forth on Schedule 9.19-A,  in proper form for filing with the U.S. Patent and Trademark Office, and otherwise in form and substance satisfactory to the Administrative Agent; and

b.                                      Notice of Grant of Security Interest in Patents, duly executed by US Borrower and Misfit, Inc. for the federally registered patents set forth on Schedule 9.19-B in proper form for filing with the U.S. Patent and Trademark Office, and otherwise in form and substance satisfactory to the Administrative Agent.

2.                                      Foreign Intellectual Property.  Within forty-five (45) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received the following:

a.                                      Intellectual property searches in non-US jurisdictions reasonably satisfactory to the Administrative Agent, together with agreements duly executed by the applicable Credit Parties for all registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications in such jurisdiction included in the Collateral, in each case in proper form for filing with the applicable Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property).

3.                                      Foreign Subsidiary Pledge Agreements and Legal Opinions.  Within thirty (30) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received the following:

a.                                      A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Fossil Holdings LLC Luxembourg, SCS, together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

b.                                      A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Fossil Japan, Inc., together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

c.                                       A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Fossil (Gibraltar) Ltd., together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

d.                                      A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Swiss Technology Holding GmbH, together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

e.                                       A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Fossil Mexico SA de CV, together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

f.                                        A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Servicios Fossil Mexico SA de CV, together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

g.                                       A Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower with respect to sixty-five percent (65%) of the total outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of Latin America Services, Ltd., together with a favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect thereto;

2

h.                                      A Security Affirmation, in form and substance satisfactory to the Administrative Agent, with respect to the Deed of Pledge of Shares between the US Borrower, Fossil Europe B.V. and the Administrative Agent dated 6 December 2016, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower and Fossil Europe B.V.; and

i.                                          An Acknowledgment and Confirmation with respect to the Share Mortgage dated 20 December, 2016 (as amended, modified, restated and supplemented prior to the date hereof) entered into between the US Borrower and Fossil (East) Limited in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent, duly executed by US Borrower and Fossil (East) Limited.

4.                                      Collateral Access Agreement.  Within thirty (30) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received the following:

a.                                      A duly executed Collateral Access Agreement with respect to the warehouse located at 10615 Sanden Drive, Dallas, Texas  75238;

b.                                      A duly executed Collateral Access Agreement with respect to the warehouse located at 3901 Miller Road, Garland, Texas  75041;

c.                                       A duly executed Collateral Access Agreement with respect to the warehouse located at 1495 East Locust Street, Ontario, CA  91761;

5.                                      Account Control Agreements.  Within forty-five (45) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received such duly executed Account Control Agreements, in form and substance satisfactory to the Administrative Agent, with respect to all Deposit Accounts with Wells Fargo Bank together with all other such Deposit Accounts necessary as required to comply with Section 9.17(a).

6.                                      Credit Card Notification.  Within thirty (30) days of the Closing Date (or such later date as determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a duly executed Credit Card Notification with respect to Wells Fargo Merchant Services, L.L.C.

3

SCHEDULE 9.19 A

to the Second Amended and Restated Credit Agreement

TRADEMARKS

Trademark	Application Number	Registration Number	Owner
BLOOM	86675945	4935511	Fossil Group, Inc.
CLUB FOSSIL	87065616		Fossil Group, Inc.
EMOTION	87340496		Fossil Group, Inc.
FLASH	86768397		Fossil Group, Inc.
FOSSIL	86973864		Fossil Group, Inc.
ISSUE NO FOSSIL 1954 & Design	86657557	5156834	Fossil Group, Inc.
M Logo	85922113	5105274	Fossil Group, Inc.
M MISFIT RAY & Design	86899585	5307354	Fossil Group, Inc.
M MISFIT SHINE & Design	86899576		Fossil Group, Inc.
M MISFIT SHINE 2 & Design	86899580		Fossil Group, Inc.
MICHELE	87387784		Fossil Group, Inc.
MISFIT	85922112		Fossil Group, Inc.
MISFIT	86768375		Fossil Group, Inc.
MISFIT	87472935		Fossil Group, Inc.
MISFIT FLARE	87231123		Fossil Group, Inc.
MISFIT FLASH	86266529	5091583	Fossil Group, Inc.
MISFIT FLASH	86768401		Fossil Group, Inc.
MISFIT LINK	86675943	5302003	Fossil Group, Inc.
MISFIT PHASE	87229075		Fossil Group, Inc.
MISFIT RAY	86812752	5177401	Fossil Group, Inc.
MISFIT SHINE	86768378		Fossil Group, Inc.
MISFIT SHINE 2	86743012	5187352	Fossil Group, Inc.
MISFIT SHINE 2	86768393		Fossil Group, Inc.
MISFIT VAPOR	87231124		Fossil Group, Inc.
MON AMIE	87411967		Fossil Group, Inc.
MONAMI	87401292		Fossil Group, Inc.
MW & Design	87148323		Fossil Group, Inc.
NATE	86552443	47999816	Fossil Group, Inc.
NEXTWATCH	87511663		Fossil Group, Inc.
ONE ELEVEN	87270036		Fossil Group, Inc.
RAY	86812751	5271870	Fossil Group, Inc.
SHINE	86768381		Fossil Group, Inc.
SHINE	85760003	4602062	Fossil Group, Inc.
SHINE 2	86743006	5187351	Fossil Group, Inc.
SHINE2	86768383		Fossil Group, Inc.
SKAGEN	86785099	5052907	Fossil Group, Inc.
SKAGEN	86868879	5330338	Fossil Group, Inc.
WSI WATCH STATION INTERNATIONAL & Design	87029392		Fossil Group, Inc.
FOSSIL	86663251	5156853	Fossil, Inc.

SCHEDULE 9.19 B

to the Second Amended and Restated Credit Agreement

PATENTS

Patent Title	Application Number	Patent Number	Owner
SENSOR-ENABLED FASHION TIMEPIECE	14/946,639	9575466	FOSSIL GROUP, INC.
SENSOR-ENABLED FASHION TIMEPIECE	15/408,624		FOSSIL GROUP, INC.
ADJUSTABLE BRACELET	14/724,463	9681711	FOSSIL GROUP, INC.
TIMEPIECE WITH MOVABLE CASE	15/073,267	9639058	FOSSIL GROUP, INC.
LINK ADJUSTMENT MECHANISM	15/372,105	9693608	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/461,314	D717,674	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/504,667	D739,776	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/504,670	D739,284	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/504,665	D739,775	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/504,714	D739,777	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/517,443	D739,778	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/517,446	D740,706	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/538,738	D779,988	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/590,700		FOSSIL GROUP, INC.
SYSTEMS AND METHODS FOR DATA TRANSFER	61/837,254		FOSSIL GROUP, INC.
SYSTEMS AND METHODS FOR DATA TRANSFER	14/309,195	9,596,560	FOSSIL GROUP, INC.
METHODS AND SYSTEMS FOR DISPLAYING REPRESENTATIONS OF FACIAL EXPRESSIONS AND ACTIVITY INDICATORS ON DEVICES	61/857,016		FOSSIL GROUP, INC.
METHODS AND SYSTEMS FOR DISPLAYING REPRESENTATIONS OF FACIAL EXPRESSIONS AND ACTIVITY INDICATORS ON DEVICES	14/336,064	9,474,956	FOSSIL GROUP, INC.
METHODS AND SYSTEMS FOR DISPLAYING REPRESENTATIONS OF FACIAL EXPRESSIONS AND ACTIVITY INDICATORS ON DEVICES	15/272,020		FOSSIL GROUP, INC.

Patent Title	Application Number	Patent Number	Owner
SYSTEMS, DEVICES, AND METHODS FOR DYNAMIC CONTROL	62/063,137		FOSSIL GROUP, INC.
SYSTEMS, DEVICES, AND METHODS FOR DYNAMIC CONTROL	14/881,677		FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/512,056	D743,819	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/542,007	D770,314	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/542,008	D761,676	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/542,010	D761,139	FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/578,490		FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/578,493		FOSSIL GROUP, INC.
APPARATUSES, METHODS, AND SYSTEMS FOR MEASURING FLUID PRESSURE VARIATION IN AN INSOLE	62/138,215		FOSSIL GROUP, INC.
APPARATUSES, METHODS, AND SYSTEMS FOR MEASURING FLUID PRESSURE VARIATION IN AN INSOLE	15/081,096		FOSSIL GROUP, INC.
APPARATUSES, METHODS, AND SYSTEMS FOR MEASURING INSOLE DEFORMATION	62/180,428		FOSSIL GROUP, INC.
APPARATUSES, METHODS, AND SYSTEMS FOR MEASURING INSOLE DEFORMATION	15/184,047		FOSSIL GROUP, INC.
LIGHT BULB	29/513,576		FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/541,086		FOSSIL GROUP, INC.
ACTIVITY MONITORING DEVICE	29/602,401		FOSSIL GROUP, INC.
CLASP	29/541,088		FOSSIL GROUP, INC.
WRIST BAND	29/541,090		FOSSIL GROUP, INC.
WRIST BAND	29/622,037		FOSSIL GROUP, INC.
SYSTEMS, DEVICES AND METHODS OF USING A CONDUCTIVE CASING FOR A BATTERY CONTACT	62/235,467		FOSSIL GROUP, INC.
SYSTEMS, DEVICES AND METHODS OF USING A CONDUCTIVE HOUSING FOR A BATTERY CONTACT	15/280,210		FOSSIL GROUP, INC.

6

Patent Title	Application Number	Patent Number	Owner
METHODS AND APPARATUSES FOR SIMULATANEOUSLY EXCHANGING MESSAGES BETWEEN A LOW-ENERGY RADIO DEVICE AND MULTIPLE CENTRAL DEVICES	62/235,526		FOSSIL GROUP, INC.
METHODS AND APPARATUSES FOR SIMULATANEOUSLY EXCHANGING MESSAGES BETWEEN A LOW-ENERGY RADIO DEVICE AND MULTIPLE CENTRAL DEVICES	15/281,501		FOSSIL GROUP, INC.
SYSTEMS, DEVICES, AND METHODS OF MULTIPLEXED USE OF A CONDUCTIVE CASING	62/235,469		FOSSIL GROUP, INC.
SYSTEMS, DEVICES, AND METHODS OF MULTIPLEXED OF A CONDUCTIVE HOUSING	15/281,499		FOSSIL GROUP, INC.
SYSTEMS, DEVICES AND METHODS OF DETECTION OF USER INPUT	62/235,472		FOSSIL GROUP, INC.
SYSTEMS, DEVICES AND METHODS OF DETECTION OF USER INPUT	15/281,674		FOSSIL GROUP, INC.
FITNESS MONITOR	29/550,472		FOSSIL GROUP, INC.
FITNESS MONITOR	29/611,292		FOSSIL GROUP, INC.
IN-EAR HEADPHONES	29/550,537		FOSSIL GROUP, INC.
STATUS INDICATOR	29/597,577		FOSSIL GROUP, INC.
SYSTEMS, DEVICES AND METHODS FOR ELECTRICAL AND/OR ELECTRONIC INTERCONNECTION	62/516,763		FOSSIL GROUP, INC.
TIMEPIECE	29/166,543	D490,008	FOSSIL, INC.
COMBINED PHONE MODULE AND PHONE CARRIAGE	29/156,472	D494,556	FOSSIL, INC.

7

SCHEDULE 11.1

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

INDEBTEDNESS AND GUARANTY OBLIGATIONS

SCHEDULE 11.1

INDEBTEDNESS AND GUARANTY OBLIGATIONS

That certain Cash Pooling Agreement, dated as of November 20, 2007, among Fossil Group, Inc., the customers party thereto and Bank Mendes Gans N.V.  Fossil Group, Inc. guarantees the payment of the customers against their obligations to the bank arising in connection with their accounts.

Fossil Japan, Inc. entered into a 400 million Yen revolving credit facility agreement on November 25, 2009 with Mizuho Bank.  At January 9, 2018, there was no outstanding balance.

Amendment to Master Continuing Guarantee with Bank of America, N.A. dated on August 24, 2011, Fossil Macau, Fossil Hong Kong and Fossil Australia Pty Ltd. Fossil Group, Inc. as guarantor for store leases.

Fossil Group Europe, GmbH is a guarantor up to CHF 4,000,000 to secure a credit facility between Swiss Technology Components Ltd. and UBS AG.

Fossil France S.A. entered into a capital lease agreement with Alsabail for rental property.  The capitalized portion of the lease as of December 30, 2017 was $4,605,057.

Fossil Accessories South Africa Pty. Ltd. entered into a daily overdraft facility with First National Bank.  The outstanding balance as of December 31, 2017 was ZAR 11,707,816.

SCHEDULE 11.2

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

EXISTING LIENS

SCHEDULE 11.2

EXISTING LIENS

UCC-1 Financing Statement File No. 13-0040171572 filed on December 27, 2013, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 14-0003338385 filed on January 31, 2014, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 14-0027615228 filed on August 28, 2014, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 14-0032515586 filed on October 10, 2014, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 150011006862 filed on April 13, 2015, in favor of Wells Fargo Financial Leasing, Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 14-20152767290 filed on June 26, 2015, in favor of Winthrop Resources Corporation, as Secured Party, and Fossil Group, Inc., as Debtor, as filed with the Delaware Secretary of State.

UCC-1 Financing Statement File No. 20152796190 filed on June 29, 2015, in favor of Winthrop Resources Corporation, as Secured Party, and Fossil Group, Inc., as Debtor, as filed with the Delaware Secretary of State.

UCC-1 Financing Statement File No. 150038906294 filed on December 10, 2015, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 160024467444 filed on July 26, 2016, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 170016534653 filed on May 15, 2017, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 170027366022 filed on August 10, 2017, in favor of Datamax Inc., as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 170041537856 filed on December 12, 2017, in favor of IBM Credit LLC, as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

UCC-1 Financing Statement File No. 170042950149 filed on December 25, 2017, in favor of IBM Credit LLC, as Secured Party, and Fossil Partners, L.P., as Debtor, as filed with the Texas Secretary of State.

Deposit Account Agreement between Fossil Australia Pty Ltd and Bank of America NA (Australian Branch).

SCHEDULE 11.3

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

EXISTING LOANS, ADVANCES AND INVESTMENTS

SCHEDULE 11.3

EXISTING LOANS, ADVANCES AND INVESTMENTS

Under certain contractual circumstances, the 49% minority interest owner of Fossil Accessories South Africa has a put option for its interest and Fossil has a call option for the 49% interest, in each case, which are exercisable for a certain percentage each year during the term of the Credit Agreement.

SCHEDULE 11.7

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 29, 2018

by and among

FOSSIL GROUP, INC.,
as US Borrower,

FOSSIL GROUP EUROPE GMBH

and certain other Foreign Subsidiaries of US Borrower

from time to time parties hereto as Non-US Borrowers,

THE LENDERS REFERRED TO THEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender,

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

HSBC BANK USA, NATIONAL ASSOCIATION,

COMPASS BANK

and

FIFTH THIRD BANK,

as Documentation Agents

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TRANSACTIONS WITH AFFILIATES

SCHEDULE 11.7

TRANSACTIONS WITH AFFILIATES

Trading Partner A	Trading Partner B	Type of Agreement

Fossil Partners, LP	Servicios Fossil Mexico S	Distribution Agreement
Fossil Partners, LP	Fossil Stores, Inc.	Distribution Agreement
Fossil Partners, LP	Fossil Canada	Distribution Agreement
Fossil East Limited	Fossil Asia Pacific Ltd.	Distribution Agreement
Fossil East Limited	Fossil Group Europe GmbH	Distribution Agreement
Fossil East Limited	Fossil Partners LP	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Asia Holding Ltd	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Shanghai Limited	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil India Pvt. Ltd	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Hong Kong Limited	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Singapore, Ltd.	Distribution Agreement
Fossil Asia Pacific Ltd.	FSLA Pty. Limited	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Malaysia	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil Japan	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil (Korea) Limited	Distribution Agreement
Fossil Asia Pacific Ltd.	Fossil (Macau) Limited	Distribution Agreement
Fossil Group Europe GmbH	Fossil (Europe) Gmbh	Distribution Agreement
Fossil Group Europe GmbH	Fossil Denmark A-S	Distribution Agreement
Fossil Group Europe GmbH	Fossil Europe, B.V.	Distribution Agreement
Fossil Group Europe GmbH	Fossil Italia S.r.l.	Distribution Agreement
Fossil Group Europe GmbH	Fossil Stores S.r.l.	Distribution Agreement
Fossil Group Europe GmbH	Fossil (UK) Ltd.	Distribution Agreement
Fossil Group Europe GmbH	Fossil France SA	Distribution Agreement
Fossil Group Europe GmbH	Fossil Stores France SAS	Distribution Agreement
Fossil Group Europe GmbH	Fossil Switzerland GmbH	Distribution Agreement
Fossil Group Europe GmbH	Fossil, S.L.U. Spain	Distribution Agreement
Fossil Group Europe GmbH	Fossil Stores Belgium BVBA	Distribution Agreement
Fossil Group Europe GmbH	Fossil South Africa	Distribution Agreement

Fossil Europe, B.V.	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Belgium BVBA	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Austria, Gmbh	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Norway As	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Sweden Ab	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Denmark A-S	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement
Fossil Poland Sp. Z O.O.	Fossil (Europe) Gmbh	Commission/Advertising Coop Agreement

Fossil Partners, LP	Fossil Gibraltar Ltd	Cost Share Agreement
Fossil Group Inc.	Fossil Gibraltar Ltd	Cost Share Agreement
Fossil Group Inc.	Fossil Gibraltar Ltd	Platform Contribution

Fossil Vietnam LLC	Fossil Partners LP	R&D Services
FESCO GmbH	Fossil Partners LP	R&D Services

Fossil Asia Pacific Ltd.	Fossil Group Inc.	Royalty Recharge Agreement
Fossil Group Europe GmbH	Fossil Group Inc.	Royalty Recharge Agreement

Fossil Partners, LP	Fossil India Pvt. Ltd	License Agreement
Fossil Partners, LP	Fossil Group Europe GmbH	License Agreement
Fossil Partners, LP	Fossil Asia Pacific Ltd.	License Agreement
Montres Antima SA	Fossil Asia Pacific Ltd.	License Agreement
Montres Antima SA	Fossil Partners, LP	License Agreement
Montres Antima SA	Fossil Group Europe GmbH	License Agreement
Fossil Luxembourg, Sarl	Fossil Group Europe GmbH	License Agreement
Fossil Luxembourg, Sarl	Fossil Asia Pacific Ltd.	License Agreement

Fossil New Zealand Ltd	Fossil (Australia) Pty Ltd	Service Agreement
Latin America Services LT	Fossil Partners, LP	Service Agreement
Fossil Partners, LP	Fossil Mexico Sa De Cv	Service Agreement
Fossil Partners, LP	Fossil Group Europe GmbH	Service Agreement
Fossil Partners, LP	Fossil Canada	Service Agreement
Fossil Partners, LP	Fossil Stores, Inc.	Service Agreement
Fossil Partners, LP	Fossil Asia Pacific Ltd.	Service Agreement
Fossil Stores, Inc.	Fossil Asia Pacific Ltd.	Service Agreement
Fossil Stores, Inc.	Fossil Singapore, Ltd.	Service Agreement
Fossil Stores, Inc.	FSLA Pty. Limited	Service Agreement
Fossil Stores, Inc.	Fossil Malaysia	Service Agreement
Fossil Stores, Inc.	Fossil Japan	Service Agreement
Fossil Stores, Inc.	Fossil (Korea) Limited	Service Agreement
Fossil Stores, Inc.	Fossil (Macau) Limited	Service Agreement
Fossil Stores, Inc.	Fossil Group Europe GmbH	Service Agreement
Fossil Stores, Inc.	Fossil Canada	Service Agreement
FAST Europe SARL	Fossil Group Europe GmbH	Service Agreement
FESCO GmbH	Fossil Group Europe GmbH	Service Agreement
Fossil East Limited	Fossil Hong Kong Ltd	Service Agreement
Fossil East Limited	Fossil Asia Pacific Ltd.	Service Agreement
Fossil Hong Kong Limited	Fossil (Macau) Limited	Service Agreement
Fossil Asia Pacific Ltd.	Fossil Japan	Service Agreement
Fossil Asia Pacific Ltd.	Fossil (Macau) Limited	Service Agreement
Fossil Asia Pacific Ltd.	Fossil (Korea) Limited	Service Agreement

Fossil Asia Pacific Ltd.	Fossil Hong Kong Limited	Service Agreement
Fossil Singapore, Ltd.	Fossil Hong Kong Limited	Service Agreement
Fossil Singapore, Ltd.	Fossil Asia Pacific Ltd.	Service Agreement
Fossil Singapore, Ltd.	Fossil Australia Pty. Limited	Service Agreement
Fossil Industries Limited	Fossil Partners, LP	Service Agreement
Fossil Group Europe GmbH	Swiss Tech Production SA	Service Agreement
Fossil Group Europe GmbH	Montres Antima SA	Service Agreement
Fossil Group Europe GmbH	Fossil Italia S.r.l.	Service Agreement
Fossil Group Europe GmbH	Fossil France SA	Service Agreement
Fossil Group Europe GmbH	Fossil Switzerland GmbH	Service Agreement
Fossil Denmark A/S	Fossil Group Europe GmbH	Service Agreement
Fossil Europe BV	Fossil Belgium BVBA	Service Agreement